UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Discovery Communications, Inc.

(Name of registrant as specified in its charter)

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April 2, 2013

Dear Stockholders,

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on Tuesday, May 14, 2013 at our corporate headquarters at One Discovery Place, Silver Spring, Maryland 20910.

If you hold shares of Series A or Series B common stock or Series A convertible preferred stock, you will be asked to vote on a number of important matters, which are listed in the Notice of Annual Meeting of Stockholders (the “Notice”). The Board of Directors recommends a vote FOR the proposals listed as Items 1, 2 and 3 in the Notice.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented.

Thank you for your continued support and interest in our company and I look forward to seeing you at the Annual Meeting.

Sincerely,

John S. Hendricks

Executive Chairman of the Board

Discovery Communications, Inc.

DISCOVERY COMMUNICATIONS, INC.

a Delaware company

One Discovery Place

Silver Spring, Maryland 20910

(240) 662-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Discovery Communications Stockholders:

You are cordially invited to attend, and notice is hereby given of, the 2013 Annual Meeting of Stockholders of Discovery Communications, Inc. to be held at our offices at One Discovery Place, Silver Spring, Maryland, on Tuesday, May 14, 2013 at 10:00 a.m., local time, for the following purposes:

1. To elect six directors, three of whom will be elected by the holders of shares of our Series A common stock and Series B common stock voting together as a single class, and three of whom will be elected by the holders of shares of our Series A convertible preferred stock, voting separately as a class.

2. To vote upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

3. To approve the Discovery Communications, Inc. 2013 Stock Incentive Plan.

The stockholders will also act on any other business that may properly come before the Annual Meeting or any adjournments thereof.

The close of business on March 21, 2013 was the record date for determining the holders of shares of our Series A and Series B common stock and Series A convertible preferred stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at One Discovery Place, Silver Spring, Maryland.

By Order of the Board of Directors,

Stephanie D. Marks

Corporate Secretary

April 2, 2013

2013 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT

THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Q:    Who is soliciting my vote?

A:    The Discovery Communications, Inc. Board of Directors is soliciting your vote on proposals being submitted for consideration at our Annual Meeting of Stockholders to be held on May 14, 2013.

Q:    What is the Notice of Internet Availability of Proxy Materials?

A: In accordance with the SEC’s proxy delivery rules, we intend to commence distribution on or about April 2, 2013 of a notice (the “Notice of Internet Availability of Proxy Materials”) indicating that this Notice of 2013 Annual Meeting of Stockholders and Proxy Statement, our Annual Report to Stockholders and our Annual Report on Form 10-K/A will be made available at www.proxyvote.com. This website will also provide holders of our Series A and Series B common stock and Series A convertible preferred stock (“Series A preferred stock”) with instructions on how to vote their shares. The Notice of Internet Availability of Proxy Materials also indicates how to request printed copies of these materials, including, for holders of Series A and Series B common stock and Series A preferred stock, the proxy card or voting instruction card.

Q:    What matters will be voted on at the Annual Meeting?

A:    The principal business of the meeting will be the following matters:

•

the election of three Class II directors by the holders of our Series A common stock and Series B common stock, voting together as a single class, and the election of three preferred stock directors by the holders of our Series A preferred stock, voting separately as a class;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	the approval of the Discovery Communications, Inc. 2013 Stock Incentive Plan (the “2013 Stock Plan”).

We will also transact such other business as may properly be presented at the Annual Meeting or at any postponements or adjournments thereof. However, we are not aware of any other matters to be acted upon at the Annual Meeting.

Q:    Who is entitled to vote at the Annual Meeting?

A:    The close of business on March 21, 2013 was the record date for determining the holders of our Series A and Series B common stock and Series A preferred stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The Notice of Internet Availability of Proxy Materials received by the holders of our Series A and Series B common stock and Series A preferred stock will explain how they may vote their shares. Holders of our non-voting Series C common stock and Series C convertible preferred stock (“Series C preferred stock”) may access and receive this proxy statement and related materials but are not entitled to vote at the Annual Meeting or any adjournment thereof.

Q:    How many shares can vote at the Annual Meeting?

A:    As of March 21, 2013, we had outstanding 145,716,363 shares of Series A common stock, with each of those shares being entitled to one vote, 6,546,897 shares of Series B common stock, with each of those shares being entitled to 10 votes and 93,580,324 shares of Series C common stock, which are not entitled to vote. We also had outstanding 71,107,312 shares of Series A preferred stock, with each of those shares being entitled to one vote and 48,924,821 shares of Series C preferred stock, which are not entitled to vote.

Q:    How many shares must be present or represented at the Annual Meeting to conduct business at the meeting?

A:    With respect to Proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the total voting power of the outstanding shares of (a) the Series A common stock and Series B common stock, voting together as a single class, entitled to a separate vote on the election of three Class II directors at the Annual Meeting will constitute a quorum for purposes of this class vote and (b) the Series A preferred stock entitled to a separate class vote on three preferred stock directors at the Annual Meeting will constitute a quorum for purposes of this class vote. The presence, in person or by properly executed proxy, of the holders of a majority in voting power of the Series A common stock, Series B common stock and Series A preferred stock, with the preferred stock considered on an as-converted to common stock basis, voting together as a single class, will constitute a quorum for the combined class votes on Proposals 2 and 3.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.

Q:    What vote is required to elect directors?

A:    With respect to Proposal 1, three directors are to be elected by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three directors are to be elected by the holders of our Series A preferred stock, voting separately as a class. In each separate class vote, the directors will be elected if they receive a plurality of the votes cast by the holders of the outstanding shares of Series A common stock and Series B common stock, voting together, and the Series A preferred stock, as applicable, present in person or by proxy and entitled to vote.

•	If you submitted a proxy card on which you indicated that you abstain from voting, it will have no effect on the election of directors; and

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the election of directors.

Q:    What vote is required to ratify the appointment of the independent registered public accounting firm?

A:    The affirmative vote of a majority of the votes cast by the holders of the outstanding Series A common stock, Series B common stock and Series A preferred stock, voting as a single class, present in person or by proxy and entitled to vote, is required to ratify Proposal 2.

•

If you submit a proxy card on which you indicate that you abstain from voting, your abstention will not count as a vote “FOR” or “AGAINST” this proposal and will have no effect on the outcome of the ratification of the appointment of the independent registered public accounting firm; and

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the ratification proposal.

Q:    What vote is required to approve the 2013 Stock Plan?

A:    The affirmative vote of a majority of the votes cast by the holders of the outstanding Series A common stock, Series B common stock and Series A preferred stock, voting as a single class, present in person or by proxy and entitled to vote, and the affirmative vote of a majority of the votes cast by the holders of the outstanding Series A preferred stock, voting separately, is required to approve Proposal 3.

•

If you submit a proxy card on which you indicate that you abstain from voting, your abstention will not count as a vote “FOR” or “AGAINST” this proposal and will have no effect on the outcome of the approval of the 2013 Stock Plan; and

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the 2013 Stock Plan proposal.

Q:    How can I vote my shares at the Annual Meeting?

A:    If you are a holder of Series A or Series B common stock or Series A preferred stock as of the record date, telephone and Internet voting is available 24 hours a day through 11:59 p.m. (Eastern Time) on May 13, 2013. If you are located in the United States or Canada and are a stockholder of record, you can vote your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also vote your shares by Internet at www.proxyvote.com.

Both the telephone and Internet voting systems have easy to follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you are voting your shares by telephone or Internet, you should have on hand when you call or access the website, as applicable, the Notice of Internet Availability of Proxy Materials, the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you vote by telephone or Internet, you do not need to return your proxy card to us.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

Properly completed proxies will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” Proposals 1, 2 and 3.

While we encourage holders of Series A and Series B common stock and Series A preferred stock to vote by proxy, you also have the option of voting your shares of Series A and Series B common stock and Series A preferred stock in person at the Annual Meeting. If your shares of Series A or Series B common stock or Series A preferred stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to such shares of stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Series A or Series B common stock or Series A preferred stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Series A or Series B common stock or Series A preferred stock.

Q:    If my Discovery shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote my shares on each of the annual business proposals?

A: If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares may, in the discretion of the broker, bank or other nominee, be voted on the ratification proposal. If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will NOT be voted on the election of directors proposal or the 2013 Stock Plan proposal.

Q:    May I change or revoke my vote after returning a proxy card or voting by telephone or over the Internet?

A:    Yes. Before your proxy is voted at the Annual Meeting, you may change or revoke your vote on the proposals by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the Annual Meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to: Discovery Communications, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Any signed proxy revocation or new signed proxy must be received before the start of the Annual Meeting. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee whom you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:    How do I obtain admission to the Annual Meeting?

A:    Stockholders of record on the record date will be admitted to the Annual Meeting with photo identification and proof of stock ownership, such as the Notice of Internet Availability of Proxy Materials. If you hold Discovery stock in street name, you must bring a copy of an account statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the Annual Meeting.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:    We will pay the cost of solicitation of proxies, including the preparation, website posting, printing and delivery of the Notice of Internet Availability of Proxy Materials, proxy statement and related materials. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to beneficial owners.

CORPORATE GOVERNANCE

The corporate governance practices of Discovery Communications, Inc. (“us,” “we,” the “Company” or “Discovery”) are established and monitored by our Board of Directors. The Board regularly assesses Discovery’s governance policies in light of legal requirements and governance best practices.

Corporate Governance Guidelines

Discovery’s corporate governance practices are embodied in a formal document that has been approved by our Board of Directors. These corporate governance guidelines (the “Guidelines”) are posted on our website at www.discoverycommunications.com. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the Board’s responsibility is to oversee the management of Discovery and to help ensure that the interests of the stockholders are served;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet at least twice a year in executive session;

•	directors have unimpeded access to senior management and, as necessary and appropriate, independent advisors;

•	all directors are encouraged to participate in continuing director education on an ongoing basis; and

•	the Board and its committees will conduct self-evaluations to determine whether they are functioning effectively.

The Board periodically reviews the Guidelines and most recently updated them in March 2012. Printed copies of our Guidelines are available to any stockholder upon request to the Corporate Secretary, at the address specified below under “—Stockholder Communication with Directors.”

Director Independence

It is our policy that a majority of the members of our Board of Directors be independent. For a director to be deemed independent, a director must be independent as determined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules and, in the Board of Directors’ judgment, the director must not have a relationship with Discovery that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Discovery’s Board of Directors has determined that S. Decker Anstrom, Robert R. Beck, Robert R. Bennett, Paul A. Gould, John C. Malone, Robert J. Miron, Steven A. Miron, M. LaVoy Robison and J. David Wargo are independent directors.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. Discovery’s Board of Directors has determined that S. Decker Anstrom, M. LaVoy Robison and J. David Wargo are independent for purposes of Rule 10A-3.

Board Leadership Structure

Discovery separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting Discovery’s strategic direction, providing leadership and driving the performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. As executed through the creative vision and innovative spirit of John Hendricks, our Executive Chairman, and the dynamic leadership of David Zaslav, our CEO, we feel that this structure is appropriate for Discovery.

Code of Ethics

We have a Code of Ethics (the “Code”) that is applicable to all of our directors, officers and employees. The Board approved the original Code in September 2008 and adopted a revised Code on April 25, 2012. The Code is available, and any amendments or waivers that would be required to be disclosed are posted, on our website at www.discoverycommunications.com. Printed copies of the Code are also available upon request to the Corporate Secretary at the address specified below, under “—Stockholder Communication with Directors.”

Committees of the Board of Directors

Audit Committee

The Board of Directors has established an Audit Committee, whose members are Messrs. Robison (Chair), Anstrom and Wargo. The Board of Directors has determined that M. LaVoy Robison is an “Audit Committee Financial Expert” as defined under SEC rules. The Audit Committee reviews and monitors the corporate financial reporting and the internal and external audits of Discovery. The committee’s functions include, among other things:

•	appointing or replacing our independent registered public accounting firm;

•	reviewing and approving in advance the scope of, and fees for, our annual audit and reviewing the results of our audits with our independent registered public accounting firm;

•	reviewing and approving in advance the scope of, and the fees for, non-audit services of our independent registered public accounting firm;

•

reviewing our audited financial statements with our management and independent registered public accounting firm and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

•

overseeing the performance of services by our independent registered public accounting firm, including holding quarterly meetings to review the quarterly reports of our independent registered public accounting firm; discussing with our independent registered public accounting firm issues regarding the ability of our independent registered public accounting firm to perform such services; obtaining, annually, a letter from our independent registered public accounting firm addressing internal control; reviewing with our independent registered public accounting firm any audit-related problems or difficulties and the response of our management; and addressing other general oversight issues;

•	reviewing compliance with, and the adequacy of, our existing major accounting and financial reporting policies;

•

overseeing the implementation and maintenance of an internal audit function; periodically reviewing the results and findings of the internal audit function and coordinating with management to ensure that the issues associated with such results and findings are addressed;

•	reviewing and overseeing compliance with, and establishing procedures for, the treatment of alleged violations of the Code; and

•	preparing the audit committee report required by SEC rules, which is included on page 20 of this proxy statement.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.discoverycommunications.com.

Compensation Committee

The Board of Directors has established a Compensation Committee, whose members are Messrs. R. Miron (Chair), Beck and Gould. The committee’s functions include, among other things:

•	reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;

•	evaluating our CEO;

•	determining our CEO’s compensation;

•	reviewing and approving the compensation of our other executive officers and certain other executives;

•	reviewing and making recommendations on stock compensation arrangements for all employees;

•	reviewing and making recommendations to the Board for compensation for non-employee directors for their service on the Board and its committees;

•	overseeing the structure of employee benefit programs and other compensation programs;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 32 of this proxy statement; and

•	preparing the compensation committee report required by SEC rules, which is included on page 31 of this proxy statement.

The Compensation Committee reviews all forms of compensation provided to our executive officers and has approved the same, with the exception of some equity awards and awards under the Discovery Communications, Inc. 2005 Incentive Plan (the “2005 Stock Plan”), which were historically approved by the Equity Compensation Subcommittee (the “Subcommittee”), as discussed below.

In 2008, because Mr. R. Miron’s son-in-law was one of our employees, Mr. R. Miron could not be deemed a “non-employee director” under the SEC’s rules, which provide certain exemptions from Section 16 of the Exchange Act for equity awards approved by a committee composed entirely of non-employee directors. In order to have the equity-based compensation paid to our executive officers approved by a committee composed entirely of non-employee directors, the Compensation Committee established the Subcommittee. The Subcommittee was established for the purpose of administering equity and equity-related awards and its members were Messrs. Gould (Chair) and Beck.

In April 2010, Mr. R. Miron’s son-in-law departed Discovery and as a result, as of May 2012, Mr. R. Miron could be considered a “non-employee director” under the SEC’s rules. Accordingly, on June 26, 2012, the Board approved the elimination of the Subcommittee and from thenceforth, all activities carried out by the Subcommittee have been performed by the Compensation Committee.

The Board of Directors has adopted a written charter for the Compensation Committee, which is available on Discovery’s website at www.discoverycommunications.com.

The processes and procedures followed by our Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described below in “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

No member of Discovery’s Compensation Committee is a current or former officer or, during 2012 was an employee, of Discovery or any of its subsidiaries. None of Discovery’s executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the Compensation Committee.

Nominating and Corporate Governance Committee

The Discovery Board of Directors has established a Nominating and Corporate Governance Committee, whose members are Messrs. Wargo (Chair), Gould, S. Miron and Robison. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Guidelines. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our Guidelines specify that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

The Nominating and Corporate Governance Committee’s primary functions are:

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to oversee corporate governance matters generally, including reviewing and recommending changes in our Guidelines, and the independence standards and qualifications for Board membership set forth in the Guidelines;

•	to oversee the annual evaluation of the performance of the Board and each of its other committees;

•	to identify individuals qualified to be members of the Board and to recommend Board nominees;

•	to review and make recommendations concerning the independence of Board members;

•	to review and approve related person transactions;

•	to review the membership qualifications of Board members under the Guidelines; and

•	to review and make recommendations concerning membership on Board committees and on committee structure and responsibilities.

Discovery’s Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on Discovery’s website at www.discoverycommunications.com.

Executive Committee

The primary function of the Executive Committee is to exercise powers of the Board on matters of an urgent nature that arise between regularly scheduled Board meetings, subject to certain limitations. For example, the Executive Committee may not exercise the Board’s powers to approve matters that must be submitted to the stockholders for their approval, appoint directors or officers, amend our Certificate of Incorporation or Bylaws or approve offerings of our capital stock. The members of the Executive Committee are Messrs. Hendricks (Chair), Bennett, Malone, R. Miron and Zaslav.

Other Committees

The Board, by resolution, may from time to time establish certain other committees of the Board, consisting of one or more of the directors of Discovery. Any committee so established will have the powers delegated to it by resolution of the Board, subject to applicable law.

Board Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of Discovery’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements. The Audit Committee oversees management of financial reporting risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and management presentations to the full Board about such risks.

Board Meetings

During 2012, there were 11 meetings of Discovery’s Board of Directors, 13 meetings of Discovery’s Compensation Committee, six meetings of Discovery’s Equity Compensation Subcommittee, six meetings of Discovery’s Audit Committee, four meetings of Discovery’s Nominating and Corporate Governance Committee and no meetings of Discovery’s Executive Committee.

Director Attendance at Board and Annual Meetings

Each director of Discovery attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he served. Discovery’s Board of Directors encourages all members of the Board to attend each annual meeting of the Company’s stockholders. Five directors attended Discovery’s last annual meeting in May 2012, in person or by teleconference.

Director Nomination Process

Under its charter, the Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of nominees to be proposed for election by the Series A and Series B common stockholders at our annual meeting and for reviewing proposals for nominations from stockholders that are submitted in accordance with the procedures summarized below.

The Nominating and Corporate Governance Committee has the authority to employ a variety of methods for identifying and evaluating potential Board nominees. Candidates for vacancies on the Board may come to the attention of the committee through several different means, including recommendations from Board members, senior management, professional search firms, stockholder nominations and other sources.

The Nominating and Corporate Governance Committee considers all nominations submitted by stockholders that meet the eligibility requirements outlined in our Bylaws. As required by our Bylaws, stockholder nominations of candidates for election as directors must be submitted in writing to the Corporate Secretary, Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, no later than the close of business on the 60th day nor earlier than the 90th day prior to the anniversary of the preceding year’s annual meeting. The deadline for stockholder nominations of candidates for election as directors was March 16, 2013. We have not received any stockholder nominations of candidates for election as directors for the Annual Meeting. For information on what must be included in the written notice to nominate a candidate for election at the next annual meeting of stockholders, see “Stockholder Proposals” below.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Guidelines. Under these criteria, a candidate:

•	should have a reputation for integrity, honesty and adherence to high ethical standards;

•

should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

•

should have an understanding of the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and should act in the interests of all stockholders; and

•

shall not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

The Guidelines also provide that directors shall be selected on the basis of talent and experience and that diversity of background, including diversity of gender, race, ethnic or geographic origin, age, and experience in business, government and education and in media, entertainment and other areas relevant to the Company’s activities are factors in the selection process.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. In selecting candidates for election to the Board, the Board also considers a director’s independence. These independence standards incorporate the independence standards set forth in the Corporate Governance Rules of Nasdaq. Stockholder nominees for election to the Board will be evaluated by the Nominating and Corporate Governance Committee based on the criteria specified above and using the same process as a nominee recommended by the Board or management.

Stockholder Communication with Directors

Discovery’s stockholders may send communications to Discovery’s Board of Directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910. All communications from stockholders will be forwarded to Discovery’s directors on a timely basis.

BOARD COMPENSATION

The Compensation Committee reviews compensation for our non-employee directors. The components of our non-employee director compensation are cash fees and equity awards. The Board believes that appropriate compensation levels help attract and retain superior candidates for Board service and that director compensation should be weighted toward equity-based compensation to enhance alignment with the interests of our stockholders.

We do not have any pension or retirement plans for our non-employee directors. Employee directors do not receive any compensation for their Board service.

The following tables show the cash and equity compensation levels that were in effect until May 14, 2012. The compensation levels shown in the second table have been in effect since May 15, 2012.

Discovery Non-Employee Director Compensation Levels, January 1 to May 14, 2012

Board Service
Cash Compensation
Annual Retainer	$80,000
Initial and Annual Equity Compensation
Restricted Stock Units	$57,500
Stock Options	$57,500

Committee Service Annual Retainers (cash)
Audit and Compensation Committees	$20,000
Nominating and Corporate Governance Committee	$10,000
Equity Compensation Subcommittee	$7,500
Audit and Compensation Committee Chairs	$30,000
Nominating and Corporate Governance Committee Chair	$15,000
Equity Compensation Subcommittee Chair	$11,250

On June 26, 2012, the Board approved changes to our non-employee director compensation arrangements to reflect the elimination of the Subcommittee. These changes include the removal of the Subcommittee service and chair annual retainers and an increase to the Compensation Committee annual service retainers to account for the additional responsibilities added to the roles of our Compensation Committee members. The new arrangements, shown in the table below, were effective as of May 15, 2012.

Discovery Non-Employee Director Compensation Levels, Effective as of May 15, 2012

Board Service
Cash Compensation
Annual Retainer	$80,000
Initial and Annual Equity Compensation
Restricted Stock Units	$57,500
Stock Options	$57,500

Committee Service Annual Retainers (cash)
Audit Committee	$20,000
Compensation Committee	$27,500
Nominating and Corporate Governance Committee	$10,000
Audit Committee Chair	$30,000
Compensation Committee Chair	$37,500
Nominating and Corporate Governance Committee Chair	$15,000

Cash Compensation. Cash compensation for non-employee directors consists solely of the annual retainers described above. Annual retainers are paid in quarterly installments. For the purpose of calculating these retainers and fees, the annual period commences with the election of directors at the annual meeting. The retainer paid to non-employee directors who are elected or appointed after the most recent annual stockholders’ meeting is prorated based on the quarter in which they join the Board.

Equity Compensation. Non-employee directors receive stock-based compensation under our 2005 Non-Employee Director Incentive Plan (the “Directors’ Plan”). The Board determined for 2012 that the equity awards to directors should consist equally of stock options and restricted stock units (“RSUs”) of Series A common stock. Annual equity grants are made on the date of the annual meeting. Equity awards for directors who are elected or appointed after the most recent annual stockholders’ meeting are prorated based on when they join the Board. The exercise price of options granted to our non-employee directors is equal to the fair market value of a share of our Series A common stock on the date of the grant. The number of Series A common stock options is calculated by dividing the dollar amount of the award by the Black-Scholes value of options for our Series A common stock on the day before the grant date. This may result in the Black-Scholes value of the grant being slightly different from the target value of the grants. The number of RSUs is calculated by dividing the dollar amount of the award by the fair market value of our Series A common stock on the grant date. Both stock options and RSUs will vest 100% on the one year anniversary of the grant date assuming continued service to such date. Neither the RSUs nor the stock options granted to our directors include the right to receive dividends.

Board of Directors Stock Ownership Policy. In January 2013, the Board adopted a director stock ownership policy that requires each director to hold a specified amount of our stock, calculated as a multiple of three times the director’s then-current annual retainer for Board service, exclusive of any additional retainer with respect to committee service. Each director is expected to reach the stock holding target within five years from May 15, 2013, the effective date the guidelines were adopted. The Board determined that any shares of our stock beneficially owned by the director, as well as unvested awards of RSUs, would be counted for purposes of meeting the stock holding target. Once a director meets the target, the director is expected to maintain holdings at the target for as long as he or she remains a Board member. The Board may take any appropriate action to support the intent of the guidelines, including requiring a director to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.

Deferred Compensation. Discovery has a deferred compensation program that allows non-employee directors to defer the settlement of their RSU grants until their departure from our Board. If a director elects to defer settlement of his RSU grant, he must make his irrevocable election before the end of the year prior to the year in which the grant is made, and must do so for the entire amount of his grant. For example, for the grants made in May 2012, directors made their deferral elections before the end of 2011. Directors do not receive dividends on deferred RSUs. Messrs. Beck, Gould, Kramer, R. Miron, Robison and Wargo elected to defer the settlement of their RSU grants made in 2012.

Expense Reimbursement. Non-employee directors are reimbursed for out-of-pocket costs for attending each meeting of the Board or any Board committee of which they are a member, including airfare, whether commercial aircraft or private planes.

Director Education. Under the Guidelines, Discovery encourages the participation of all directors in continuing education programs, at Discovery’s expense, that are relevant to the business and affairs of Discovery and the fulfillment of the directors’ responsibilities as members of the Board and any of its committees.

Charitable Contribution Matching Program. Discovery provides a charitable contribution matching program through which we match contributions made by our non-employee directors to eligible charitable organizations up to a maximum of $20,000 for each director within a given fiscal year. The program is designed to match contributions to educational, arts and cultural institutions that have been approved by the Internal Revenue Service as tax-exempt institutions to which contributions are deductible for federal income tax purposes. Certain types of contributions and institutions would not be eligible for matching, such as tuition payments, contributions made to family foundations or other charitable foundations or organizations that are affiliated with a non-employee director, or membership or alumni association dues. In order to be matched, the contribution must be tax-deductible by Discovery Communications, Inc. Matching contributions under this program are included in the following 2012 Non-Employee Director Summary Compensation Table under the “All Other Compensation” column.

The following table summarizes the 2012 compensation provided to all persons who served as non-employee directors during 2012.

2012 Non-Employee Director Summary Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
S.D. Anstrom(3)	8,334	28,787	28,585	0	65,706
R. Beck	107,500	57,540	57,745	9,000	231,785
R. Bennett	80,000	57,540	57,745	0	195,285
P. Gould	119,375	57,540	57,745	20,000	254,660
L. Kramer(4)	55,000	57,540	57,745	20,000	190,285
J. Malone	80,000	57,540	57,745	0	195,285
R. Miron	113,750	57,540	57,745	0	229,035
S. Miron	90,000	57,540	57,745	17,500	222,785
M. L. Robison	120,000	57,540	57,745	0	235,285
J. D. Wargo	115,000	57,540	57,745	0	230,285

(1)	The aggregate grant date fair value of the RSU awards made to all non-employee directors in 2012 was $546,643, as calculated in accordance with FASB ASC Topic 718 and the grant date fair value of the stock option awards made to all non-employee directors in 2012 as calculated in accordance with FASB ASC Topic 718 was $548,293. At December 31, 2012, the following directors held stock options and RSUs, which include options granted for service as an officer or director of Discovery Holding Company, our predecessor entity:

Name	Series A Common Stock Options	Series C Common Stock Options	Unvested and Deferred RSUs
S.D. Anstrom	1,963	0	468
R. Beck	20,808	0	4,444
R. Bennett	82,215	61,407	1,132
P. Gould	34,156	13,348	4,444
L. Kramer	6,959	0	0
J. Malone	20,808	0	3,132
R. Miron	20,808	0	5,509
S. Miron	20,808	0	3,132
M. L. Robison	34,817	14,009	5,509
J. D. Wargo	32,834	12,026	3,509

(2)	The amounts for Messrs. Beck, Gould, Kramer and S. Miron reflect matching charitable contributions made by Discovery on behalf of each of these directors.

(3)	These amounts have been prorated based on Mr. Anstrom’s December 3, 2012 appointment to our Board.

(4)	The amount of fees reflects partial year compensation due to Mr. Kramer’s resignation from our Board effective June 1, 2012.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

Our Board of Directors consists of eight common stock directors, divided among three classes, and three preferred stock directors. Our Class I directors, who were reelected at the 2012 annual meeting for a term that will expire in 2015, are Robert R. Beck and J. David Wargo. Our Class II directors, whose terms will expire at the Annual Meeting and who are being nominated for reelection for a term that will expire in 2016, are Paul A. Gould, John S. Hendricks and M. LaVoy Robison. Our Class III directors, who were reelected at the 2011 annual meeting for a term that will expire in 2014, are Robert R. Bennett, John C. Malone and David M. Zaslav. At each annual meeting, the successors of that class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of Discovery stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified. Our Bylaws provide that the number of directors will be reduced by one upon the resignation, removal or disqualification of John Hendricks from our Board of Directors.

Our Board of Directors also includes three preferred stock directors, S. Decker Anstrom, Robert J. Miron and Steven A. Miron, whose terms will expire at the Annual Meeting. Mr. Anstrom was appointed to the Board by the holder of all of the outstanding shares of our Series A preferred stock, by its written consent, on December 3, 2012, filling the vacancy left by the resignation of preferred stock director Lawrence Kramer which was effective June 1, 2012. At each annual meeting of stockholders, the successors of the preferred stock directors will be elected to hold office for a term expiring at the following annual meeting of stockholders. The preferred stock directors will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Six directors will be elected at the meeting. Three of the directors will be voted upon and elected by the holders of shares of our Series A common stock and Series B common stock, voting together as a class. The remaining three directors will be voted upon and elected by the holders of shares of our Series A preferred stock voting separately as a class.

Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy “FOR” the election as directors of the persons named in this proxy statement as nominees. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

The following tables present information, including age, term of office and business experience, for each person nominated for election as a Discovery director and for those directors whose terms of office will continue after the Annual Meeting. Each member of our Board of Directors and each director nominee possesses skills and experience which make them an important component of the Board as a whole. While consideration of the information presented below regarding each director and director nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Discovery and our Board.

The Discovery Board of Directors recommends a vote “FOR” the election of the nominated directors.

Director Nominees for Election by Holders of Shares of Series A Common Stock and Series B Common Stock as Class II Directors with Terms Expiring in 2016

Paul A. Gould Born September 27, 1945

A common stock director of Discovery since September 2008. Mr. Gould served as a director of Discovery Holding Company (“DHC”), our predecessor company, from May 2005 to September 2008. Mr. Gould has served at Allen & Company Incorporated, an investment banking services company, since 1972, including as a Managing Director and Executive Vice President for more than the last five years. Mr. Gould has served as a financial advisor to many Fortune 500 corporations and advised on a number of large media company acquisitions. Mr. Gould is a director of Ampco-Pittsburgh Corporation and Liberty Global, Inc. (“Liberty Global”). In 2010 Mr. Gould resigned as director of DIRECTV and declined to stand for reelection as director of Liberty Media, Inc. (“Liberty Media”), now Liberty Interactive Corporation (“Liberty Interactive”).

Mr. Gould brings to our Board a wealth of experience in matters relating to public company finance. Mr. Gould’s knowledge of our Company and our industry, combined with his expertise in finance, makes him an important part of our Board.

John S. Hendricks Born March 29, 1952

A common stock director of Discovery since September 2008. Mr. Hendricks is the Executive Chairman and has served as Chairman of Discovery since September 1982. Mr. Hendricks’ title was changed from Founder and Chairman to Executive Chairman in March 2013 in recognition of the ongoing contributions he makes to Discovery. Mr. Hendricks served as Chief Executive Officer of Discovery from September 1982 to June 2004; and Interim Chief Executive Officer of Discovery from December 2006 to January 2007.

As our Executive Chairman and the founder of our Company, Mr. Hendricks has guided Discovery since our formation and brings a unique perspective to discussions of our business.

M. LaVoy Robison Born September 6, 1935

A common stock director of Discovery since September 2008. Mr. Robison served as a director of DHC from May 2005 to September 2008. Mr. Robison has been on the board of The Anschutz Foundation, a private foundation, since January 1998, and was their executive director from 1998 to November 2010. Mr. Robison was a director of Liberty Media and following Liberty Media’s restructuring, is now a director of Liberty Interactive.

Mr. Robison has extensive knowledge of corporate accounting and audit procedure gained through over 35 years of service with the firm of Peat Marwick Mitchell (now KPMG), including over 25 years as a partner and several years as one of the firm’s SEC reviewing partners. Mr. Robison’s wealth of experience in corporate finance and financial accounting is an important resource for our Board.

Director Nominees for Election by Holders of Series A Preferred Stock

S. Decker Anstrom Born August 2, 1950

A preferred stock director of Discovery since December 2012. Mr. Anstrom has served as President of Landmark Communications and Chairman of The Weather Channel companies from 2002 until his retirement in 2008. From 2001 to September 2011, he served as a member of the Board of Directors and also served as a chair of the Governance Committee of Comcast Corporation.

Through his experience as a cable television executive, Mr. Anstrom has developed a deep understanding of this industry. Mr. Anstrom’s expertise in the cable television industry makes him a valued presence on our Board.

Robert J. Miron Born July 7, 1937

A preferred stock director of Discovery since September 2008. Mr. Miron served as Chairman of Advance/Newhouse Communications and Bright House Networks, LLC (“Bright House”) from July 2002, retiring in December 2010. Mr. Miron served as Chief Executive Officer of Advance/Newhouse Communications and Bright House from July 2002 to May 2008.

Mr. Miron has extensive knowledge of the cable television industry, as evidenced by his professional background. Our Board is benefitted by Mr. Miron’s long experience in management roles within our industry.

Steven A. Miron Born April 24, 1966

A preferred stock director of Discovery since September 2008. Mr. Miron has served as Chief Executive Officer of Advance/Newhouse Communications and Bright House since May 2008. He also served as President of Advance/Newhouse Communications and Bright House from July 2002 to May 2008.

Through his experience as a cable television executive, Mr. Miron has developed a deep understanding of this industry. Mr. Miron’s expertise in the cable television industry makes him a valued presence on our Board.

Common Stock Directors:

Class I Directors with Terms Expiring in 2015

Robert R. Beck Born July 2, 1940

A common stock director of Discovery since September 2008. Since 2001, Mr. Beck has served as an independent consultant, advising on complex financial and business matters. Prior to 2001, Mr. Beck served as a Managing Director of Putnam Investments.

Mr. Beck applies his expertise in the financial markets to the Board’s deliberations. Mr. Beck’s expertise in corporate finance is of great value to our Board.

J. David Wargo Born October 1, 1953	A common stock director of Discovery since September 2008. Mr. Wargo served as a director of DHC from May 2005 to September 2008. Mr. Wargo has served as President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since January 1993. Mr. Wargo is a director of Strayer Education, Inc. and Liberty Global. Mr. Wargo served on the board of Fun Technologies, Inc. from 2007 to 2008.

Having an extensive career in public company finance, Mr. Wargo brings to the Board significant business development and financial experience related to the business and financial issues facing large corporations. Mr. Wargo’s expertise in public company finance is the result of over 30 years as a securities analyst.

Class III Directors with Terms Expiring in 2014

Robert R. Bennett Born April 19, 1958

A common stock director of Discovery since September 2008. Mr. Bennett served as President of DHC from March 2005 to September 2008 and a director of DHC from May 2005 until September 2008. Mr. Bennett has almost twenty years of executive management experience in the cable television industry, including various executive positions with Liberty Media since its inception in 1990. Mr. Bennett is a director of Liberty Media, Sprint Nextel Corporation and Demand Media, Inc.

Mr. Bennett brings both industry knowledge and financial acumen to his role as a member of our Board of Directors. Mr. Bennett has served on the board of directors of multiple public and private companies over the past decade, which, combined with his considerable involvement with media companies, contributes to the knowledge base and oversight of our Board.

John C. Malone Born March 7, 1941

A common stock director of Discovery since September 2008. Mr. Malone served as Chief Executive Officer and Chairman of the Board of DHC from March 2005 to September 2008 and a director of DHC from May 2005 to September 2008. Over the last 40 years, Mr. Malone has played a central role in the cable television industry. Mr. Malone has served as Chairman of the Board and a director of Liberty Media since 1990. Mr. Malone is Chairman of the Boards of Liberty Global, Liberty Media, and Liberty Interactive, and a director of Ascent Capital Group, Inc., Expedia, Inc., and Sirius XM Radio Inc. Mr. Malone resigned from the boards of DIRECTV and IAC/InterActiveCorp in June 2010 and Live Nation Entertainment, Inc. in February 2011.

Mr. Malone has played a pivotal role in the cable television industry since its inception and is considered one of the preeminent figures in the media and telecommunications industry. Mr. Malone is well known for his sophisticated problem solving and risk assessment skills. His breadth of industry knowledge and unique perspective on our business make him an invaluable member of our Board.

David M. Zaslav Born January 15, 1960

President, Chief Executive Officer and a common stock director of Discovery since September 2008. Mr. Zaslav has served as President and Chief Executive Officer of Discovery since January 2007. Mr. Zaslav is a member of the board of Univision Communications and was a member of the board of TiVo Inc. until he declined to stand for reelection in 2010.

As CEO, Mr. Zaslav sets our goals and strategies. His ability as director to add his views to the Board’s deliberations is of significant benefit to the Board.

Except for Steven A. Miron being the son of Robert J. Miron, there is no family relationship among any of Discovery’s executive officers or directors, by blood, marriage or adoption.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

As provided in its charter, the Audit Committee appoints our independent registered public accounting firm, reviews the scope of the annual audit and pre-approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of PwC and has appointed them as our independent registered public accounting firm for fiscal 2013. You are requested to ratify the Audit Committee’s appointment of PwC. Representatives of PwC will be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders present at the meeting. Unless stockholders specify otherwise in their proxy, proxies solicited by the Board will be voted by the proxy holders at the Annual Meeting to ratify the appointment of PwC as our independent registered public accounting firm for fiscal 2013. A majority of the votes cast at the Annual Meeting on this proposal is required for ratification.

Even if the selection of PwC is ratified, the Audit Committee of Discovery’s Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if Discovery’s Audit Committee determines that a change would be in the best interests of Discovery and its stockholders. In the event Discovery stockholders fail to ratify the appointment of PwC, the Audit Committee will take this into consideration regarding the selection of another independent registered public accounting firm for the year ending December 31, 2013.

The Discovery Board of Directors recommends a vote “FOR” the appointment of the selection of PwC as Discovery’s independent registered public accounting firm for the year ending December 31, 2013.

Description of Fees

	2012	2011
Audit fees(1)	$3,524,690	$3,509,075
Audit-Related fees(2)	992,040	171,023
Tax fees(3)	1,476,919	1,274,718
Other fees(4)	53,200	34,850

Total fees	$6,046,849	$4,989,666

(1)	Audit fees include fees for the audit of the consolidated financial statements of Discovery and statutory audits for certain of Discovery’s foreign subsidiaries, as well as fees for services provided in connection with securities offerings.

(2)	Audit-related fees include due diligence related to mergers and acquisitions, attest services not required by statute or regulation, and consultations regarding financial accounting standards.

(3)	Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions. Tax compliance services relate to preparation of tax returns and claims for refunds. Tax consultation services relate to tax planning, as well as assistance with tax audits and tax advice related to acquisitions and structure.

(4)	Other fees consist of advisory support provided in connection with establishing Discovery’s employee stock purchase plan and complying with certain regulatory requirements in foreign jurisdictions.

Discovery’s Audit Committee has considered whether the provision of services by PwC to Discovery other than auditing is compatible with PwC maintaining its independence and believes that the provision of such other services is compatible with PwC maintaining its independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Discovery’s Audit Committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by Discovery’s independent registered public accounting firm. Pursuant to this policy, Discovery’s Audit Committee has approved the engagement of Discovery’s independent registered public accounting firm to provide the following services (all of which are collectively referred to as “pre-approved services”):

•

audit services as specified in the policy, including (i) financial audits of Discovery and its subsidiaries and (ii) services associated with Discovery’s periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents);

•

audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of Discovery’s consolidated financial statements; (v) closing balance sheet audits related to dispositions; and (vi) consultations with management as to accounting or reporting of transactions; and

•

tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is expected to result in fees in excess of $50,000 requires the specific pre-approval of Discovery’s Audit Committee. In addition, any engagement of Discovery’s independent registered public accounting firm for services other than the pre-approved services requires the specific approval of Discovery’s Audit Committee. Discovery’s Audit Committee has delegated the authority for the foregoing approvals to the chairman of the Audit Committee, subject to his subsequent disclosure to the entire Audit Committee of the granting of any such approval. All audit and non-audit services provided by PwC in 2012 were approved by the Audit Committee.

Discovery’s pre-approval policy prohibits the engagement of Discovery’s independent registered public accounting firm to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

REPORT OF THE AUDIT COMMITTEE

Each member of the Audit Committee is an independent director as determined by the Board of Directors of Discovery Communications, Inc., based on the rules of the Nasdaq Stock Market and the criteria of director independence adopted by the Board. Each member of the Audit Committee also satisfies the SEC’s independence requirements for members of audit committees.

The Audit Committee reviews Discovery’s financial reporting process on behalf of the Board of Directors. A description of the responsibilities of the Audit Committee is set forth above under the caption “Corporate Governance-Audit Committee.” PwC, Discovery’s registered public accounting firm for 2012, is responsible for expressing opinions on the conformity of Discovery’s audited consolidated financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and PwC Discovery’s most recent audited consolidated financial statements. The Audit Committee has also discussed with PwC various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with PwC their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Discovery that the audited financial statements be included in Discovery’s Annual Report on Form 10-K/A for the year ended December 31, 2012, filed on February 19, 2013 with the SEC.

This report is respectfully submitted by the members of the Audit Committee of the Board.

M. LaVoy Robison, Chairman

S. Decker Anstrom

J. David Wargo

PROPOSAL 3: APPROVAL OF DISCOVERY COMMUNICATIONS, INC. 2013 INCENTIVE PLAN

Our Board of Directors believes that we must offer a competitive equity incentive program if we are to continue to attract and retain the best possible employees and independent contractors. Accordingly, on January 30, 2013, our Board adopted, subject to stockholder approval, our 2013 Stock Plan.

As of January 30, 2013, the date our Board adopted the 2013 Stock Plan, we had 16,539,206 shares of our Series A common stock available for grant under the 2005 Stock Plan. We are asking for approval of 40,000,000 shares of Series A common stock, which number replaces the remaining pool of 16,539,206 shares in the 2005 Stock Plan. Although the 2013 Stock Plan’s terms are not limited to granting Series A common stock, we expect to use it only for Series A.

As of March 4, 2013, we had 9,327,827 outstanding options to purchase shares of Series A common stock under the 2005 Stock Plan, the weighted average purchase price of all such options was $27.96, and the weighted average remaining term was 5.45 years. As of March 4, 2013, there were no shares of restricted stock and 2,739,764 shares of restricted stock units outstanding under the 2005 Stock Plan with respect to Series A common stock. We also had outstanding 3,215,432 cash-settled stock appreciation rights, or SARs. In addition to these arrangements, as of March 4, 2013, we have our employee stock purchase plans, under which 4,898,080 shares of Series A common stock remain available, and the Directors’ Plan, under which there were 276,176 outstanding options to purchase shares of Series A common stock and 29,279 restricted stock units outstanding with respect to Series A common stock, with a remaining pool of 4,951,501 shares of Series A common stock. We are not at this time seeking additional shares for the employee stock purchase plans or the Directors’ Plan. On March 4, 2013, the last reported sales price of our Series A common stock on the NASDAQ Global Select Market was $75.59.

We believe that the 2013 Stock Plan contains provisions consistent with current best compensation practices. If the stockholders approve the 2013 Stock Plan, we will not make new grants under the 2005 Stock Plan.

Our Board of Directors believes that the 2013 Stock Plan is in the best interests of Discovery and its stockholders and recommends that you vote “FOR” the proposal to approve the 2013 Stock Incentive Plan.

Why You Should Vote for the 2013 Stock Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy

Our Board of Directors believes that our success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel and, as discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our equity-based award program is the primary vehicle for offering long-term incentives to our executives.

As a media company, competing with many successful companies for a limited pool of talented people, we believe that we must continue our use of equity compensation to help retain our skilled employees and consultants and recruit new employees and consultants to continue to grow, develop new markets and services and deliver increased stockholder value.

We Believe the 2013 Stock Plan Combines Compensation and Governance Best Practices

We believe the 2013 Stock Plan includes provisions that are designed to protect our stockholders’ interests and to reflect compensation and governance best practices, including:

•

Change in Control provisions have been narrowed. We have increased the threshold in the 2013 Stock Plan for a “Control Purchase” (as defined below) from 20% to 30%, consistent with our granting practices, and have also provided that an “Approved Transaction” (as defined below) will not be treated as a change in control upon stockholder approval of the transaction but upon such transaction’s closing.

•

Repricing is not allowed without stockholder approval. The 2013 Stock Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have a purchase or base price equal to at least the fair market value of our Series A common stock on the date the stock option or stock appreciation right is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

•

Reasonable share counting provisions. In general, when awards granted under the 2013 Stock Plan expire or are canceled without having been fully exercised, or are settled in cash, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares that are tendered by participants or withheld by us to pay the purchase price of an award or to satisfy tax withholding obligations will not be available for future awards. If a stock appreciation right is exercised for stock, we will subtract from the shares available under the 2013 Stock Plan the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle the stock appreciation right upon exercise.

•

No tax gross-ups. The 2013 Stock Plan does not provide for any tax gross-ups and does not contain the provision from the 2005 Stock Plan that would have permitted the Company to gross up a participant for parachute taxes. The Company has not used the authority under the 2005 Stock Plan.

•

Director Equity Compensation. Directors receive their equity-based compensation through the 2005 Director Plan, which we have recently amended for certain best practices and to conform it more closely to the proposed 2013 Stock Plan but with respect to which we are not seeking additional shares. Directors would not, consequently, be interested parties with respect to the operation of the 2013 Stock Plan.

Description of the 2013 Stock Plan

The following is a summary of the 2013 Stock Plan. This summary is qualified in its entirety by reference to the 2013 Stock Plan, a copy of which is attached as Annex A to this proxy statement. You may also obtain a copy of the 2013 Stock Plan by accessing the proxy statement as filed with the SEC on the Internet at www.sec.gov, by accessing the Investor Relations section of our website at www.discoverycommunications.com, or by contacting our Corporate Secretary.

Effectiveness; Number of Shares Available for Issuance

The 2013 Stock Plan will become effective upon approval of the 2013 Stock Plan by our stockholders at the 2013 Annual Meeting of Stockholders.

Upon effectiveness of the 2013 Stock Plan, the number of shares of Series A common stock reserved for issuance under the 2013 Stock Plan will be 40,000,000 shares, which number is subject to adjustment in the event of stock splits and other similar events. Shares issued under the 2013 Stock Plan may consist in whole or in part of authorized but unissued shares or may be issued shares that we have reacquired (provided that open market purchases of shares using the proceeds from the exercise of awards do not increase the number of shares available for future grants).

If an award granted under the 2013 Stock Plan (other than a Tandem SAR as defined below) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Series A common stock subject to such award being repurchased by us) or otherwise results in any Series A common stock not being issued (including as a result of a stock appreciation right that could have been settled either in cash or in stock actually being settled in cash), the unused Series A common stock covered by such award will become available for issuance pursuant to a new award under the 2013 Stock Plan. If we grant a SAR in tandem with an option for the same number of shares of common stock and provide that only one such award may be exercised, which we refer to as a Tandem SAR, only the shares covered by the option and not the Tandem SAR will be counted and the expiration of one in connection with the other’s exercise will not restore shares to the 2013 Stock Plan. Shares that are tendered or withheld (including through net exercise) to pay the purchase price of an award or to satisfy tax withholding obligations will not be available for issuance pursuant to awards under the 2013 Stock Plan.

We would expect to use stock appreciation rights only in connection with satisfying contractual obligations related to Mr. Zaslav (as described below in “Executive Compensation—Executive Compensation Arrangements—Zaslav Employment Agreement”), and in certain non-U.S. jurisdictions where cash-settled stock appreciation rights provide easier compliance with local law. The stock appreciation rights we have issued and expect to issue will be cash-settled. Under the 2013 Stock Plan, if we choose to issue stock-settled stock appreciation rights, all shares of Series A common stock covered by such stock appreciation rights will be counted against the number of shares available for the grant of awards under the 2013 Stock Plan. If a stock-settled stock appreciation right is exercised, we will subtract from the shares available under the 2013 Stock Plan the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise.

Types of Awards

The 2013 Stock Plan provides for the grant of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards, each of which is described below.

Nonqualified stock options. Optionees receive the right to purchase a specified number of shares of Series A common stock at a specified purchase price, subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at a purchase price that will not be less than 100% of the fair market value of the Series A common stock on the date of grant, except in connection with substitute awards relating to acquisitions. Options may not provide for the payment or accrual of dividends or dividend equivalents. The 2013 Stock Plan permits the following forms of payment of the purchase price of options, as determined by the Compensation Committee in connection with awards: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to us of shares of Series A common stock or attestation of ownership of sufficient shares, (iii) “net exercise” in which a portion of the shares to be issued on exercise are withheld to pay the purchase price, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock appreciation rights. A stock appreciation right is an award entitling the holder, upon exercise, to receive an amount in Series A common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Series A common stock on the date of grant or as determined, consistent with the 2013 Stock Plan, over an average of prices around the date of grant. No stock appreciation right granted under the 2013 Stock Plan may provide for the payment or accrual of dividends or dividend equivalents.

Restricted stock and restricted stock unit awards. Restricted stock awards entitle recipients to acquire shares of Series A common stock, subject to our right to repurchase or cause the forfeiture of all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of Series A common stock to be delivered at or after the time such shares vest pursuant to the terms and conditions of the awards, as established by our Compensation Committee, although our Compensation Committee may provide that these awards will be settled in cash. The Compensation Committee may also provide for a supplemental cash payment, subject to such restrictions as the Compensation Committee designates, to be paid in connection with or after vesting.

Our Compensation Committee will determine the terms and conditions of each restricted stock or restricted stock unit award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

We have not historically granted restricted stock awards, but the 2005 Stock Plan and the 2013 Stock Plan permit such grants. Restricted stock will accrue ordinary cash dividends, but, unless otherwise provided in the applicable agreement, participants holding shares of restricted stock will only be entitled to such dividends if and after the restricted stock vests. Any dividend payment will be made no later than the later of the end of the calendar year in which the dividends are paid to stockholders of that series of stock or the 15th day of the third month following the date on which the restricted stock to which the dividends pertain vests, absent a further deferral permitted by the Compensation Committee that complies with Section 409A of the Code.

To the extent provided by our Compensation Committee, in its sole discretion, a grant of restricted stock units may provide participants with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of Series A common stock and will be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which paid, as determined by our Compensation Committee in its sole discretion, subject in each case to such terms and conditions as our Compensation Committee may establish, in each case to be set forth in the applicable award agreement.

Other stock-based and cash-based awards. Under the 2013 Stock Plan, our Compensation Committee or the Board has the right to grant other awards based upon our Series A common stock or other property having such terms and conditions as our Compensation Committee or the Board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of our Series A common stock, and the grant of awards entitling recipients to receive shares of our Series A common stock to be delivered in the future. We may also grant under the 2013 Stock Plan performance awards or other awards denominated in cash rather than shares of Series A common stock.

Performance conditions. Our Compensation Committee or the Board may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award will vest or otherwise be earned solely upon the achievement of specified performance criteria. Cash-based awards under the 2013 Stock Plan will always vest or otherwise be earned upon the achievement of specified performance criteria. For restricted stock awards, restricted stock unit awards or other stock-based awards designed to qualify for deduction under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”), only our Compensation Committee may determine the extent to which the award will vest or otherwise be earned upon the achievement of specified performance criteria. The performance criteria for each such award will be based on one or more of the following measures, as applied to the recipient, one or more of our business units, our divisions or subsidiaries or applicable sector, or of us as a whole, and if so desired by the Compensation Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Series A common stock; market share; audience metrics (such as program ratings, web impressions, and subscribers); earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); economic value added; market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, adjusted operating income before depreciation and amortization, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a performance measure need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

These performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by our Compensation Committee; and (z) will be set by our Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Our Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to performance-based awards designed to qualify for deduction under Section 162(m) of the Code.

Awards that are not intended to qualify as “performance-based compensation” may be based on these or such other performance measures as our Compensation Committee or the Board may determine.

Eligibility to Receive Awards

Our employees, officers, consultants and advisors and those of our subsidiaries are eligible to be granted awards under the 2013 Stock Plan.

The maximum number of shares with respect to which awards may be granted to any participant under the 2013 Stock Plan may not exceed 6,000,000 shares per calendar year. For purposes of this limit, the combination of an option with a Tandem SAR is treated as a single award. No person may be awarded cash awards during any calendar year that are designed to pay out in excess of $10,000,000 per calendar year covered by the cash award.

Administration

The 2013 Stock Plan will be administered by our Compensation Committee. Our Compensation Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2013 Stock Plan and to interpret the provisions of the 2013 Stock Plan. Subject to any applicable limitations contained in the 2013 Stock Plan, our Compensation Committee, or any other committee to whom our Board delegates authority, as the case may be, selects the recipients of awards and determines the terms of such awards. The 2013 Stock Plan provides limitations on liability with respect to persons acting on our behalf in connection with the Plan and also provides for indemnifying and holding harmless such persons.

Our Compensation Committee is required to make appropriate adjustments in connection with the 2013 Stock Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. In addition, if all shares of any series of Common Stock are redeemed, then each outstanding Award under such series shall be adjusted to substitute for the shares of such series of Common Stock subject to the Award the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of Common Stock, with the other terms of the Award remaining constant (including for this purpose the aggregate purchase price or aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Compensation Committee). The Compensation Committee, in its sole discretion, may provide for a cash payment in connection with any of the foregoing adjustments.

Changes in Control

The 2013 Stock Plan also contains provisions addressing the consequences of any mergers, certain changes in ownership, and certain changes in the composition of our Board of Directors. The description below is of the default rule under the 2013 Stock Plan, but the Compensation Committee also imposes double trigger requirements on substantially all Awards to executive officers, such that the occurrence of an event without a connected employment termination will not cause vesting unless the Awards are not being assumed or replaced. If an Approved Transaction, Board Change or Control Purchase (each as defined below) occurs, unless the applicable Agreement provides otherwise, any options or stock appreciation rights will immediately become exercisable in full in respect of the aggregate number of shares covered thereby and restricted stock and restricted stock units will vest, as will any unpaid dividends or dividend equivalents, while Cash Awards and Other Stock-Based Awards will have the treatment their Agreements provide, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Compensation Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Compensation Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the prior Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Series A common stock may be changed, converted or exchanged in connection with the Approved Transaction. Notwithstanding any provision of the 2013 Stock Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Compensation Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the participants cash in an amount that the Compensation Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of options or stock appreciation rights will be the excess of the fair market value of the Series A common stock on such date over the purchase price of the options or the base price of the stock appreciation rights, as applicable.

Under the 2013 Stock Plan, “Approved Transaction” means any transaction in which the Board of Directors (or, if approval of the Board of Directors is not required as a matter of law, our stockholders) approves (i) any consolidation or merger of us, or binding share exchange, pursuant to which shares of our common stock would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which our common stockholders immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are our common stockholders immediately prior thereto have less than a majority of the combined voting power of our outstanding capital stock ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for our liquidation or dissolution, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets, provided that the “Approved Transaction” will not occur under any of the foregoing until the closing of the described event. “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. “Control Purchase” means any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1933), corporation or other entity (other than the Company, any of our subsidiaries or any employee benefit plan sponsored by us or any of our subsidiaries) shall purchase any of our common stock (or securities convertible into our common stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any of our subsidiaries, any employee benefit plan sponsored by us or any of our subsidiaries or any exempt person (as defined in the Stock Plan)) or any “Exempt Person” (as defined below) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing 30% or more of the combined voting power of our then outstanding securities ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board of Directors. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of Discovery Holding Company as of the date Discovery Holding Company ceased to be a wholly-owned subsidiary of Liberty Media Corporation, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

Substitute Awards

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our Board or the Compensation Committee may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as our Board or the Compensation Committee deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2013 Stock Plan. Substitute awards will not count against the overall share limit of the 2013 Stock Plan.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization), the 2013 Stock Plan provides that we may not (1) amend any outstanding option or stock appreciation right granted under the 2013 Stock Plan to provide a purchase price per share that is lower than the then-current purchase price or base price per share of such outstanding award, (2) cancel any outstanding option or stock appreciation right (whether or not granted under the 2013 Stock Plan) and grant in substitution therefor new awards under the 2013 Stock Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having a purchase price or base price per share lower than the then-current purchase price or base price per share of the cancelled award, (3) cancel in exchange for a cash payment any options or stock appreciation rights that have a purchase price per share above the then-current fair market value, or (4) take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Withholding

The Company’s obligation to deliver shares of Series A common stock or pay cash in respect of any Award under the 2013 Stock Plan is subject to applicable federal, state and local tax withholding requirements. The Compensation Committee or the Board may permit participants to pay applicable withholding in shares of the Series A common stock already owned by the participant (either by delivery or attestation) or through the withholding of shares otherwise issuable to such participant. If the participant does not satisfy the tax withholding through one of those means, the Company may withhold from the same or other compensation.

Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, with our Compensation Committee’s or the Board’s consent, a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities (to the extent a Registration Statement on Form S-8 would cover the transferee).

Acceleration

Our Compensation Committee may at any time provide that any award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, subject to certain restrictions under Section 162(m).

Termination of Employment

The Award agreements will provide rules with respect to the treatment of Awards when employment ends and may overrule the general principles in the 2013 Stock Plan. If a participant dies or has a “Disability” (as defined in the 2013 Stock Plan), unless the Award agreement provides otherwise, any options or stock appreciation rights will immediately become exercisable in full in respect of the aggregate number of shares covered thereby and will remain exercisable for a year after death or Disability termination (unless the Award expires earlier) and (ii) restricted stock and restricted stock units will vest, as will any unpaid dividends or dividend equivalents. On a termination for “cause,” as defined in the 2013 Stock Plan, and unless the Award agreement provides otherwise, all Awards will terminate immediately. In addition, the Compensation Committee may determine retroactively, within one year after employment ends, that the Company had “cause” at the time of termination and may forfeit any still outstanding Awards.

Provisions for Foreign Participants

Our Board may establish sub-plans for purposes of satisfying applicable securities, tax or other laws of various jurisdictions, by adopting supplements to the 2013 Stock Plan that cover only a particular jurisdiction and contain such limitations or exercises of discretion as are not otherwise inconsistent the with 2013 Stock Plan.

Amendment or Termination

No award may be made under the 2013 Stock Plan after May 14, 2023 but awards previously granted may extend beyond that date. Our Compensation Committee may at any time amend, suspend or terminate the 2013 Stock Plan, provided that such actions may not materially adversely affect a recipient with respect to a previously granted Award without his or her consent, except as required for compliance with Section 409A of the Code.

If our stockholders do not approve the adoption of the 2013 Stock Plan, the 2013 Stock Plan will not go into effect, we will not grant any awards under the 2013 Stock Plan and we will continue to grant awards under the 2005 Stock Plan.

Certain Material U.S. Federal Income Tax Consequences

The following is a summary of certain material United States federal income tax consequences that generally will arise with respect to awards granted under the 2013 Stock Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Nonqualified Stock Options

A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the purchase price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the stock is distributed with respect to restricted stock unit, the participant will have income in an amount equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock previously taxed. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2013 Stock Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying Series A common stock.

Tax Consequences to Us

There will be no tax consequences to us for any awards made under the 2013 Stock Plan, except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

New Plan Benefits

As of March 4, 2013, approximately 4,600 persons were eligible to receive awards under the 2013 Stock Plan, including our five named executive officers. The granting of awards under the 2013 Stock Plan is discretionary, except we are obligated to grant Mr. Zaslav 1,938,907 cash-settled SARs in 2014 under the terms of Mr. Zaslav’s employment agreement with us and Mr. Zaslav will be entitled to receive additional cash-settled SARs if his employment with us is extended beyond February 1, 2015. If our stockholders do not approve the 2013 Stock Plan at our 2013 Annual Meeting of Stockholders, the 2005 Stock Plan will remain in place and Mr. Zaslav would receive the cash-settled SARs to which he is entitled under his employment agreement under the 2005 Stock Plan.

Except for these grants to Mr. Zaslav, which are summarized in the table below, we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Discovery Communications, Inc. 2013 Incentive Plan

Name and Position	Dollar Value($)(a)	Number of Cash-Settled SARs
David M. Zaslav	—	1,938,907	(b)
President and Chief Executive Officer
Andrew Warren	—	—	(a)
Senior Executive Vice President and Chief Financial Officer
Mark G. Hollinger	—	—	(a)
President and Chief Executive Officer of Discovery Networks International
Bruce L. Campbell	—	—	(a)
Senior Executive Vice President, Chief Development Officer and General Counsel
John S. Hendricks	—	—	(a)
Executive Chairman
Executive Group	—	1,938,907	(a)(b)
Non-Executive Director Group	—	—	(a)
Non-Executive Officer Employee Group	—	—	(a)

(a)	Amount is indeterminable.

(b)	Represents cash-settled SARs that Mr. Zaslav is entitled to receive under his employment agreement in 2014. Excludes (1) cash-settled SARs that Mr. Zaslav will be entitled to receive under his employment agreement if his employment with us is extended beyond February 1, 2015 and (2) any discretionary awards that Mr. Zaslav may be awarded under the 2013 Stock Plan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

This report is respectfully submitted by the members of the Compensation Committee of the Board.

Robert J. Miron, Chairman

Robert R. Beck

Paul A. Gould

COMPENSATION DISCUSSION AND ANALYSIS

This section analyzes and discusses our compensation programs and provides information about the compensation paid by Discovery to our Named Executive Officers, or “NEOs”:

•	David Zaslav, President and Chief Executive Officer;

•	Andrew Warren, Senior Executive Vice President and Chief Financial Officer (since March 2012);

•	John Hendricks, Executive Chairman;

•	Mark Hollinger, President and Chief Executive Officer, Discovery Networks International;

•	Bruce Campbell, Senior Executive Vice President, Chief Development Officer and General Counsel; and

•	Bradley Singer, former Senior Executive Vice President and Chief Financial Officer (until March 2012).

Highlights

Discovery had strong operating performance in 2012.

Discovery is a leading global media and entertainment company, with operations that support our mission to empower people to explore their world and satisfy their curiosity. Our Company had a strong year in 2012, reporting increases in revenue and Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”):

•	Revenues increased 8% to $4.487 billion; and

•	Adjusted OIBDA increased 9% to $2.095 billion.

We repurchased 1.99 million shares of Series A common stock and 26.54 million shares of Series C common stock for an aggregate purchase price of $1.38 billion, showed ratings growth in our U.S. networks, achieved substantial growth internationally, both organically and through new channel launches, and made a number of strategic acquisitions.

We continue to pay for performance through executive compensation plan design.

We believe that our executive compensation program plays a key role in the Company’s operating and financial success. We place great importance on our ability to attract, retain, motivate and reward talented executives who can continue to grow our business and engage audiences around the world. Our NEOs received significant short- and long-term awards as a result of the Company’s 2012 financial and operational performance and their individual achievements during the year. These awards reflect the direct link between financial and operational success and compensation. Our short- and long-term incentive compensation programs are structured to:

•	pay for performance by aligning and measurably varying the size of performance-based awards directly with key operational outcomes, as well as the executive’s individual performance;

•	align the interests of management with those of our stockholders through equity and equity-type incentive awards and stock ownership guidelines; and

•	inspire dynamic leadership while not encouraging excessive risk taking.

In general, we seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s proven performance, and a determination of what is competitive compensation in the market for similar roles, if such data is available. We continue to refine our compensation programs to strengthen the link between executive and stockholder interests.

Role of the Compensation Committee

Our Compensation Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) operates pursuant to a written charter, a copy of which is posted on the Investor Relations section of our website, www.discoverycommunications.com. The Committee is responsible for developing, implementing, and regularly reviewing adherence to our compensation philosophy. In the course of fulfilling these responsibilities, the Committee:

•	regularly reviews best practices and market trends in executive compensation and modifies our programs to support Discovery’s business goals and strategies;

•	conducts annual risk assessments of our compensation programs;

•	aligns compensation decisions with our executive compensation objectives and principles;

•	reviews and approves the amounts and elements of compensation for our NEOs, other executive officers and certain other key employees; and

•	approves the annual quantitative and qualitative goals relevant to the compensation of our NEOs and other executive officers.

The Committee regularly consults with the Board regarding compensation decisions for the CEO and the Executive Chairman.

In 2008, the Committee created the Subcommittee, comprised of two directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m). The Committee delegated to the Subcommittee the authority to make and modify awards under the 2005 Stock Plan and to determine and confirm performance-based compensation for our executive officers. In June 2012, the Board eliminated the Subcommittee after concluding that all three of the current members of the Committee met the standard for “non-employee director” and “outside director.” In 2012, some of the decisions discussed in this section were made by the Subcommittee and some by the Committee; the discussion of each decision identifies the decision-maker.

Role of the CEO in Compensation Decisions

The CEO plays a significant role in the decisions for the NEOs other than himself and the Executive Chairman. The CEO makes annual recommendations to the Committee (and, when applicable, the Subcommittee) regarding base salary, annual cash bonus, and long-term incentive awards for each of his direct reports, including the other NEOs. His recommendations are based on:

•	his assessment of qualitative and quantitative factors, generally including the executive’s annual and long-term performance;

•	the performance of Discovery, as well as the department or group that the executive leads;

•	the executive’s compensation relative to that of our other executives (internal equity);

•	the executive’s compensation relative to that of executives in similar roles in the companies in our peer group (external competitiveness);

•	our overall approach to compensation for employees for the year; and

•	contractual obligations under any applicable employment agreement.

The CEO also recommends to the Committee proposed terms for new, extended, or amended employment agreements with our NEOs. The CEO works closely with our Senior Executive Vice President of Human Resources in these compensation recommendations.

The CEO also provides the Committee with proposed goals to be used in his annual bonus and the goals for the annual bonus for the CFO, as further described below, and the Committee considers those proposed goals in approving these final annual goals. The CEO does not participate in the Committee’s deliberations or decisions relating to his compensation.

Relationship with and Role of the Compensation Consultant

The Committee has retained an independent compensation consultant, The Croner Company (“Croner”), to advise it on compensation matters generally and specifically on compensation decisions for our executive officers. Croner is retained directly by, and reports to, the Committee. Croner attended 11 of the 13 Committee meetings held in 2012. Croner assisted the Committee by, among other services:

•	assisting in peer group selection and competitive benchmarking for executive officers and other senior executives used in the annual salary review, bonus and long-term incentive decisions;

•	advising the Committee on competitive practices, including executive compensation trends, performance measures, and annual cash bonus and long-term incentive plan designs;

•	advising on employee equity grants, executive employment agreements and other executive compensation matters;

•	assisting the Committee with the periodic review of its charter;

•	reviewing the Compensation Discussion and Analysis; and

•	benchmarking compensation for members of the Board.

Prior to being engaged by the Committee, Croner historically had provided compensation survey data to the Company and performed custom surveys on industry compensation practices. In 2011, the Committee adopted a Compensation Consultant Independence Policy to address the ongoing need for this survey work and to determine the process under which work by Croner for the Company would be permitted. The Committee authorized Croner to provide survey services to management of up to $60,000 per year. Non-survey work, or survey work that exceeds $60,000 in the aggregate in a single year, requires pre-approval by the Committee. In 2012, the only services provided by Croner to management were the pre-authorized survey services. Total fees paid to Croner by Discovery in 2012 (other than fees for Croner’s services to the Committee) were less than $11,000.

In early 2013, the Committee reviewed its relationship with Croner as an independent compensation consultant and, after considering the factors set forth in the applicable securities regulations, concluded that Croner did not have a conflict of interest in its services to the Committee. The Committee conclusion was based on the following:

•

Croner reports solely to the Committee. Discovery’s management is not involved in the negotiation of fees charged by Croner or in the determination of the scope of work performed by Croner. The Committee has the sole authority to hire and terminate the independent compensation consultant;

•	there are no business or personal relationships between Croner and any member of the Committee or any executive officer of the Company;

•

the Committee has a Compensation Consultant Independence Policy to address limited survey work performed by Croner for the Company, and any other non-survey services that are proposed to be performed by Croner for the Company;

•	the survey work in 2012 was very limited, and no non-survey work was performed (other than Croner’s services for the Committee);

•	according to data provided by Croner, revenue from Discovery (other than fees for Croner’s services to the Committee) represented less than 1% of Croner’s total revenue for fiscal 2012;

•	Croner disclosed its conflicts of interest policy to the Committee. The Committee believes that this policy provides reasonable assurance that conflicts of interest with Croner will not arise; and

•	Croner has represented to the Committee that, per its conflicts of interest policy, neither Croner nor any Croner employee is a stockholder of Discovery.

Compensation Philosophy

Discovery’s compensation philosophy is to deliver above-median total direct compensation when our executives deliver above-median performance both against internally set objectives and when evaluated against the peer group companies.

In 2012, each of our NEOs, with the exception of Mr. Hollinger, was subject to a multi-year employment agreement with provisions that govern the compensation paid to the executive. Mr. Hollinger entered into a multi-year employment agreement with the Company in March 2013. Mr. Singer’s employment agreement expired in March 2012, when he left the Company. We believe that it is in our stockholders’ interest to provide stability in our senior executive team and that it is consistent with industry practice to enter into these employment agreements. Consequently, a number of the compensation decisions discussed below are required by the terms of these employment agreements, as further described in “Executive Compensation—Executive Compensation Arrangements,” below.

Target Pay Positioning

The Committee generally targets executive compensation to be between the median and 75th percentile of the compensation paid by our peer group companies, which are identified below under “—Peer Group Analysis.” The Committee uses the peer group benchmark and survey data as a reference rather than as a strict guide for compensation decisions and retains flexibility in setting individual target total direct compensation.

At the time that the Committee set target total direct compensation for 2012, the comparison to our peer group was as follows:

Mr. Zaslav	Above the 75th percentile
Mr. Hollinger	Above the 75th percentile
Mr. Campbell	Between the median and the 75th percentile

The Committee used the peer group data as a reference point in adjusting Mr. Campbell’s salary in March 2012, and in determining the size of the long-term incentive awards for Messrs. Hollinger and Campbell. After the base salary and long-term incentive awards were made in 2012, and including the target annual bonus percentage for each NEO, total direct compensation remained consistent with that of our peer group.

The Committee also used the peer group data to determine the compensation terms of the employment agreement for Mr. Warren. The target total direct compensation for Mr. Warren under his employment agreement was slightly above the median of the peer group.

With respect to the CEO, CFO, and General Counsel, the Committee compared each executive’s compensation to that of the corresponding position in the peer group, with an adjustment to the General Counsel analysis to reflect Mr. Campbell’s expanded role as Chief Development Officer. The Committee compared Mr. Hollinger’s compensation to that of peer company executives classified as Division Presidents, although the Committee determined this was not an exact match because of the broad scope of Mr. Hollinger’s international responsibilities.

In 2012, the Committee did not benchmark Mr. Hendricks’ compensation against the peer companies. In 2013, the Committee identified a small group of non-CEO Chairman roles within the peer group against which it would be appropriate to compare Mr. Hendricks’ compensation. Beginning in 2013, the Committee used the role of Executive Chairman in benchmarking Mr. Hendricks’ compensation, as further described below.

In 2012, the Committee did not address Mr. Singer’s compensation due to his impending departure.

Performance-Based Pay

The Committee seeks to deliver the majority of target total direct compensation for each NEO in performance-based pay, with the balance between the annual cash bonus and long-term incentive awards determined by the Committee as appropriate for each role. In 2012, because the Committee did not award any equity compensation to our Executive Chairman, the majority of Mr. Hendricks’ total direct compensation was in the form of base salary, plus an annual bonus opportunity. In early 2013, the Committee determined that it was appropriate to consider Mr. Hendricks for annual equity awards in accordance with the general practices for other senior executives at our Company, which altered the mix of Mr. Hendricks’ compensation so that the majority of his compensation is again in what the Committee considers performance-based pay.

We believe the mix of compensation for our NEOs is both competitive with the compensation practices specific to our industry and appropriately balanced to benefit the Company in both the short- and long-term without taking undue risks. Annual cash bonus awards are more fully described in “—2012 Compensation Decisions-Annual Cash Bonus Awards,” below, and our long-term incentive compensation programs are more fully described in “—2012 Compensation Decisions—Long-Term Incentive Compensation,” below.

Elements of Compensation

There are three basic components of compensation for our executives, which make up the total direct compensation for each NEO:

Element of Compensation	Key Features	Purpose
Base Salary	Fixed annual cash amount, generally reviewed annually.	Provide base salaries that are competitive to attract and retain high-performing executive talent. A competitive base salary is an important component of compensation providing a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities, including, for example, calculating the target amount of each NEO’s annual cash bonus as a percentage of base salary.

Annual Cash Bonus	Each NEO has a target bonus opportunity, set as a percentage of base salary. Actual amount for each year varies based on Company and individual performance.	Deliver a substantial portion of total direct compensation in annual cash bonus awards that are aligned with Company and individual performance to focus our executives on our operational goals. Ensures that our compensation mix remains competitive with our labor market.

Long-Term Incentive Awards

Annual equity and equity-type awards, in the form of non-qualified stock options, performance-based restricted stock units (“PRSUs”) and cash-settled stock appreciation rights (“CS-SARs”). Each type of award instrument vests in tranches over multiple years.

Deliver a substantial portion of an executive’s total direct compensation in equity or equity-type awards to align our executives’ interests with those of our stockholders.

_____________

PRSUs incent our NEOs to achieve longer-term financial goals that are expected to lead to increased stockholder value. The multi-year service requirements also serve as a retention tool. Both the financial metrics and the longer-term vesting schedules are designed to discourage excessive risk-taking.

Compensation Decisions Framework

The Committee (and in 2012, the Subcommittee) generally make decisions in the first 90 days of the calendar year regarding annual adjustments to base salary, annual cash bonus awards with respect to the immediately preceding year, and annual long-term incentive awards for our executive officers. This annual process includes review of the following factors, designed to align the compensation actions with our compensation principles and objectives:

•	market data from the Company’s peer group;

•	relevant employment contract requirements;

•	self-evaluation of each NEO’s annual performance;

•	CEO’s evaluation of each NEO’s annual performance (other than the CEO and the Executive Chairman);

•	achievement of annual quantitative goals for the Incentive Compensation Plan (“ICP”), the annual cash bonus program that applies to Messrs. Hollinger, Campbell and other employees;

•	achievement of quantitative and qualitative goals that are set by the Committee each year for the annual bonus for Messrs. Zaslav, Hendricks, and Warren; and

•	Discovery’s Total Shareholder Return (“TSR”) as compared to the peer companies.

These factors are considered as a whole, with no specific weight given to a particular factor or factors.

Additional detail about the factors considered in our compensation decisions is below.

Peer Group Analysis

The Committee annually reviews data from a group of eight publicly-traded peer companies to support compensation decisions for the NEOs. The peer companies are chosen to best match our Company’s scope of business in terms of revenues, free cash flow, market capitalization and enterprise value, complexity of operations and global scope, and proximity to the sectors of the media and entertainment industry in which we operate. The peer group also represents meaningful competition for us in the executive labor market. The Committee reassesses this list annually and considers the inclusion of new, relevant peers.

The 2012 peer group remained unchanged from 2011 and consisted of:

Cablevision Systems Corporation

CBS Corporation

DIRECTV

DISH Network Corporation

Liberty Media Corporation

Scripps Networks Interactive, Inc.

Time Warner Cable, Inc.

Viacom Inc.

Total Shareholder Return

In 2012 and again in early 2013, the Committee reviewed TSR for the Company as compared to the peer group. For this analysis, TSR is calculated as follows, using a 10-day average for stock price:

TSR = (Stock Price at End Date – Stock Price at Start Date + (Dividends/Share))/Stock Price at Start Date

The Committee reviewed our TSR and the TSR of each of the peer companies, using the measure as a reference point when considering grants of long-term incentive awards. The Committee looked at TSR for both the one-year measure (2011) and the three-year period of 2009 – 2011.

Company	1 Year TSR (2011)	3 Year TSR (2009-11)
Cablevision Systems Corporation	11%	166%
CBS Corporation	41%	273%
DIRECTV	7%	96%
DISH Network Corporation	68%	193%
Liberty Media, Inc.	24%	*
Scripps Networks Interactive, Inc.	-17%	112%
Time Warner Cable, Inc.	1%	64%
Viacom, Inc.	14%	180%
Discovery Communications, Inc.	-4%	194%
Median (including Discovery)	11%	173%
Median (excluding Discovery)	13%	166%

*	Three-year TSR not comparable due to anomalous effect on Liberty Media’s stock price as a result of its September 2011 spin-off of Liberty Interactive.

Tally Sheets

The Committee annually reviews tally sheets prepared for each of the NEOs to allow consideration of both current and historical compensation. The tally sheets allow the Committee to review an integrated snapshot of the individual and aggregated elements of each NEO’s compensation.

Tax Deductibility of Executive Compensation

We consider the tax deductibility of compensation to be paid to the NEOs. Section 162(m) generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to this limit on deductibility for qualifying performance-based compensation.

Although we do not require all compensation paid to executives to be deductible, the Committee does consider the impact of deductibility under Section 162(m) when making decisions about the amount and forms of executive compensation. In 2012, this contributed to decisions to maintain the base salaries for Messrs. Hendricks and Hollinger at $1 million. These considerations were also a factor in determining the general long-term incentive program for our senior executives and the use of PRSU awards for our senior executives.

NEO Responsibilities and Accomplishments

Company performance and/or individual achievements play a strong role in many of the compensation decisions for our NEOs, as further described below. The Committee considered Discovery’s overall strong results as well as each of the NEOs’ responsibilities and 2012 accomplishments in making compensation decisions. We have summarized each NEO’s overall performance and accomplishments below. Mr. Singer’s 2012 performance was not a factor in the compensation paid to him in 2012.

Mr. Zaslav: Mr. Zaslav serves as CEO and reports directly to the Board. In 2012, Mr. Zaslav led the Company in achieving our overall strong performance. In addition to operating performance, other significant accomplishments included driving international investment and expansion, supporting financial and creative growth at our Discovery Channel, TLC, Animal Planet and Investigation Discovery networks, building a strong senior management team and growing our emerging networks.

Mr. Hendricks: Mr. Hendricks is our Executive Chairman and reports directly to the Board. Mr. Hendricks helped support our strong business results and provided leadership in creating content that supports our brands and is consistent with our mission to satisfy curiosity, to inspire and to enlighten.

Mr. Warren: Mr. Warren joined our Company as CFO in March 2012 and reports to the CEO. Mr. Warren made significant contributions in 2012, including driving financial discipline, increasing the business analytics for internal and Board reporting and successfully completing a $1 billion debt offering.

Mr. Hollinger: Mr. Hollinger is CEO and President of Discovery Networks International and reports to the CEO. Mr. Hollinger drove strong financial results for our international division through both organic growth and significant international acquisitions, successfully launched the Investigation Discovery network in several international locations and increased the amount of shared content between the U.S. division and our international division.

Mr. Campbell: Mr. Campbell is our Senior Executive Vice President, Chief Development Officer and General Counsel and reports to the CEO. Mr. Campbell successfully led a number of significant international acquisitions and growth-oriented U.S. investments in 2012. Mr. Campbell also assumed responsibility for our Business Legal Affairs and Production Management departments and integrated these teams with our Legal and Corporate Development functions.

2012 Compensation Decisions

The following chart summarizes the compensation decisions for 2012 with respect to each NEO’s base salary, annual cash bonus and long-term incentive awards. Detailed discussion of the decisions made with respect to each element is contained in the discussions immediately below the chart. Mr. Singer left the Company in March 2012 at the end of the term of his employment agreement. Mr. Singer’s 2012 compensation was based on the terms of his agreement and his voluntary resignation at the end of the term; the Committee did not make any decisions with respect to his compensation in 2012.

Element of Compensation	2012 Compensation Decisions
Base Salary	Maintained base salary for Messrs. Zaslav, Hendricks, and Hollinger. Increased Mr. Campbell’s base salary per his employment agreement.

Annual Cash Bonus	Paid annual bonuses to each of the NEOs under a program intended to exempt the bonus from the deduction limits of Section 162(m). The bonus payouts reflected strong Company performance in 2012, as well as the assessment of each NEO’s individual performance.

Long-Term Incentive Awards

Made awards of PRSUs and CS-SARs to Mr. Zaslav, in amounts as required by his employment agreement.

_____________

Made awards of stock options and PRSUs to Messrs. Hollinger and Campbell. The target value for each award was determined based on market data and individual performance.

Made awards of stock options and RSUs to Mr. Warren as required by the new-hire equity provisions of his employment agreement.

Base Salary

Mr. Zaslav: Mr. Zaslav is employed pursuant to a multi-year employment agreement that entitled him to an annual base salary of $3 million for 2012. This agreement is further described in “Executive Compensation-Executive Compensation Arrangements,” below.

Mr. Hendricks: Mr. Hendricks is employed pursuant to a letter agreement entered into in July 2008 (the “Hendricks Letter”). The Hendricks Letter sets Mr. Hendricks’ annual base salary at $1 million. The Committee did not adjust Mr. Hendricks’ base salary in 2012. This aligned with the Committee’s aim to preserve greater deductibility of executive compensation. For more information about the Hendricks Letter, please see “Executive Compensation-Executive Compensation Arrangements,” below.

Mr. Warren: Mr. Warren’s base salary was set at $900,000 under the terms of the multi-year employment agreement entered into as part of Mr. Warren’s hire as our CFO in 2012. This agreement is further described in “Executive Compensation-Executive Compensation Arrangements,” below. Mr. Warren’s base salary was set based on market data and a determination of the compensation needed to entice him to leave another employer and accept employment with the Company.

Mr. Hollinger: Mr. Hollinger’s base salary was reviewed in February 2012 under our standard processes applied to all executives. The Committee elected not to adjust it, in accordance with the aim to preserve greater deductibility of executive compensation.

Mr. Campbell: Mr. Campbell is employed pursuant to a multi-year employment agreement that entitles him to annual base salary increases of at least the amount of the Company’s overall merit increase for U.S.-based employees. In 2012, the Committee increased Mr. Campbell’s base salary by 3.5%, slightly more than the U.S. merit increase amount, in recognition of Mr. Campbell’s outstanding performance in 2011. The agreement is further described in “Executive Compensation-Executive Compensation Arrangements,” below.

Annual Cash Bonus Awards

We made annual cash bonus awards to each of the NEOs with respect to 2012. The following chart summarizes the bonus design and payout for each NEO, with detailed discussion in the section that follows the chart:

NEO	2012 Target Amount	2012 Metrics	2012 Bonus Award
David Zaslav, CEO	$5.5 million 183% of base salary	50% qualitative goals 50% quantitative goals	$5.33 million, based on achievement of 99.9% of the quantitative goals and 94% of the qualitative goals (aggregate payout amount of 97% of target)

John Hendricks, Executive Chairman	$600,000 60% of base salary	50% qualitative goals 50% quantitative goals	$569,247, based on achievement of 99.9% of the quantitative goals and 90% of the qualitative goals (aggregate payout amount of 95% of target)

Andrew Warren, CFO	$690,984 100% of base salary (reflects proration based on March start date)	50% qualitative goals 50% quantitative goals • Individual performance factored into ICP calculation with individual multiplier and allocation of performance pool	$903,691, based on 100% achievement of both the qualitative and quantitative goals. Includes application of individual multiplier, allocation of the performance pool, and additional discretionary upside applied by the Committee of 3.5% on the quantitative goals. The aggregate payout amount was 131% of target, reflecting Mr. Warren’s strong individual performance in 2012.

NEO	2012 Target Amount	2012 Metrics	2012 Bonus Award

Mark Hollinger, President and CEO, Discovery Networks International	$1.2 million 120% of base salary

100% ICP calculation

•   80% of ICP assigned to achievement of international division financial metrics and 20% to Company-wide financial metrics

•   Individual performance factored into ICP calculation with individual multiplier and allocation of performance pool

$1.94 million, based on calculation of the ICP payout. ICP calculation based on Company and international division performance, individual multiplier, and allocation of the performance pool. The aggregate payout amount was 162% of target, reflecting the international division’s strong performance and Mr. Hollinger’s outstanding individual performance in 2012.

Bruce Campbell, Senior Executive Vice President, Chief Development Officer and General Counsel	$931,500 90% of base salary

100% ICP calculation

•   100% of ICP assigned to achievement of Company-wide financial metrics

•   Individual performance factored into ICP calculation with individual multiplier and allocation of performance pool

$1.55 million, based on calculation of the ICP payout. ICP calculation based on Company performance and an individual multiplier at target. The aggregate payout amount was 166% of target, reflecting Mr. Campbell’s strong individual performance in 2012.

Annual bonus compensation for the NEOs is paid under the 2005 Stock Plan and intended to qualify as performance-based compensation under Section 162(m). At the beginning of 2012, the Subcommittee set a Company performance criterion and a maximum annual bonus amount for each NEO and certain other senior executives as the initial step in structuring the bonus awards as performance-based under Section 162(m). If the performance criterion for the year is met, the actual bonus award for each NEO is subject to the Subcommittee’s negative discretion (“downward discretion”). Mr. Zaslav’s annual bonus opportunity was capped at a maximum of 300% of base salary, and each of the remaining NEOs’ annual bonus opportunity was capped at a maximum of 250% of base salary (using base salary determined as of the first day of the year).

The Subcommittee (and now Committee) exercises its downward discretion based on each executive’s individual performance and Company performance, calculated against target bonus amounts for each executive that are expressed as a percentage of salary. With respect to Messrs. Zaslav, Hendricks, and Warren, the Subcommittee considered each executive’s achievement of quantitative and qualitative goals set by the Committee. For Messrs. Hollinger and Campbell, the Subcommittee considered the amount each executive would have received had the bonus been calculated under the ICP.

For 2012, the Subcommittee set the performance threshold at $1,045 million in Adjusted OIBDA for purposes of determining eligibility to receive payouts of the annual cash bonus opportunity.

The Committee determined that both of these performance thresholds were met for 2012 and exercised its downward discretion to determine each NEO’s specific bonus payment amount as discussed below.

Annual Cash Bonus Awards for Messrs. Zaslav, Hendricks and Warren

Messrs. Zaslav, Hendricks and Warren are each eligible for an annual cash bonus award based on achievement of Company financial and individual qualitative goals. The Committee approved the goals for Messrs. Zaslav and Hendricks in March 2012, and for Mr. Warren in mid-2012 (after he joined the Company in March), with goals based 50% on quantitative financial goals and 50% on qualitative goals related to individual accomplishments.

Each executive’s target bonus amount was based on the terms of the applicable employment agreement. The Committee determined the target value for Mr. Warren in the course of negotiating his agreement, with the amount based on market data, internal equity, and an amount aimed at enticing Mr. Warren to accept employment with the Company. For more information regarding these agreements, see “Executive Compensation-Executive Compensation Arrangements,” below.

The quantitative goals for each of the three executives were the same and based on:

•	Net Revenue;

•	Adjusted Free Cash Flow; and

•	Further Adjusted OIBDA.

Net Revenue and Adjusted Free Cash Flow were the same quantitative measures used in the ICP, the annual cash bonus plan that applies to employees generally, but the quantitative metrics for Messrs. Zaslav, Hendricks, and Warren also include a third measure, Further Adjusted OIBDA. The Committee determined that including the Further Adjusted OIBDA measure was appropriate for the CEO, the Executive Chairman, and the CFO given the scope of their responsibilities and direct impact on resource allocation decisions.

The principle applied in deriving the adjustments resulting in Further Adjusted OIBDA and Adjusted Free Cash Flow is to ensure that the calculation reflects the impact of operational decisions taken by management, excludes the impact of events over which management has little or no influence, and excludes the impact of items that were not considered at the time the targets were set. Adjustments for currency fluctuations are made to ensure that the results are currency-neutral. The Committee reviewed its approach to bonus metric adjustments in 2012 to further refine these principles. The Committee decided to group adjustments into three categories:

•	unplanned acquisitions (and related expenses);

•	unplanned programming or new business investments; and

•	corporate transactions (including corporate debt transactions and accounting or legal changes that resulted in unforeseen changes).

Financial Metric	Definition	2012 Adjustments
Net Revenue	Revenue from ordinary business operations.	Adjustments in each of the three areas: unplanned acquisitions (and related expenses), based on international and domestic acquisitions in 2012, unplanned programming or new business investments, including additional programming investment in the U.S. networks and incremental investment in free-to-air channels internationally, and corporate transactions (including corporate debt transactions and accounting or legal changes that resulted in unforeseen changes), based on a revenue adjustment resulting from a change in the schedule of title deliveries under a licensing deal.

Adjusted Free Cash Flow	Cash provided by operations less acquisitions of property and equipment, adjusted for long-term incentive payments.

Adjustments on the same bases described above, as well as to address incremental investment in a new strategy team (categorized as new business investment) and interest on incremental debt (categorized as an adjustment based on corporate transactions).

Further Adjusted OIBDA

Revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) impairment charges and (vi) gains (losses) on business and asset dispositions.

Adjustments on the same bases described in the Net Revenue and Adjusted Free Cash Flow descriptions above.

The quantitative goals were weighted to reflect equal emphasis on the three measures. The Committee initially approved the targets in early 2012, and adjusted them to remove the amounts that were budgeted for a U.S. subsidiary that the Company divested in the middle of 2012. For 2012, the quantitative targets, weighting and results were:

	Weighting	Threshold	Target	Actual Achievement
Net Revenue (millions)	33.3%	$3,567	$4,453	$4,447.5
Adjusted Free Cash Flow (millions)	33.3%	$859	$1,072	$1,149.0
Further Adjusted OIBDA (millions)	33.3%	$1,675	$2,091	$2,104.0

The Committee set individual qualitative goals for Messrs. Zaslav, Hendricks, and Warren related to areas of strategic priority for the Company. Mr. Zaslav’s goals, with weighting, were to:

•	drive international growth, including the effective use of capital to build a strong content presence in the local markets (15%);

•	actively manage the allocation of assets to grow emerging networks and joint ventures, continuing to develop strong leadership (15%);

•	manage and support growth at Discovery Channel, TLC, and Animal Planet, emphasizing brand-defining content and enduring series (15%);

•	innovate to secure advertisers for cable and digital platforms in domestic and international markets; grow advertising revenue to outperform peers (15%);

•	evaluate opportunities to put content anywhere, anytime, and anyplace (10%);

•	manage global business development for strategic growth (5%);

•	further build and develop a robust, aggressive senior management team, and continue to retain and reward exceptional creative talent (10%);

•	execute strategic oversight of domestic and international financial resources with focus on long-term growth (10%); and

•	demonstrate increased differentiation in self-evaluation and evaluation of direct reports (5%).

The weighting was based on the Committee’s determination of the relative priority of each of these goals.

Mr. Hendricks’ goals, with weighting, included:

•	progress in global content sharing (20%);

•	stimulus of content for emerging networks (20%);

•	leadership in science content development (20%);

•	support of content that defines our mission to empower people to satisfy curiosity, to inspire, and to enlighten (20%); and

•	operating within the Company’s mission (20%).

The weighting was based on the Committee’s determination that each of these goals was of equivalent relative priority.

Mr. Warren’s goals, with weighting, were:

•	successful tax planning (50%);

•	implementing a strategic capital structure (40%); and

•	enhancing investor relations (10%).

The weighting was based on the Committee’s determination of the relative priority of each of these goals, and was consistent with the CEO’s recommendation.

In early 2013, the Committee reviewed the achievement of the goals, considering each executive’s assessment and, with respect to Mr. Zaslav, the input of the Board. The Committee determined that the Company met or exceeded the Adjusted Free Cash Flow and Further Adjusted OIBDA goal, and achieved 99.9% of the Net Revenue measure. With respect to the qualitative goals, the Committee, in consultation with the Board, determined that Mr. Zaslav had achieved his qualitative goals at the 94% level, that Mr. Hendricks had achieved his qualitative goals at the 90% level, and that Mr. Warren had achieved his goals at the 100% level. With respect to Mr. Warren, the Committee also considered the individual multiplier recommended by Mr. Zaslav, Mr. Zaslav’s recommendation of 3.5% in discretionary upside on the quantitative goals, and allocation of a discretionary performance pool amount, using the same methodology described with respect to Messrs. Hollinger and Campbell bonus calculations, below.

Based on these assessments, the Committee certified achievement of the performance criteria and exercised its downward discretion from the maximum bonus to determine that bonus payments of $5.33 million to Mr. Zaslav (97% of the target amount), $569,247 to Mr. Hendricks (95% of the target amount), and $903,691 to Mr. Warren (131% of the target amount) were appropriate.

Annual Cash Bonus Payments for Messrs. Hollinger and Campbell

Messrs. Hollinger and Campbell are each eligible for an annual cash bonus award of a percentage of base salary. The financial metrics that applied to Mr. Campbell under the ICP were based on Discovery’s results as a whole. The financial metrics that applied to Mr. Hollinger were based 80% on the results of the Discovery Networks International line of business, and 20% on Company results as a whole. This is consistent with the general ICP program, in which employees are assigned metrics based on the employee’s role and organizational assignment.

The aggregate amount payable to an individual under the ICP is calculated by:

•	first, determining the target bonus of each employee (the pre-established percentage of the employee’s base salary);

•	second, establishing the amount payable due to the achievement of Discovery as a whole and any applicable line of business performance measures, as applied to the target bonus amount;

•	third, multiplying that amount by an individual multiplier (ranging from 0 to 1.5) that reflects individual performance; and

•

fourth, adding to the total payout amount a specific dollar amount that is an allocation of the “performance pool.” The performance pool is a total amount of money that is available to allocate to high performers if the applicable financial metrics are achieved at a level higher than 100% of target.

The calculation of the amount of the ICP award for each of the participating NEOs was as follows:

(Target bonus) X (percentage based on achievement of Company performance metrics/percentage based on applicable line of business results) X (individual performance multiplier) + (allocation of any available performance pool based on individual performance)

2012 ICP, Paid in March 2013

In the first quarter of 2012, the Committee established threshold (25% payout), target (100% payout) and maximum (150% payout) amounts for each of the ICP financial metrics, a ceiling beyond which higher payments would only be made relating to such metric at the Company’s discretion and a scale that determined the amount payable for achievement of results in between the minimum and the over-achievement amounts.

The 2012 ICP performance targets for the Company as a whole are set forth in the following table (as adjusted for the same divestiture of a U.S. subsidiary that applied to the quantitative metrics for Messrs. Zaslav, Hendricks and Warren):

Discovery Communications	Weighting	Threshold	Target	Over Achievement	Actual Achievement
Net Revenue (millions)	45%	$4,007	$4,452.6	$4,897.9	$4,447.5
Adjusted Free Cash Flow (millions)	55%	$791.5	$1,072.0	$1,352.5	$1,149.0

The 2012 ICP performance targets for Discovery Networks International are set forth in the following table:

Discovery Networks International	Weighting	Threshold	Target	Over Achievement	Actual Achievement
Net Revenue (millions)	45%	$1,469.7	$1,633.0	$1,796.3	$1,656.5
Further Adjusted OIBDA (millions)	55%	$581.7	$728.7	$875.7	$752.4

The Net Revenue and Adjusted Free Cash Flow measures for the Company-wide metrics are the same measures used with respect to the annual cash bonus for Messrs. Zaslav, Hendricks and Warren, and were subject to the same adjustments discussed above.

The determination as to whether the 2012 financial performance measures were met was made during the first quarter of 2013 following the review of the full-year 2012 audited financial statements. Both the international division and overall Company financial metrics exceeded 100% of target so a performance pool was available for allocation for the NEOs covered by the ICP. In the cases of Messrs. Warren, Hollinger and Campbell, Mr. Zaslav recommended an “individual multiplier” to be applied to the ICP calculation (and, with respect to Mr. Warren, the overall calculation of his annual bonus). Mr. Zaslav also recommended allocation of the performance pool to Messrs. Hollinger, Campbell, and Warren, based on their strong 2012 performance. The Committee reviewed this recommendation, each of these NEOs’ self-assessment of individual performance for 2012, and Mr. Zaslav’s review of their 2012 performance that supported his recommendation of the individual multiplier. The Committee certified achievement of the Section 162(m) performance criterion and exercised its downward discretion from the maximum bonus to determine a bonus payment of $1.94 million for Mr. Hollinger (162% of the target amount) and $1.55 million for Mr. Campbell (166% of the target amount).

Please refer to the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan Based Awards Table for more information regarding the range of 2012 payouts available to these NEOs and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts paid to them with respect to their 2012 awards.

Long-Term Incentive Compensation

We believe that delivering a substantial portion of an executive’s total direct compensation in equity or equity-type awards helps to align our executives’ interests with those of our stockholders. In 2012, we made long-term equity or equity-type awards to four of the NEOs, which we believe serves to focus their attention on increasing the Company’s value over time. We did not make an equity award to Mr. Singer, who left the Company at the end of his employment agreement term in March 2012. In addition, we did not make an award to Mr. Hendricks because the Equity Stake Transition Agreement between us and Mr. Hendricks (described in “Executive Compensation—Executive Compensation Arrangements,” below) no longer required equity awards to Mr. Hendricks after 2011. Nevertheless, in early 2013, the Committee determined to begin considering Mr. Hendricks for annual equity awards in accordance with the general process for equity awards to senior executives. The Committee considered our TSR and the TSR of each of our peer companies as a reference point when considering grants of long-term incentive awards, and determined that it was appropriate to make long-term incentive awards in 2012.

With respect to Messrs. Hollinger and Campbell, the Committee determined a target amount for the 2012 long-term incentive (“LTI”) awards, which was then converted into a number of stock options and PRSUs (50% of the target value in stock options, 50% in PRSUs, as described under “—Stock Plan,” below ). The awards for Mr. Zaslav were based on the provisions of his employment agreement, which required a number of units rather than a dollar-value target amount. The awards for Mr. Warren were the “new hire” awards required by the terms of his employment agreement and were expressed in the agreement as target values that were then converted into a number of stock options and RSUs (50% of the target value in stock options, 50% in RSUs, as described under “—Stock Plan,” below ).

The following chart summarizes the equity award design for each NEO. Because the awards for Messrs. Zaslav and Hendricks were based on a number of units rather than an overall target value, we have included the fair market value as of the date of grant for their awards in the column that specifies the 2012 target amount for the other NEOs.

NEO	2012 Target Amount or FMV	2012 LTI Awards	Design

David Zaslav, CEO	$15,843,215 (fair market value at time of grant)	1,718,353 CS-SARs	An award of a specified number of CS-SARs each year. The CS-SARs mature and pay out in four equal tranches, 25% each year, as of the first four anniversaries of the date of grant. The amount of the payout, if any, is based on the appreciation in our stock price over the price at grant.
	____________	____________	____________

	$25,326,916 (fair market value at time of grant)	529,077 PRSUs

PRSUs vest in 2015 if the Company achieves targets for revenue, Adjusted OIBDA, and Adjusted Free Cash Flow over a three-year performance period (FY 2012-2014).

Both awards were required by Mr. Zaslav’s employment agreement, as further described below.

Andrew Warren, CFO	$2 million	57,775 stock options	Stock options vest 25% each year on the first four anniversaries of the date of grant and expire on the seventh anniversary of the date of grant.

19,720 RSUs

RSUs vest in tranches of 33%, 33%, and 34% on the second, third, and fourth anniversaries of the date of grant.

Both awards were required by Mr. Warren’s employment agreement, as further described below.

Mark Hollinger, President and CEO, Discovery Networks International	$3 million	94,385 stock options	Stock options vest 25% each year on the first four anniversaries of the date of grant and expire on the seventh anniversary of the date of grant.

		31,309 PRSUs	PRSUs vest 50% in 2015 if the Company achieves targets for revenue, Adjusted OIBDA, and Adjusted Free Cash Flow over a three-year performance period (FY 2012-2014), and 50% in 2016 based on the executive’s continued service to the Company.

NEO	2012 Target Amount or FMV	2012 LTI Awards	Design

Bruce Campbell, Senior Executive Vice President, Chief Development Officer and General Counsel	$1 million	31,462 stock options	Stock option and PRSU awards were made with the same design as the awards to Mr. Hollinger.

10,437 PRSUs

The Committee’s intent is to make equity awards annually in March, with new hire and promotion grants made throughout the year in the Committee’s regular meetings, generally on or about the 15th of each month. In 2012, this resulted in the practice of holding regularly-scheduled Subcommittee or Committee meetings on or about the 15th day of each month and making awards at each meeting, with the exercise price equal to the closing price of our Series A common stock as of the date of grant. On occasion for administrative convenience, we may make a grant with a future effective date, with the grant price set on the future effective date. This occurred with respect to Mr. Zaslav’s award of CS-SARs, which was required to be made as of January 2, 2012, under the terms of his employment agreement. The Subcommittee approved the award on December 21, 2011, to be effective on January 2, 2012, and with a grant price equal to the Fair Market Value on January 2, 2012 as defined under his employment agreement.

In 2013, the Committee determined to review the annual equity awards in early March rather than on or about March 15, to allow supervisors to notify employees of the approved awards at the same time they review the annual bonus payouts. The Committee intends to review annual equity awards on or about March 1 of each year, and to continue reviewing new hire and promotion grants on or about the 15th of each month.

Our practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, nonpublic information which is likely to result in an increase in its stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price. The exercise price of stock option awards and measurement price of CS-SARs were set at the closing price per share of the Company’s Series A common stock on the Nasdaq on the date the awards were granted, or for grants made with future effective dates, as of the effective date of the award.

Stock Plan

Generally. The 2005 Stock Plan is an equity-based long-term incentive plan and the primary vehicle for long-term incentive compensation for Company employees after we became a public company. The Committee delegated the authority to make awards under the 2005 Stock Plan to the Subcommittee. The Committee began approving awards under the 2005 Stock Plan after the Subcommittee was eliminated in June 2012.

The Committee has adopted a general design under which we make equity awards to our senior executives, which applied to the awards made to Messrs. Hollinger and Campbell. This involves setting a target value for the equity award that is converted into a number of stock options (based on the Black-Scholes value of the stock option) and PRSUs (based on the closing price of Discovery Series A common stock on the Nasdaq Global Select Market). In 2012, it was the practice of the Committee and the Subcommittee to use the Black-Scholes valuation of the stock options as of the last trading day of the month prior to the date of grant and the closing price of the PRSUs as of the trading day before the date of grant with respect to these calculations. This administrative practice allows more efficient processing of equity grants and, with respect to stock options, the ability of the Committee to review the actual number of units at the time the grant is made.

Stock Options. The stock option awards have a four-year vesting schedule, become exercisable in equal tranches of 25% on the first four anniversaries of the date of grant, expire on the seventh anniversary of the date of grant, assuming continued employment, and are otherwise consistent with the terms of the 2005 Stock Plan and award agreement.

PRSUs. The PRSU awards also have a four-year vesting schedule, but vest in two equal tranches, the first 50% on the third anniversary of the date of grant and the remaining 50% on the fourth anniversary, assuming continued employment and otherwise consistent with the terms of the 2005 Stock Plan and award agreement. Vesting of the PRSU awards is contingent on meeting Company financial performance metrics for revenue, Adjusted OIBDA, and Adjusted Free Cash Flow, for a three-year performance period. The Committee adopted this design after reviewing market trends and best practices and concluding that a balance of stock options and PRSUs would:

•	provide appropriate incentives;

•	link the interests of our senior executives to our stockholders, focusing our senior executives on longer-term Company financial goals;

•	serve as a retention tool; and

•	allow for tax deductibility of the equity awards as performance-based.

The PRSU awards are intended to qualify as performance-based compensation under Section 162(m) and follow a similar structure to that of the annual bonus design. At the beginning of each year, the Subcommittee (and now the Committee) sets a Company performance criterion and a maximum number of PRSUs for each NEO and certain other senior executives as the initial step in structuring the awards as performance-based under Section 162(m). If the performance criterion for the three-year performance period is met, the actual number of PRSUs distributed to each NEO is subject to the Committee’s negative discretion (“downward discretion”). The maximum amount of the PRSU award is the target amount. There is no upside for over-performance, which the Committee determined was appropriate to discourage excessive risk-taking by our senior executives.

Once the Committee determines the performance criterion is met, the Committee exercises its downward discretion based on Company performance against the revenue, Adjusted OIBDA, and Adjusted Free Cash Flow targets. As part of the Committee’s downward discretion, the awards also provided that the Committee may determine, based on the Company’s performance relative to peers, to (i) reduce the number of vesting shares by up to 25% of the proportionate number amount or (ii) increase the number of vesting shares by up to 25% of such proportionate amount (but not beyond 100%).

For the 2012 PRSU awards made to NEOs, the Subcommittee set the performance threshold at $3.3 billion in Adjusted OIBDA over the three-year performance period. The performance metrics to be used by the Committee, following the dissolution of the Subcommittee, in its exercise of downward discretion are based on revenue, Adjusted OIBDA, and Adjusted Free Cash Flow. Over-performance on the Adjusted OIBDA or Adjusted Free Cash Flow measures may offset under-performance by any of the other two metrics, but over-performance on the revenue metric cannot offset under-performance on the other two metrics. The metrics and weighting are as follows:

		Performance Against Target
	Weight	120%	110%	105%	100%	95%	90%	85%	81%	80%
Revenue (millions)	20%	17,034	15,615	14,905	14,195	13,485	12,775	12,066	11,427	11,356
Adjusted OIBDA (millions)	40%	7,942	7,280	6,949	6,618	6,287	5,956	5,625	5,327	5,294
Adjusted Free Cash Flow (millions)	40%	4,312	3,952	3,773	3,593	3,413	3,234	3,054	2,892	2,874

Maximum Vesting		100%	100%	100%	100%	95%	90%	75%	50%	0%

RSUs. The awards of RSUs have a four-year vesting schedule, vesting in three tranches of 33%, 33%, and 34% on the second, third and fourth anniversaries of the date of grant, assuming continued employment, and are otherwise consistent with the terms of the 2005 Stock Plan and award agreement.

CS-SARs. The Subcommittee also made an award of CS-SARs to Mr. Zaslav, with special terms as provided in his employment agreement. CS-SAR awards consist of a number of units that represent an equivalent number of shares of Discovery Series A common stock. For the award to Mr. Zaslav, the base price is determined based on the average of the closing stock prices of the Series A common stock on the Nasdaq Global Select Market over the 10 trading days immediately preceding and including the grant date and the 10 trading days immediately following the grant date. Each award vests as to 25% of the units on each of the four anniversaries of the date of grant, assuming continued employment. With respect to the CS-SAR award granted to Mr. Zaslav in 2012, as required by his employment agreement, on each vesting date, if Mr. Zaslav is employed by Discovery or any of its subsidiaries, he will be entitled to receive a cash payment equal to the product of (x) the number of units that vested on that date, multiplied by (y) the difference between the base price and the average stock price on the vesting date, calculated as described above.

LTI Awards for Messrs. Warren, Hollinger and Campbell

Mr. Warren: In April 2012, the Subcommittee approved an equity award for Mr. Warren in the target amount of $2 million. Pursuant to the terms of Mr. Warren’s employment agreement, this award was in the form of stock options and RSUs. The target value was based on the market data with respect to the size of long-term incentive awards for CFOs within our peer group and was a negotiated amount to entice Mr. Warren to leave employment with another company and accept employment with us. In the negotiation of the agreement, Mr. Warren requested that half of the award be in the form of RSUs. The Committee agreed to this structure as a negotiated term. In addition, the Committee considered that the RSU award was not performance based but that Mr. Warren’s compensation was not subject to the deductibility limits of Section 162(m) related to performance-based pay, because the limits generally do not apply to chief financial officers. Including the equity award, Mr. Warren’s total direct compensation was slightly above the median for CFOs in our peer group.

Mr. Hollinger: In March 2012, the Subcommittee approved an equity award for Mr. Hollinger in the target amount of $3 million. Pursuant to the design approved by the Committee, this award was in the form of stock options and PRSUs. The target value recognized Mr. Hollinger’s strong performance and also considered the market data with respect to the size of long-term incentive awards for the peer group companies. After the equity award, Mr. Hollinger’s total direct compensation was above the 75th percentile for Division Presidents in the peer group.

Mr. Campbell: In March 2012, the Subcommittee approved an equity award for Mr. Campbell in the target amount of $1 million. Pursuant to the design approved by the Committee, this award was in the form of stock options and PRSUs. The target value recognized Mr. Campbell’s strong performance and also considered the market data with respect to the size of long-term incentive awards for the peer group companies. After the equity award, Mr. Campbell’s total direct compensation was between the median and the 75th percentile for the market matches.

Awards Under the Stock Plan to Mr. Zaslav

Mr. Zaslav: Mr. Zaslav’s employment agreement required that we make an award of PRSUs in 2012, with a number of units calculated in accordance with the formula specified in that agreement and described in “Executive Compensation-Executive Compensation Arrangements,” below. In March 2012, the Subcommittee awarded Mr. Zaslav 529,077 PRSUs. Under the employment agreement, this award vests in 2015 if the Company meets financial metrics for cumulative three-year performance in 2012-2014. The performance threshold and three-year performance metrics are the same as those applied to the PRSU awards for the other NEOs (and as specified above), but the payout scale is different. As with the awards made to other NEOs, over-performance on the Adjusted OIBDA or Free Cash Flow measures may offset under-performance by any of the other two metrics, but over-performance on the revenue metric cannot offset under-performance on the other two metrics. The metrics and weighting are as follows:

		Performance Against Target
	Weight	120%	110%	105%	100%	95%	90%	85%	81%	80%
Revenue (millions)	20%	17,034	15,615	14,905	14,195	13,485	12,775	12,066	11,427	11,356
Adjusted OIBDA (millions)	40%	7,942	7,280	6,949	6,618	6,287	5,956	5,625	5,327	5,294
Adjusted Free Cash Flow (millions)	40%	4,312	3,952	3,773	3,593	3,413	3,234	3,054	2,892	2,874

Maximum Vesting		100%	100%	100%	100%	100%	100%	90%	80%	0%

Payouts under PRSU Awards for Measurement Period 2010-2012

In February 2013, the Committee reviewed achievement of the performance thresholds for the measurement period that ran from January 1, 2010 through December 31, 2012, with respect to the awards made in 2010 to Messrs. Zaslav, Hollinger, and Campbell. For the 2010 PRSU awards, the Subcommittee had set the performance threshold at $2.4 billion in Adjusted OIBDA over the three-year performance period. Mr. Campbell also had received a special PRSU award in August 2010, in connection with a new employment agreement under which he added the General Counsel responsibilities and the performance threshold for that award was $1.58 billion in Adjusted OIBDA, measured from July 1, 2010 through December 31, 2012. The Committee determined that the Company had met or exceeded the performance thresholds for each of the awards.

Each of the awards included performance metrics to be used by the Committee in its exercise of downward discretion, based on revenue, Adjusted OIBDA, and Free Cash Flow. The awards to Messrs. Hollinger and Campbell also included the Committee discretion to reduce or increase the number of shares based on the Company’s performance relative to peers. As an initial matter, the Committee reviewed the Company’s performance relative to the peer group during the 3-year performance and determined that the Company’s performance had been strong relative to its peers. Accordingly, the Committee decided not to exercise discretion to reduce the number of shares for these awards.

The Committee then reviewed the performance against the three financial metrics for the awards to Messrs. Zaslav, Hollinger, and Campbell and concluded that the Company had met or exceeded each of the three metrics during the performance period. In accordance with Mr. Zaslav’s employment agreement, 100% of the 2010 award vested in 2012 and the Company distributed 60% of the shares (40% will be distributed in future years, in accordance with the terms of the agreement). With respect to the awards to Messrs. Hollinger and Campbell, 50% of the shares vested and were distributed, and 50% will be distributed in 2014 based on each executive’s continued employment and the other terms and conditions of the award. The performance against each of the three metrics was as follows:

	Targets					Performance					Payout Schedule
	Target Weighting	2010	2011	2012	Cumulative	2010	2011	2012	Cumulative	Perfor- mance against Target	CEO	Execu- tives
Revenue (millions)	20%	3,681	3,812	3,995	11,488	3,773	4,235	4,487	12,495	108.8%	100%	100%
Adjusted OIBDA (millions)	40%	1,614	1,693	1,769	5,076	1,699	1,914	2,095	5,708	112.5%	100%	100%
Adjusted Free Cash Flow (millions)	40%	869	981	1,039	2,889	777	1,168	1,066	3,010	104.2%	100%	100%

Retirement Benefits

The NEOs generally participate in the same benefit plans and on the same terms as are offered to other U.S.-based full-time employees. We offer a 401(k) defined contribution plan as well as a non-qualified Supplemental Deferred Compensation Plan (the “SRP”) that is available to U.S.-based senior employees, including all of the NEOs. The NEOs participate in these plans on the same terms and conditions as other eligible employees.

To encourage participation in the 401(k) plan, the Company makes a matching contribution of (i) 100% of the employee’s first 3% of salary contributions to the defined contribution plans and (ii) 50% of the employee’s next 3% of salary contributions, up to a maximum amount of 4.5% of eligible base salary in the form of Company matching contributions, subject to certain limits under applicable tax regulations. We also make a supplemental contribution into the SRP for those employees whose base salary exceeds the IRS compensation limit under the 401(k) regulations. This Company contribution uses the same formula applied for the 401(k) match (4.5%) and is applied to the base salary in excess of the IRS limit (for 2012, this was $250,000), up to a maximum of $1 million in base salary. In addition to base salary deferrals, participants in the SRP are also permitted to defer portions of payouts under the Discovery Appreciation Plan (“DAP”) and ICP awards into their SRP accounts. These amounts are not included in the calculation of the supplemental Company contribution into the SRP. The 401(k) and SRP accounts offer the same investment options, with the amounts actually invested for the 401(k) plan and with earnings measured hypothetically for the SRP.

We believe the SRP is necessary to allow employees who would otherwise be limited by IRS restrictions on the amount of compensation that may be considered in participation in the Company’s 401(k) plan to:

•	save a proportionate amount for retirement;

•	provide the same Company contribution amount to these employees that they would have received absent the IRS compensation limits in the 401(k) plan; and

•	support the goals of providing competitive compensation packages to our employees.

For more information about the SRP, please refer to the Non-Qualified Deferred Compensation Table below.

Health, Welfare and Other Personal Benefits

The NEOs are eligible to participate in the health, welfare and fringe benefits generally made available by the Company to its U.S.-based regular full-time employees, such as basic and supplemental life insurance, short and long-term disability, commuter reimbursement, fitness reimbursement and access to legal resources. Employees at the level of vice president and above, including the NEOs, are also eligible to participate in executive-level long-term disability and long-term care plans.

In addition, we provide the following perquisites and other personal benefits to our NEOs:

Relocation Expenses; Related Gross-Up. Consistent with our objective to attract and retain a high-performing executive management team, we actively recruit top-notch candidates from all over the country to fill executive level openings and will reimburse the newly hired executive for relocation costs and pay the executive an amount equal to the tax resulting from the reimbursement (a “gross-up”). Mr. Warren was hired in 2012 and his employment agreement provides for relocation benefits in 2012, to be used within 24 months after June 1, 2012, in accordance with and subject to the limitations of our relocation policy. We also provide transition benefits to Mr. Warren to defray the cost of an apartment near our Maryland headquarters for the time period prior to relocating his primary residence. We also provide him with a monthly car allowance for this transition period and reimburse him for travel between his home in Connecticut and our Maryland offices for the time period before he moves his primary residence. The relocation and transition expenses, and related gross-ups, incurred with respect to 2012 are reflected in the Summary Compensation Table.

Aircraft Usage; Related Gross-Up. We have an agreement with NetJets Inc. pursuant to which we lease the right to a specified amount of travel each calendar year on NetJets’ aircraft. We allow Messrs. Zaslav and Hendricks to use a portion of our allotted travel time on NetJets aircraft for personal use. Personal use of the aircraft by each of these two NEOs is limited to $157,000 of aggregate incremental cost per calendar year, inclusive of all incremental costs associated with any personal guests that may accompany him on flights. Excluded from this limitation on personal flight time is personal use of the aircraft where we request that family members or guests accompany Messrs. Zaslav or Hendricks on a business trip. Mr. Zaslav is also permitted to use the NetJets aircraft for some trips that are considered commuting for tax purposes but that we consider to be consistent with Company business requirements, as further explained below.

In general, we do not permit Mr. Zaslav to use the NetJets aircraft for commuting, which we view as flights between New York and Maryland that occur at the beginning or end of the work week. In some circumstances, however, we allow Mr. Zaslav to use the NetJets aircraft for travel between New York and Maryland if we determine that it supports our business needs. This situation generally arises because Mr. Zaslav is in Maryland at the beginning of the work week and is required to return to New York for a mid-week business commitment, or stays in New York for the beginning of the work week for a business commitment. In some cases, this type of travel may be reported as a perquisite in our Summary Compensation Table and may be considered “commuting” for tax purposes. To allow Mr. Zaslav to attend to the regular Company business commitments that he has in New York without limiting his travel options, we allow him to use NetJets aircraft for this type of travel. We also “gross up” any imputed income associated with travel that is approved for this treatment.

Family members may accompany Messrs. Zaslav and Hendricks on authorized NetJets business flights at no aggregate incremental cost to the Company. For 2012, we provided a gross-up to Messrs. Zaslav and Hendricks to cover taxes for imputed income arising when a family member accompanied the executive on business travel at the request of the Company (e.g., when Mr. Zaslav’s spouse accompanied him to a business event in which attendance by a spouse is customary and serves our business interests). In addition, we provided Mr. Zaslav a gross-up to cover taxes arising from his mid-week travel that we treated as commuting.

Mobile Access. We reimburse Messrs. Zaslav and Hendricks for limited home office expenses, including monthly satellite, cable and related television charges and Internet access.

Car Allowance. We provide Mr. Zaslav with a monthly car allowance as provided in his employment agreement.

Split Dollar Life Insurance. The Company historically has maintained a split dollar life insurance policy for Mr. Hendricks. The premium cost for this policy is reflected in the “All Other Compensation” column of the Summary Compensation table.

For more information regarding the perquisites provided in 2012 to each NEO, please refer to the “All Other Compensation” column of the Summary Compensation Table.

Executive Stock Ownership Policy

In 2012, the Committee adopted an executive stock ownership policy that applies to the NEOs and certain other senior executives. The policy requires each covered executive to hold a specified amount of our stock, calculated as a multiple of the executive’s base salary, as described in the table below.

Title	Requirement (multiple of base salary)	Timeframe to reach (from later of effective date or becoming covered by policy)
CEO and Executive Chairman	5X	5 years
Covered executive with LTI target grant value >1X of base salary	2X	5 years
Covered executive with LTI target grant value <1X of base salary	1X	6 years

The Committee determined that any shares of our stock beneficially owned by the covered executive, as well as unvested awards of PRSUs and RSUs, would be counted for purposes of meeting the stock holding target. Once an executive meets the target, the executive is expected to maintain holdings at the target for as long as he or she remains in a role that is identified as a covered executive under the policy.

The Committee may consider failure to meet the requirements of the policy in making compensation decisions for a covered executive, and may take any other action appropriate to support the intent of the policy, including requiring an executive to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.

Clawback Policy

All employees are subject to a “clawback” policy, adopted by the Committee in 2010. Under this policy, in addition to any other remedies available to the Company (but subject to applicable law), if the Board, or the Committee, determines that any employee has engaged in fraud or misconduct that resulted in a financial restatement, the Company may recover, in whole or in part, any bonus or other incentive-based or equity-based compensation, received by the employee from the Company in the 12 months after the filing of the financial statement that was found to be non-compliant. The Committee determined that it was appropriate to adopt the policy to provide a further deterrent to fraudulent activity.

Say on Pay and Say When on Pay

At the Company’s Annual Meeting of Stockholders held on May 17, 2011, we held an advisory vote on executive compensation and an advisory vote on the frequency of future executive compensation advisory votes. A majority of stockholders voted in favor of the Company’s executive compensation and in favor of providing stockholders with an advisory vote on future executive compensation every three years. In light of the voting results and other factors, the Board determined to provide stockholders with an advisory vote on future executive compensation every three years. Accordingly, the next advisory vote on executive compensation will occur at the Annual Meeting of Stockholders to be held in 2014. The Committee reviewed the results of the advisory vote on executive compensation in 2012 and did not make any changes to our compensation programs based on the results of the vote.

EXECUTIVE COMPENSATION

The following tables set forth compensation information for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (computed in accordance with the SEC’s rules) who were serving as executive officers as of December 31, 2012 and our former Chief Financial Officer, who resigned from Discovery effective March 31, 2012.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
David M. Zaslav	2012		3,000,000		25,326,916	15,843,215	5,329,750	432,986	(5)	49,932,867
President and Chief Executive Officer	2011		2,961,539		20,301,093	23,873,389	4,837,719	430,379		52,404,119
	2010		2,000,000		20,333,632	15,412,996	4,410,000	432,668		42,589,296

Andrew C. Warren	2012	*	657,692		1,011,439	1,019,729	903,691	186,484	(6)	3,779,035
Senior Executive Vice President and Chief Financial Officer

Mark G. Hollinger	2012		1,000,000		1,498,762	1,585,668	1,943,375	65,206	(7)	6,093,011
President and CEO, Discovery Networks International	2011		1,000,000		1,463,384	1,379,353	1,622,368	54,255		5,519,360
	2010		1,000,000		1,500,013	1,500,001	1,551,208	51,495		5,602,717

Bruce L. Campbell	2012		1,028,269		499,619	528,562	1,549,960	58,533	(7)	3,664,943
Senior Executive Vice President, Chief Development Officer and General Counsel	2011		1,000,000		487,795	459,789	1,061,860	49,730		3,059,175
	2010		959,615		887,515	487,504	1,003,281	45,843		3,383,759

John S. Hendricks	2012		1,000,000		—	—	569,247	263,332	(8)	1,832,579
Executive Chairman	2011		1,000,000		—	6,899,345	581,276	411,462		8,892,083
	2010		1,000,000		—	7,697,561	588,000	260,864		9,546,425

Bradley E. Singer	2012	*	315,015	(9)	—	—	—	13,764		328,779
Former Senior Executive Vice President and Chief Financial Officer	2011		1,018,034		975,589	919,564	1,235,575	50,125		4,198,887
	2010		988,383		850,011	850,003	1,342,206	49,292		4,079,895

*	Partial year.

(1)	The dollar amounts in this column represent the grant date fair value compensation expense, computed in accordance with FASB ASC Topic 718, of PRSU awards. For each of the PRSU awards, the grant date fair value is calculated using the closing price of our Series A common stock on the grant date as if these awards were fully vested and issued on the grant date. There can be no assurance that these grant date fair values will ever be realized by the NEOs. See the “Grants of Plan-Based Awards in 2012” table below for information on PRSU awards made in 2012.

(2)	The dollar amounts in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the DAP awards, cash-settled stock appreciation rights and option awards granted to our NEOs for each of the applicable fiscal years. See Note 13 to our Annual Report on Form 10-K/A for information regarding the assumptions used in determining the value of the option awards. For the DAP awards and cash-settled stock appreciation rights, we also calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 13 to our Annual Report on Form 10-K/A. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.

(3)	These amounts reflect the cash performance awards earned by the applicable NEO under Discovery’s 2005 Incentive Plan, which is more fully described under “Compensation Discussion and Analysis-Compensation Decisions—2012 ICP, Paid Out in March 2013” above. The 2012 award amounts were determined and paid out during the first quarter of 2013, the 2011 award amounts were determined and paid out during the first quarter of 2012 and the 2010 awards were determined and paid out during the first quarter of 2011.

(4)	We offer executives basic life insurance as well as executive level disability and long-term care coverage. We also offer matching contributions to an executive’s 401(k) plan and contributions to the supplemental retirement plan, subject to certain limitations. Below are the payments made on behalf of the NEOs to the foregoing plans in 2012:

	Basic Life ($)	Disability/Long Term Care ($)	Matching Contributions
			401(k) ($)	SRP ($)
Mr. Zaslav	1,020	4,981	11,250	33,750
Mr. Warren	636	0	7,281	18,346
Mr. Hollinger	1,020	4,907	11,250	33,750
Mr. Campbell	1,020	3,710	11,250	33,750
Mr. Hendricks	1,020	0	11,250	33,750
Mr. Singer	275	909	11,250	1,331

For more information regarding these benefits, please see “Compensation Discussion and Analysis-Retirement Benefits” and “—Health, Welfare and Other Personal Benefits” above.

(5)	This amount includes $164,353 for personal use of aircraft (including family travel and flights deemed commuting for which Mr. Zaslav is not provided a tax gross-up), $126,015 for travel that is treated for tax purposes as commuting but that we consider business travel and $17,625 for related tax gross-ups for the commuting travel. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits-Aircraft Usage; Related Gross-Up” above for more information regarding our policies for Mr. Zaslav’s use of our allotted travel on our corporate aircraft. Also includes $12,331 for non-flight travel and other commuting expenses and $10,534 for related tax gross-ups. The table also includes $16,800 for a car allowance, $11,083 in respect of home office expenses and $23,245 for personal security services provided to Mr. Zaslav for business overseas travel that we provided after consulting with an independent security company.

(6)	This amount includes $76,452 in transition and relocation expenses and $61,866 in associated tax gross-ups, as provided pursuant to Mr. Warren’s employment agreement. Also includes a $15,000 relocation miscellaneous expense allowance, $1,206 in relocation benefits for which Mr. Warren was eligible under the Company’s relocation policy and $667 for related tax gross-ups for the relocation benefits. See “Executive Compensation Arrangements—Warren Employment Agreement” below for more information on the relocation benefits provided to Mr. Warren.

(7)	Includes amounts with respect to family travel at our request for business purposes and associated tax gross-ups.

(8)	This amount includes $156,016 for personal use of aircraft for which Mr. Hendricks is not provided a tax gross-up, $5,055 for family travel at our request for business purposes and $4,203 for related tax gross-ups for the family and business associate travel. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits-Aircraft Usage; Related Gross-Up” above for more information regarding our policies regarding Mr. Hendricks’ use of our allotted travel on our corporate aircraft. Also included in the table is $1,889 in respect of home office expenses and $50,149 for a split-dollar life insurance policy consisting of premium payments. See “Compensation Discussion and Analysis-Health, Welfare and Other Personal Benefits—Split Dollar Life Insurance” above for more information on Mr. Hendricks’ life insurance policy.

(9)	Includes an amount for accrued but unused vacation days.

Grants of Plan-Based Awards in 2012

Name	Grant Date	Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Possible Payouts Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
			Target ($)	Maximum ($)	Threshold (#)		Target (#)
David M. Zaslav	(1)		5,500,000	9,000,000
	1/2/2012	12/21/2011							1,718,353	(3)	41.30	15,843,215
	3/15/2012				423,262	(2)	529,077	(2)			—	25,326,916
Andrew C. Warren	(1)		690,984	2,250,000
	4/12/2012								57,775	(5)	51.29	1,019,729
	4/12/2012				19,720	(4)	19,720	(4)			—	1,011,439
Mark G. Hollinger	(1)		1,200,000	2,500,000
	3/15/2012								94,385	(7)	47.87	1,585,668
	3/15/2012				15,655	(6)	31,309	(6)			—	1,498,762
Bruce L. Campbell	(1)		931,500	2,587,500
	3/15/2012								31,462	(7)	47.87	528,562
	3/15/2012				5,219	(6)	10,437	(6)			—	499,619
John S. Hendricks	(1)		600,000	2,500,000
Bradley E. Singer	(8)

(1)	These amounts reflect the possible payouts with respect to awards of annual cash bonus under the 2005 Stock Plan (as defined herein) for performance in 2012. There is no threshold amount for these awards. Each NEO is assigned a target bonus amount and is eligible to receive an annual cash bonus award of up to 300% of base salary for Mr. Zaslav and 250% of base salary for all other NEOs, subject in each case to the Compensation Committee’s authority to exercise “downward discretion” and the 2005 Stock Plan’s $10 million limit. The amounts of annual cash bonus awards actually paid for performance in 2012 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual cash bonus awards and the factors used by the Subcommittee in exercising its downward discretion, please see “Compensation Discussion and Analysis—2012 Compensation Decisions—Annual Cash Bonus Awards.”

(2)	This amount represents PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. The vesting of the PRSUs is based on three-year performance metrics. A full tranche of the PRSUs will be earned only upon full (100%) achievement of the target for each performance metric. If Mr. Zaslav’s performance relative to the targets is less than 80% of such targets, then no portion of the tranche will be earned; and if Mr. Zaslav’s performance relative to the targets is between 80% and 100%, then the amount of the tranche earned will be prorated from 0% to 100%. To the extent a tranche is earned, 60% will be paid in the year following the end of the three-year performance period. The remaining 40% of each earned tranche will be distributed as follows: (a) if Mr. Zaslav remains employed as our Chief Executive Officer after February 1, 2015, in three equal installments in each of 2015, 2016 and 2017, or (b) if Mr. Zaslav separates from service on or prior to February 1, 2015, in two equal installments in each of 2015 and 2016. There is no maximum payout amount with respect to this awards. For more details regarding vesting and performance criteria for these PRSUs, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(3)	This amount represents a CS-SAR award that vests 25% per year for four years on the anniversary of the grant date and is automatically payable in cash upon vesting.

(4)	This amount represents a restricted stock unit award that will vest 33% on the second and third anniversaries of the grant date and 34% on the fourth anniversary. There is no maximum payout amount with respect to this award.

(5)	This amount represents stock options that will vest 25% per year for four years on the anniversary of the grant date and expire on April 12, 2019.

(6)

These amounts represent PRSU awards. The PRSUs vest if we achieve certain three-year performance targets. Of the grant, 50% will be distributed on each of the third and fourth anniversaries of grant, assuming the achievement of the three-year performance targets. There is no maximum payout amount with respect to these awards. For more information regarding these awards, including the performance targets, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(7)	These amounts represent stock options that will vest 25% per year for four years on the anniversary of the grant date and expire on March 15, 2019.

(8)	Mr. Singer terminated his employment effective March 31, 2012 and did not receive any grants of awards in 2012.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Grant Date Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David M. Zaslav	—	372,295	14.34	(1)
	—	930,737	31.69	(1)
	—	1,745,131	41.17	(1)
	—	1,718,353	41.30	(2)
						627,775	(3)	20,333,632
						523,764	(3)	20,301,093
						529,077	(3)	25,326,916

Andrew C. Warren	—	57,775	51.29	4/12/2019	(4)
						19,720	(5)	1,011,439

Mark G. Hollinger	62,919	62,920	32.39	3/15/2017	(6)
	23,963	71,892	38.76	3/16/2018	(7)
	—	94,385	47.87	3/15/2019	(8)
						46,311	(9)	1,500,013
						37,755	(9)	1,463,384
						31,309	(9)	1,498,762

Bruce L. Campbell	20,449	20,449	32.39	3/15/2017	(6)
	7,988	23,964	38.76	3/16/2018	(7)
	—	31,462	47.87	3/15/2019	(8)
						15,051	(10)	487,502
						10,707	(10)	400,014
						12,585	(10)	487,795
						10,437	(10)	499,619

John S. Hendricks	2,863,929	—	14.53	10/1/2018	(11)
	933,425	311,142	28.91	10/1/2018	(12)
	248,535	248,536	43.27	10/1/2018	(13)
	124,267	372,804	36.73	10/3/2018	(14)

Bradley E. Singer(15)	—	—				—		—

(1)	These awards were made under the DAP. Each award vests as to 25% on each anniversary of its grant date and is payable in cash. DAP awards have no expiration date and payment is made in cash in connection with vesting.

(2)	This amount represents a CS-SAR award. These awards vest 25% on each anniversary of the grant date and are payable in cash in connection with the vesting.

(3)	These amounts represent PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. Under the agreement, the vesting of these PRSUs is subject to the achievement of certain performance metrics. For details regarding vesting and performance criteria for these PRSUs, please see “Executive Compensation Arrangements—Zaslav Employment Agreement.”

(4)	These stock options vest in four equal annual installments beginning on April 12, 2013.

(5)	These restricted stock units vest 33% on the second and third anniversaries of the grant date and 34% on the fourth anniversary.

(6)	These stock options vest in four equal annual installments beginning on March 15, 2011.

(7)	These stock options vest in four equal annual installments beginning on March 16, 2012.

(8)	These stock options vest in four equal annual installments beginning on March 15, 2013.

(9)	These amounts represent PRSUs. Payment under the PRSUs is dependent on the achievement of three-year performance metrics. If the performance targets are met, the award vests 50% after the third year and 50% after the fourth year. For more information regarding these awards, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(10)	These amounts represent PRSUs. Payment under the PRSUs is dependent on the achievement of three-year performance metrics. If the performance targets are met, the award vests 50% after the third year and 50% after the fourth year. For more information regarding these awards, please see “Compensation Discussion and Analysis-Long-Term Incentive Compensation.”

(11)	These stock options vest in four equal annual installments beginning on October 1, 2009.

(12)	These stock options vest in four equal annual installments beginning on October 1, 2010.

(13)	These stock options vest in four equal annual installments beginning on October 1, 2011.

(14)	These stock options vest in four equal annual installments beginning on October 3, 2012.

(15)	Mr. Singer has no outstanding equity awards due to his termination effective March 31, 2012.

Discovery Appreciation Plan

Generally. The Discovery Appreciation Plan, or DAP, is a long-term incentive plan that was, before we became a public company, designed to permit our employees to participate in increases in the market value of the Series A common stock of Discovery’s predecessor, DHC. These awards consisted of a number of units which represented an equivalent number of shares of DHC Series A common stock and a base price which was determined based on the average of the closing stock prices of the DHC Series A common stock on the Nasdaq Global Select Market over the 10 trading days immediately preceding and including the grant date and the 10 trading days immediately following the grant date. Each award vests as to 25% of the units on each of the four anniversaries of the date of grant.

After we became a public company, we began making awards under the Stock Plan and no new DAP awards were made to NEOs, except that we continued to make DAP awards to Mr. Zaslav pursuant to the terms of his employment agreement through January 2011. We entered into an amendment to Mr. Zaslav’s employment agreement in December 2011 under which Mr. Zaslav received grants of CS-SAR awards under the 2005 Stock

Plan and no longer received DAP awards. Accordingly, since January 2011, we have not made any new awards under the DAP. Messrs. Campbell, Hendricks and Hollinger previously received DAP awards, which are now fully vested and paid out. Neither Mr. Warren nor Mr. Singer received DAP awards.

Award Provisions. The DAP provides that upon termination of employment for cause (as defined in the DAP), a participant’s units, whether vested or unvested, are forfeited. If a participant voluntarily or involuntarily (other than for cause) terminates employment other than for death, disability or retirement, all unvested units are forfeited. In the case of the participant’s voluntary termination of employment other than for retirement, 100% of the value of vested units will be paid if the participant signs a general release that includes a covenant not to compete and abides by such agreements as provided in the DAP, and, if not, only 75% of the value of the vested units will be paid. If a participant is involuntarily terminated other than for cause, the participant would be paid for all vested DAP awards. Vesting of 100% of units generally is accelerated in the event that (1) a participant dies, becomes disabled, or retires, (2) a participant’s employment is terminated other than for cause within twelve months of a change in control (as defined in the DAP), or (3) the DAP is terminated. Under the DAP, a participant may retire and qualify for accelerated vesting, in general, after attainment of age 62 with five years of service.

The DAP’s provisions for vesting or forfeiture of units on termination of employment in various circumstances as described above govern the DAP awards made to Mr. Zaslav unless otherwise provided in his employment or other agreements. Please see “—Executive Compensation Arrangements” and “—Potential Payments Upon Termination or Change in Control” below for a description of this agreement.

Option Exercises and Stock Vested in 2012

	Option Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)
David M. Zaslav	1,718,353	(2)	21,317,907
Andrew C. Warren	—		—
Mark G. Hollinger	234,100	(3)	7,295,422
Bruce L. Campbell	141,502	(4)	4,546,329
John S. Hendricks	1,014,360	(5)	32,855,282
Bradley E. Singer	227,906	(6)	6,250,817

(1)	Represents cash actually received with respect to DAP units and the spread from stock option exercises listed in the corresponding column of the table.

(2)	Represents the vesting and automatic exercise of (i) 298,981 units of Mr. Zaslav’s January 2, 2008 DAP grant for $6,733,052, (ii) the vesting and automatic exercise of 372,294 units of his January 2, 2009 DAP grant for $10,037,046, (iii) the vesting and automatic exercise of 465,368 units of his January 2, 2010 DAP grant for $4,472,186, and (iv) the vesting and automatic exercise of 581,710 units of his January 2, 2011 DAP grant for $75,622.

(3)	Represents the exercise of Mr. Hollinger’s March 10, 2009 stock options, which were due to expire on June 10, 2012.

(4)	Represents the vesting and automatic exercise of (i) 52,389 units of Mr. Campbell’s March 19, 2008 DAP grant for $1,769,176 and (ii) the exercise of 89,113 units of his March 10, 2009 stock options for $2,777,153, which were due to expire on June 10, 2012.

(5)	Represents the aggregate exercise of Mr. Hendricks’ October 1, 2008 stock options.

(6)

Represents the exercise of (i) 91,277 units of Mr. Singer’s October 1, 2008 stock options for $2,624,793, (ii) 85,000 units of his March 10, 2009 stock options for $2,778,769, (iii) 35,654 units of his March 15,

2010 stock options for $596,926, and (iv) 15,975 units of his March 16, 2011 stock options for $250,328. The post-termination period of Mr. Singer’s March 15, 2010 stock options was extended by 15 days to provide additional time for Mr. Singer to exercise these options due to his termination date falling within a company blackout period.

Nonqualified Deferred Compensation(1)

Name	Executive Contributions in last fiscal year ($)		Registrant Contributions in last fiscal year ($)(3)	Aggregate Earnings in last fiscal year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/12 ($)
David M. Zaslav	5,233,021	(2)	33,750	2,443,556	—	34,150,296
Andrew C. Warren	83,077		18,346	4,452	—	105,876
Mark G. Hollinger	243,355	(4)	33,750	35,132	—	1,994,157
Bruce L. Campbell	262,106		33,750	67,713	—	838,262
John S. Hendricks	—		33,750	114,468	—	688,208
Bradley E. Singer	—		1,331	15,138	(126,450)	—

(1)	This table provides information with respect to the Supplemental Retirement Plan for senior employees. For more information regarding the SRP, please see “Compensation Discussion and Analysis—Retirement Benefits” above.

(2)	This amount relates to the deferral of payment in respect of a vested DAP award.

(3)	These amounts are reported under “All Other Compensation” for 2012 in the Summary Compensation Table.

(4)	This amount is reported under “Salary” for 2012 in the Summary Compensation Table.

Executive Compensation Arrangements

Zaslav Employment Agreement

We have an employment agreement with David Zaslav, our President and Chief Executive Officer. The agreement was entered into for an original term of five years commencing on January 2, 2007, with automatic one year extensions (subject to termination by either party prior to the commencement of an extension period). On September 9, 2009, we entered into a first addendum to this employment agreement, which extended the term of the employment agreement through February 1, 2015 and provided for a salary increase from $2 million to $3 million as of January 1, 2011, among other changes. For 2012, Mr. Zaslav was entitled to and did receive a salary of $3 million as provided for by the addendum. On December 15, 2011, we entered into a second addendum to Mr. Zaslav’s agreement, pursuant to which we agreed to provide him with grants of CS-SARs under the terms of the 2005 Stock Plan beginning in 2012, among other changes, which are discussed below.

Under the terms of the original agreement, Mr. Zaslav was entitled to receive a guaranteed annual bonus equal to $1 million for each of 2010 and 2011, plus the opportunity to earn a performance-based bonus in excess of the guaranteed bonus amount applicable to a particular year, dependent on the achievement of qualitative and quantitative performance criteria. Pursuant to the terms of the first addendum, there is no longer a guaranteed bonus amount during the term of the agreement. Mr. Zaslav’s annual incentive compensation plan target amount for 2011 was increased from $4.5 million, with no guaranteed amount, to $5 million, also with no guaranteed amount. Under the agreement, there are annual increases of $500,000 in the target bonus amount from 2012 through 2014. The actual amount paid to Mr. Zaslav will depend on the achievement of qualitative and quantitative performance criteria. For 2012, Mr. Zaslav received an annual performance bonus of $5,329,750. The Compensation Committee determined the amount of Mr. Zaslav’s bonus for 2012 on achievement of quantitative and qualitative performance goals, and will continue to determine Mr. Zaslav’s annual bonuses going forward.

Pursuant to the first addendum, Mr. Zaslav was eligible to receive three tranches of PRSUs for our Series A common stock, granted within the first 90 days of each of 2010, 2011 and 2012, all of which have been granted. The number of PRSUs for each tranche was calculated as follows: (a) 333,333 PRSUs (333,334 in 2012) plus (b) the number of units (not to exceed 800,000) calculated by dividing $8 million by the fair market value of our Series A common stock, as follows: for the 2010 tranche, on the effective date of the addendum and for the 2011 and 2012 tranches, on the first business day of the applicable year. Under this formula, the 2010 tranche consisted of 627,775 PRSUs, the 2011 tranche consisted of 523,764 PRSUs, and the 2012 tranche consisted of 529,077 PRSUs. The performance period for the tranches will be as follows: for 2010, 3-year performance goals were set in 2010 for performance from 2010 to 2012; for 2011, 3-year performance goals were set in 2011 for performance from 2011 to 2013; and for 2012, 3-year performance goals were set in 2012 for performance from 2012 to 2014. Performance will be measured cumulatively during the applicable 3-year performance period, so that to the extent there are individual annual targets within the 3-year performance period, the failure to meet any annual target in the 3-year performance period will not eliminate the opportunity to earn the full tranche of PRSUs through performance in the later years. The review of performance relative to the performance metrics for each 3-year performance period will be completed within thirty days of the delivery of our audited financial statements for the last year of such 3-year performance period. The achievement of the performance metrics will be determined by the Compensation Committee. The full tranche of the PRSUs will be earned only upon full (100%) achievement of the target for each performance metric. If Mr. Zaslav’s performance relative to the targets is less than 80% of such targets, then no portion of the tranche will be earned; and if Mr. Zaslav’s performance relative to the targets is between 80% and 100%, then the amount of the tranche earned will be prorated from 0% to 100%.

The Compensation Committee will determine the portion of the tranche which has been earned based on performance. To the extent a tranche is earned, 60% will be paid in the year following the end of the 3-year performance period. The remaining 40% of each earned tranche will be distributed as follows: (a) if Mr. Zaslav remains employed as our chief executive officer after February 1, 2015, in three equal installments in each of 2015, 2016 and 2017, or (b) if Mr. Zaslav separates from service on or prior to February 1, 2015, in two equal installments in each of 2015 and 2016. In the event that our financial statements for any year during a 3-year performance period are restated within five years following the close of such three-year performance period, then the Compensation Committee will re-determine whether, and the extent to which, the performance metrics for such 3-year period were achieved based on the restated financial statements. If we previously delivered too few shares of stock in settlement of the PRSUs, we will deliver the additional shares to Mr. Zaslav, and if we previously delivered too many shares of stock in settlement of the PRSUs, Mr. Zaslav will deliver the excess shares to us.

If Mr. Zaslav’s employment is terminated as a result of his death or “disability”, or by Mr. Zaslav for “good reason” or by us other than for “cause” (in each case, as defined in the agreement): (a) prior to December 31, 2012, then the 2010 tranche of PRSUs will continue to remain outstanding and Mr. Zaslav will earn such PRSUs based upon actual performance through December 31, 2012; and (b) prior to December 31, 2014, then Mr. Zaslav shall be entitled to a pro-rata portion of the 2011 and 2012 tranches of PRSUs based upon actual performance through the date of termination, provided that (a) the maximum number of PRSUs in each tranche which may be earned is limited to 1/3 multiplied by the number of full or partial years completed for the performance period (for example, if Mr. Zaslav is terminated other than for “cause” during 2013, the pro-rated vesting cannot exceed 2/3 of the 2012 tranche and 1/3 of the 2013 tranche); and (b) if such termination is prior to the grant date for a tranche, then the tranche will not be granted. Notwithstanding the foregoing, if within 12 months after a “change in control” (as defined in the first addendum) Mr. Zaslav’s employment is terminated by us other than for “cause” or by Mr. Zaslav for “good reason”, or if Mr. Zaslav voluntarily resigns within 12 months after a “change in control”, then the outstanding PRSUs (for which the performance period has not expired) will become fully vested as of the date of termination (regardless of actual performance).

During 2012, Mr. Zaslav was entitled to limited personal use of aircraft under Discovery’s NetJets agreement. Mr. Zaslav is also entitled to other perquisites, such as a monthly car allowance and certain mobile technology, as well as the ability to participate in all employee benefit plans available to Discovery’s senior executive group. Mr. Zaslav is entitled to four weeks of vacation each year.

On his start date, Mr. Zaslav received a DAP award with respect to 4 million units pursuant to the terms of his agreement. The terms of this award are substantially similar to the standard terms of the DAP awards described in “-Discovery Appreciation Plan” above, except as to the accelerated vesting described below and Mr. Zaslav’s right to receive replenishment grants on each maturity date of his original award. Pursuant to the second addendum, Mr. Zaslav will no longer receive DAP awards. The second addendum provides Mr. Zaslav with grants of CS-SARs under the terms of the 2005 Stock Plan, specifically a four-year vesting schedule; a base price based on the average closing stock price of our Series A common stock over the 10 trading days before and including the grant date and the 10 trading days after the grant date; and a payout upon maturity determined using a similar average of the closing stock prices around the applicable vesting date. The CS-SAR awards will be made upon vesting of Mr. Zaslav’s remaining outstanding DAP units and upon vesting of the CS-SARs granted pursuant to the second addendum, but only for annual vesting dates that occur between January 1, 2012 and December 31, 2014, unless Mr. Zaslav’s term of employment is extended beyond February 1, 2015.

If Mr. Zaslav is terminated without “cause” or he terminates his employment for “good reason” (in each case, as defined in the agreement), all of his then-outstanding DAP and CS-SAR units will accelerate. If his termination takes place before February 1, 2015, one-half of Mr. Zaslav’s DAP and CS-SAR awards outstanding at the time of termination will be valued as of the date of termination with the remaining one-half being valued as of their respective regular maturity dates or the date of termination, whichever is earlier, in each case for purposes of determining the amount and timing of the payments to be made to him.

The second addendum also provides that the Company will make a contribution in the amount of $1.5 million into the Company’s SRP in each of January 2013 and 2014 for the benefit of Mr. Zaslav, without regard to whether he remains employed with us, assuming his employment with us has not previously been terminated for “cause.”

Upon any termination of his employment, Mr. Zaslav is entitled to all accrued and unpaid salary and bonus, accrued and unused vacation days and benefits accrued under our welfare and retirement plans. In addition, Mr. Zaslav is entitled to certain severance payments in the event he is terminated without “cause” or by reason of death or disability or he terminates his employment for “good reason” (in each case, as defined in the agreement). The payment of Mr. Zaslav’s severance is conditioned on his execution of a release in favor of Discovery. For more information regarding these provisions, please see “-Potential Payments Upon Termination or Change in Control” below.

Pursuant to Mr. Zaslav’s employment agreement, he is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of his employment and, depending on the circumstances of termination, for a period thereafter.

Warren Employment Agreement

We entered into an employment agreement with Andrew Warren, our Senior Executive Vice President and Chief Financial Officer, for a term of three years commencing on March 26, 2012. The employment agreement can be renewed by the parties for an additional term. Pursuant to the employment agreement, Mr. Warren’s initial base salary is $900,000 per annum, with future salary increases to be reviewed and decided in accordance with our standard practices and procedures. Mr. Warren is eligible to receive an annual performance bonus under the ICP, with his target bonus equal to 100% of his base salary. There is no guaranteed bonus amount. For 2012, Mr. Warren was entitled to and did receive an annual salary of $657,692 and an annual performance bonus of $903,691, both of which were prorated based on Mr. Warren’s start date.

Mr. Warren’s employment agreement provides that during the first 60 days of his employment, he would be recommended to be granted non-qualified stock options with a target value of $1 million and restricted stock units with a target value of $1 million under the 2005 Stock Plan. Accordingly, on April 12, 2012, Mr. Warren received a stock option award with respect to 57,775 shares and a restricted stock award consisting of 19,720 shares. Pursuant to his agreement, beginning in 2013, Mr. Warren will be considered for annual equity grants in accordance with the Company’s normal executive compensation processes and practices. If Mr. Warren does not relocate to the Washington, D.C. metropolitan area by September 1, 2013, he will not be entitled to be considered for an equity award in 2014.

Pursuant to his employment agreement, Mr. Warren is eligible for benefits under the Company’s relocation policy for executives at his job level, with his relocation authorized by the Company effective January 1, 2013. On June 1, 2012, we entered into an amendment to Mr. Warren’s employment agreement, which authorized his relocation effective June 1, 2012. In addition to the benefits under the relocation policy, the Company will provide Mr. Warren with special transition benefits. The Company will reimburse Mr. Warren for up to $30,000 for travel expenses incurred in 2012 and up to $20,000 for travel expenses incurred in 2013. The Company will also provide Mr. Warren with a suitable corporate apartment in the Washington, D.C. area for the period from his date of hire until August 31, 2013, in an amount not to exceed $5,000 per month and will provide Mr. Warren with a car for the same period, in an amount not to exceed $1,500 per month. These special transition benefits will cease once Mr. Warren has relocated to the Washington, D.C. area. The Company has agreed to gross up the transition benefits for related income taxes paid by Mr. Warren with respect to these benefits.

Under Mr. Warren’s employment agreement, he is entitled to severance if we terminate his employment other than for “cause” or if he terminates for “good reason” (in each case, as defined in the agreement). The payment of Mr. Warren’s severance is conditioned on his execution of a release in our favor. In the event we provide notice to Mr. Warren that we will not extend his employment for any applicable period, Mr. Warren is entitled to certain payments. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below. The employment agreement also contains customary non-competition and non-solicitation clauses effective on the termination of Mr. Warren’s employment.

Pursuant to Mr. Warren’s employment agreement, he is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of his employment and, depending on the circumstances of termination, for a period thereafter.

Hollinger Employment Agreement

Mark Hollinger, President and Chief Executive Officer of our Discovery Networks International division, did not have an employment agreement with us in 2012. On March 8, 2013, we entered into an employment agreement with Mr. Hollinger under which we agreed that Mr. Hollinger’s base salary is $1.5 million, effective January 1, 2013, and that future salary increases will be reviewed and decided in accordance with the Company’s standard practices and procedures for similarly-situated employees. Mr. Hollinger is eligible to receive an annual performance bonus under the ICP, with his target bonus equal to 150% of his base salary. There is no guaranteed bonus amount. Mr. Hollinger is considered for annual equity grants in accordance with the Company’s normal executive compensation processes and practices.

Mr. Hollinger is also entitled to all benefits generally available to our senior executives. The employment agreement also contains a 12-month non-competition covenant and non-solicitation clauses effective on the termination of Mr. Hollinger’s employment.

If Mr. Hollinger’s employment is terminated without Cause (as defined below), the Company will make the following severance payments: (a) current salary for 52 weeks; and (b) the prorated portion of Mr. Hollinger’s bonus under the Company’s bonus or incentive plan for the year in which the termination occurs (subject to achievement of the applicable performance metrics). These severance amounts are contingent on Mr. Hollinger executing a release in favor of the Company. Additionally, if Mr. Hollinger secures employment or any consulting, contractor or other business arrangement for services during the period during which the Company is providing severance payments, the Company would have the right to reduce the amounts otherwise payable under the employment agreement by the amount Mr. Hollinger receives for those services. “Cause” means: (a) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (b) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Hollinger’s employment with the Company; (c) conduct constituting a financial crime, material act of dishonesty or conduct in violation of Company’s Code of Ethics; (d) willful unauthorized disclosure or use of Company confidential information; (e) material improper destruction of Company property; or (f) willful misconduct in connection with the performance of Mr. Hollinger’s duties.

Campbell Employment Agreement

We entered into an employment agreement with Bruce L. Campbell, our Senior Executive Vice President, Chief Development Officer and General Counsel, on March 13, 2007. This agreement was initially amended and restated on April 2, 2008 to comply with the requirements of Section 409A of the Code, and further amended and restated on July 21, 2010 to extend his term of employment and change his title and responsibilities. The term of employment is for four years beginning on August 2, 2010. The employment agreement could be renewed by the parties for an additional term. Pursuant to his employment agreement, Mr. Campbell’s initial base salary was $1,000,000 per annum, with no salary increases until 2012, at which point any yearly increases would be reviewed and decided in accordance with the Company’s standard practices and procedures. Mr. Campbell is also eligible to receive an annual performance bonus under the ICP with his target bonus equal to 90% of his base salary. There is no guaranteed bonus amount. In 2012, Mr. Campbell was entitled to and did receive a base salary of $1,035,000 and an annual performance bonus of $1,549,960. The discrepancy between this base salary amount and the amount provided in the salary column of the Summary Compensation Table in 2012 is due to the inclusion in our regular 2012 payroll cycles of a portion of the salary for the previous calendar year, during which Mr. Campbell’s salary increase was not yet in effect.

Under Mr. Campbell’s employment agreement, Mr. Campbell is considered for annual equity grants in accordance with the Company’s normal executive compensation processes and practice for similarly situated executives.

Mr. Campbell is also entitled to all benefits generally available to our senior executives and is subject to customary covenants as to confidentiality and non-competition.

Under Mr. Campbell’s employment agreement, he is entitled to severance if we terminate his employment other than for “cause” or if he terminates for “good reason” (in each case, as defined in the agreement). The payment of Mr. Campbell’s severance is conditioned on his execution of a release in our favor. In the event we provide notice to Mr. Campbell that we will not extend his employment for any applicable period, Mr. Campbell is entitled to a non-renewal payment. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Hendricks Employment Agreement

Mr. Hendricks is employed pursuant to a letter agreement dated July 30, 2008 (the “Hendricks Letter”). The Letter Agreement is effective as of September 17, 2008 and specifies that it will apply for a period of ten years, unless terminated by the Company prior to the end of the term. Under the Letter Agreement, Mr. Hendricks reports solely to the Board of Directors and is employed “at will,” meaning that his employment may be terminated at any time by the affirmative vote of a majority of the members of the Board. Pursuant to this agreement, Mr. Hendricks is entitled to receive a base salary of $1 million and he is eligible to receive annual incentive compensation with a payment target of 60% of his base salary; each is subject to annual adjustment by the Board. The amount of actual incentive compensation is determined by the Compensation Committee in its sole discretion. For 2012, Mr. Hendricks was entitled to and did receive a base salary of $1,000,000 and an annual incentive payment in the amount of $569,247.

Mr. Hendricks is entitled to participate in all employee benefit plans available to Discovery’s senior executive group.

We also entered into an Equity Stake Transition Agreement with Mr. Hendricks, dated November 5, 2008, in connection with Discovery’s transition to a public company. This agreement specifies that units previously awarded to Mr. Hendricks under the DAP will be paid out without application of the 110% multiplier premium that otherwise would apply to the ending value of the units.

The Equity Stake Transition Agreement also required that we make grants of non-qualified stock options to Mr. Hendricks upon vesting of Mr. Hendricks’ units under the DAP in 2008, 2009, 2010 and 2011, one-for-one, with an exercise price for the stock option awards of the fair market value on the date of grant. The stock option awards vest in four equal installments, 25% each year on the first four anniversaries of the date of grant. Each of the awards will expire in October 2018, on the anniversary date of the date of the applicable grant.

Upon any termination of his employment, Mr. Hendricks is entitled to all accrued and unpaid salary and bonus, accrued and unused vacation days and benefits accrued under our welfare and retirement plans. In addition, Mr. Hendricks is entitled to immediate vesting of stock options granted pursuant to the Equity Stake Transition Agreement in the event he is terminated without “cause” or by reason of death or disability or he terminates his employment for “good reason” (in each case, as defined in the Equity Stake Transition Agreement). The right to exercise any stock options so vested is conditioned on his execution of a release in favor of Discovery and execution of and compliance with a non-competition covenant. For more information regarding these provisions, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to the Equity Stake Transition Agreement, Mr. Hendricks is subject to customary post-termination restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality.

Singer Employment Agreement

We entered into an employment agreement with Brad Singer, our Senior Executive Vice President and Chief Financial Officer, effective July 15, 2008, and entered into an amendment on July 1, 2009, which changed Mr. Singer’s base salary and cash bonus target. On April 11, 2011, we entered into a second amendment of Mr. Singer’s employment agreement which required Mr. Singer to provide written notice to the Company on or before September 30, 2011 of his intent to separate as of March 31, 2012 or his desire to enter into negotiations to extend the employment agreement. The amendment further provided that, if the Company terminated Mr. Singer’s employment without “Cause” (as defined in the agreement) prior to March 31, 2012, Mr. Singer would be entitled to his full, unprorated bonus under the Company’s bonus plan for the year in which the termination occurred, calculated based on the applicable Company and individual performance metrics and the terms of the cash bonus plan.

Mr. Singer’s second amendment also provided that during his employment with the Company and for six months thereafter, he would not become or provide services as the chief financial officer or other most-senior employee in the finance function of specified companies in the media industry within the United States or any other country where Mr. Singer had supervisory authority over employees of the Company.

Mr. Singer’s employment with us terminated on March 31, 2012. For more information, please see “—Potential Payments Upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change in Control

The following summarizes the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control. Payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans, including our life insurance plan, are not included below, except severance benefits payable to Messrs. Hendricks and Hollinger under our generally-applicable plans, which are described below. Amounts that could be recognized under equity awards that were vested as of December 31, 2012 are also not included below, as the treatment of the vested awards for our NEOs is identical for all employees under the termination scenarios described in this section. Defined terms such as “cause,” “good reason,” and “change of control” used in this section are described under “—Definitions” below. The quantitative examples provided below are premised on:

•	the applicable NEO ceasing to be employed by Discovery as of December 31, 2012;

•

for stock option awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested options granted by the difference between the exercise price for such option and $63.48, the closing price of our Series A common stock on December 31, 2012, the last trading day of the year;

•

for CS-SAR awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested CS-SAR units granted by the difference between the exercise price for such CS-SAR and $63.48, the closing price of our Series A common stock on December 31, 2012, the last trading day of the year;

•

for awards under the DAP, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested DAP units granted by the difference between the measurement price and $64.91, calculated by using the average price of our Series A common stock on the ten days preceding and including December 31, 2012, and the ten trading days thereafter;

•	each NEO not meeting the definition of “retirement” in the applicable agreements and plans as of December 31, 2012;

•	all accrued salary at that assumed termination date having previously been paid; and

•	all accrued vacation for 2012 having been used.

David M. Zaslav

By Discovery Other than for Death, Disability or Cause; By Mr. Zaslav for Good Reason. If Mr. Zaslav’s employment is terminated by Discovery other than for death, disability or “cause” as defined in his employment agreement or by Mr. Zaslav for “good reason,” Mr. Zaslav’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) an amount equal to one-twelfth the average of Mr. Zaslav’s then-current annualized base salary that Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the severance period, plus one-twelfth of the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by the number of months in the severance period, as defined below, payable over the course of the severance period consistent with our normal payroll practices;

(4) accelerated vesting and payment for all of his outstanding DAP awards;

(5) 2/3 of the 2011 tranche and 1/3 of the 2012 tranche of his PRSU awards; and

(6) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Zaslav and his family until the expiration of the severance period (or the earlier eligibility of such persons for coverage by a subsequent employer of Mr. Zaslav or when COBRA rights otherwise expire).

The severance period applicable to a December 31, 2012 termination was 24 months. Under Mr. Zaslav’s employment agreement, the severance period for a termination without cause or termination by Mr. Zaslav for “good reason” within 12 months following a change in control of Discovery would be the lesser of 36 months or the number of full calendar months remaining in the term of the agreement (which currently extends until February 1, 2015). In addition, Mr. Zaslav has the right to reduce his severance period to 12 months in all events in exchange for a reduction in the period of his non-competition covenant to one year from termination.

By Reason of Death or Disability. Mr. Zaslav’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed by us, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) payment for his DAP awards, in a lump sum, in accordance with the terms of the DAP (which provides for acceleration of vesting in such event); and

(4) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Zaslav, if applicable, and his family for so long as they remain eligible to receive COBRA benefits.

As a condition of receiving the severance benefits described above (other than in the event of his death), Mr. Zaslav would be required to sign a general release in our favor.

By Discovery for Cause; By Mr. Zaslav Other than for Good Reason. If Mr. Zaslav’s employment is terminated by us for “cause” or by Mr. Zaslav other than for “good reason” (in each case, as defined in his employment agreement), his employment agreement entitles him to receive all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans. If such termination was effected by us for “cause,” or by Mr. Zaslav other than for “good reason,” Mr. Zaslav forfeits all rights under his DAP awards (regardless of whether all or any portion of the award is then vested or unvested).

The following table summarizes the potential benefits that would be paid to Mr. Zaslav had termination of his employment occurred under any of the circumstances described above as of December 31, 2012:

Benefits and Payments Upon Termination	Retirement or Voluntary Termination ($)	Death or Disability ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Voluntary Termination following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	5,000,000	7,500,000	0	0
Bonus	5,500,000	5,500,000	13,657,719	18,281,579	5,500,000	0

Equity:
DAP Awards	0	92,030,091	92,030,091	92,030,091	0	0
PRSU	0	72,878,509	72,878,509	72,878,509	106,685,504
CS-SAR	0	38,113,070	38,113,070	38,113,070	0	0

Benefits:
COBRA Premiums	0	45,582	45,582	45,582	0	0
SRP Contributions	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000	0

Andrew C. Warren

By Discovery Other than for Death, Disability or Cause; By Mr. Warren for Good Reason. If Mr. Warren’s employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Warren for “good reason,” Mr. Warren’s employment agreement entitles him to receive payments for the following:

(1) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Warren would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect; and

(2) the prorated portion of Mr. Warren’s bonus under the Company’s bonus or incentive plan for the year in which the termination occurs (subject to achievement of the applicable performance metrics), and an additional bonus amount equal to his unprorated annual bonus, at target.

His original employment term ends March 26, 2015, which may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Mr. Warren would be entitled to the severance benefits described above at the end of the original employment term. Further, if the Company offers to renew the agreement, but the parties are unable to agree on final terms, and Mr. Warren terminates his employment at the end of his employment terms, Mr. Warren will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Warren’s employment is terminated by us not for “cause,” if we have a standard severance policy at the time of termination which would provide Mr. Warren with a higher sum than these arrangements, Mr. Warren will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Warren would be required to sign a general release and, if such termination occurs during the original employment term, comply with the non-solicitation covenant in his employment agreement.

By Discovery for Cause; By Mr. Warren Other than for Good Reason. If Mr. Warren’s employment is terminated by us for “cause” or by Mr. Warren other than for “good reason” (including retirement) (in each case, as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Warren’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, which generally would include accrued and unpaid salary, any accrued and unused vacation, unreimbursed expenses and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Warren is no longer disabled or reaches age 65, whichever occurs first.

Upon Discovery’s Election Not to Extend Term. If we exercise our option not to extend Mr. Warren’s employment beyond the then-current term, Mr. Warren’s employment agreement entitles him to receive the severance payments reflected above at the end of the original employment term.

The following table summarizes the potential benefits that would be paid to Mr. Warren had termination of his employment occurred under any of the circumstances described above as of December 31, 2012:

Benefits and Payments Upon Termination	Retirement or Voluntary Termination ($)	Death or Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause Following a Change in Control ($)	Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	2,008,214	2,008,214	2,008,214	2,008,214	0
Bonus	690,984	690,984	690,984	690,984	690,984	690,984	0

Equity:
Stock Options	0	704,277	0	0	704,277	704,277	0
PRSU	0	1,251,826	0	0	1,251,826	0	0

Benefits:
COBRA premiums	0	22,357	22,357	22,357	22,357	22,357	0
Relocation Reimbursement to Company	(16,874)	0	0	(16,874)	0	(16,874)	0

Mark G. Hollinger

As of December 31, 2012, Mr. Hollinger was not employed pursuant to an employment agreement with the Company; this describes the payments and benefits that would have applied had Mr. Hollinger’s employment been terminated as of that date. If Mr. Hollinger’s employment is terminated by Discovery other than for death, disability, or “cause” (as those terms are defined in the 2005 Stock Plan and U.S. severance plan), he would be entitled to the following payments under Discovery’s compensation plans:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 270 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) severance pay derived by calculating four weeks of Mr. Hollinger’s base salary as of the termination date for each year of service, capped at 39 weeks of severance pay; and

(4) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Hollinger (and, if he is enrolled for family coverage at the time of termination, his family) for the severance period (in Mr. Hollinger’s case, 39 weeks).

The severance pay is calculated under our generally-applicable U.S. severance plan, and the formula of four weeks of base salary for each year of service, and the 39-week cap on severance pay, are based on the terms of the severance plan. As a condition of receiving the severance pay and COBRA premiums described above, in accordance with the terms of the severance plan, Mr. Hollinger would be required to sign a general release in our favor.

By Reason of Death or Disability. Under our compensation programs, Mr. Hollinger would be entitled to payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans; and

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 180 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments.

In addition, in accordance with the terms of the 2005 Stock Plan and implementing award agreements, Mr. Hollinger’s outstanding options will become fully exercisable in the event of his termination for death or disability and will expire on the first anniversary of the termination of his employment by reason of his death or disability.

By Discovery for Cause. If Mr. Hollinger’s employment is terminated by us for “cause” as defined in the ICP and 2005 Stock Plan, he will receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. Upon any termination for “cause,” any unvested stock options will be forfeited and all of Mr. Hollinger’s options that are then exercisable will immediately expire.

The following table summarizes the potential benefits that would be paid to Mr. Hollinger had termination of his employment occurred under any of the circumstances described below as of December 31, 2012; these amounts are not indicative of the potential benefits that would be paid to Mr. Hollinger under his employment agreement:

Benefits and Payments Upon Termination	Retirement or Voluntary Termination ($)	Death or Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination Without Cause Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	750,000	0	750,000	0
Bonus	1,200,000	1,200,000	1,200,000	0	1,200,000	0

Equity:
Stock Options	0	5,206,669	4,609,969	5,206,669	5,206,669	0
PRSU	0	2,939,822	2,939,822	0	7,324,005	0

Benefits:
COBRA premiums	0	0	21,299	0	21,299	0

Bruce L. Campbell

By Discovery Other than for Death, Disability or Cause; By Mr. Campbell for Good Reason. If Mr. Campbell’s employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Campbell for “good reason,” Mr. Campbell’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;

(2) an amount, payable in a lump sum, equal to the greater of Mr. Campbell’s then-current annual base salary or his then-current base salary for the balance of the employment term;

(3) payment of Mr. Campbell’s full, unprorated bonus under the Company’s bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments;

(4) accelerated vesting and payment for all of his outstanding DAP awards; and

(5) reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, provided that if the severance period is longer than 18 months, Mr. Campbell would be eligible to receive at the end of the 18 month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

His original employment term ends August 1, 2014, which may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Mr. Campbell would be entitled to the severance benefits described above at the end of his original employment term.

Notwithstanding the foregoing, in the event Mr. Campbell’s employment is terminated by us not for “cause,” if we have a standard severance policy at the time of termination which would provide Mr. Campbell with a higher sum than these arrangements, Mr. Campbell will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Campbell would be required to sign a general release and, if such termination occurs during the original employment term, comply with the non-solicitation covenant in his employment agreement.

By Discovery for Cause; By Mr. Campbell Other than for Good Reason. If Mr. Campbell’s employment is terminated by us for “cause” or by Mr. Campbell other than for “good reason” (including retirement) (in each case, as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Campbell’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Campbell’s then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Campbell is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Campbell be eligible for and elect COBRA benefits.

Upon Discovery’s Election Not to Extend Term. If we exercise our option not to extend Mr. Campbell’s employment beyond the then-current term, Mr. Campbell’s employment agreement entitles him to receive the severance payments reflected above.

The following table summarizes the potential benefits that would be paid to Mr. Campbell had termination of his employment occurred under any of the circumstances described above as of December 31, 2012:

Benefits and Payments Upon Termination	Retirement or Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	0	1,582,478	1,582,478	1,582,478	0
Bonus	931,500	931,500	931,500	931,500	931,500	931,500	0

Equity:
Stock Options	0	1,719,271	1,719,271	636,149	0	1,719,271	0
PRSU	0	1,635,118	1,635,118	1,635,118	0	3,096,554	0

Benefits:
COBRA premiums	0	34,933	36,937	34,993	34,993	34,993	0

John S. Hendricks

If Mr. Hendricks’ employment is terminated by Discovery other than for death, disability, or “cause” (as those terms are defined in the Equity Stake Transition Agreement and Discovery’s Pioneer severance plan), he would be entitled to the following payments:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 270 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) in the case of termination without cause, accelerated vesting of all of his outstanding stock options;

(4) severance pay derived by calculating four weeks of Mr. Hendricks’ base salary as of the termination date for each year of service, capped at 24 months of severance pay; and

(5) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Hendricks (and, if he is enrolled for family coverage at the time of termination, his family) for six months.

The severance pay is calculated under our Pioneer U.S. severance plan, which applies to all employees hired on or before December 31, 1986. The formula of four weeks of base salary for each year of service, and the 24-month cap on severance pay, are based on the terms of the severance plan. As a condition of receiving the severance pay and COBRA premiums described above, in accordance with the terms of the severance plan, Mr. Hendricks would be required to sign a general release in our favor.

By Reason of Death or Disability. Under the Equity Stake Transition Agreement and our compensation programs, Mr. Hendricks would be entitled to payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 180 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments; and

(3) accelerated vesting of all of his outstanding stock options.

By Discovery for Cause. If Mr. Hendricks’ employment is terminated by us for “cause” as defined in the Equity Stake Transition Agreement, he will receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. Upon any termination for “cause,” any unvested stock options will be forfeited and all of Mr. Hendricks’ options that are then exercisable will immediately expire.

The following table summarizes the potential benefits that would be paid to Mr. Hendricks had termination of his employment occurred under any of the circumstances described below as of December 31, 2012:

Benefits and Payments Upon Termination	Retirement or Voluntary Termination ($)	Death or Disability ($)	Involuntary Termination Without Cause ($)	Involuntary Termination Without Cause Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	2,000,000	2,000,000	0
Bonus	600,000	600,000	600,000	600,000	0

Equity:
Stock Options	0	25,751,599	25,751,599	25,751,599	0

Benefits:
COBRA premiums	0	0	7,665	7,665	0

Bradley E. Singer

Mr. Singer’s employment with us terminated on March 31, 2012. Pursuant to his employment agreement, he did not receive any payments in connection with his termination, except the benefits to which Mr. Singer was entitled under the terms of our benefit plans and the 2005 Stock Plan, which are reported in the Summary Compensation Table and the Option Exercises and Stock Vested in 2012 table. In addition, the post-termination period of Mr. Singer’s March 15, 2010 stock options was extended by 15 days to provide additional time for Mr. Singer to exercise these options due to his termination date falling within a company blackout period.

Defined Terms

The DAP, the 2005 Stock Plan and the employment agreements with the NEOs include definitions of various terms relevant to determining whether amounts will be paid. Set forth below is a summary of the defined terms referred to in this section.

2005 Stock Plan. All stock option awards to the NEOs were made under the 2005 Stock Plan and implementing award agreements. Under each NEO’s respective award agreement and our standard form of award agreement, a Change of Control means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the 2005 Stock Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date.

Under the 2005 Stock Plan, “Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of common stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

Under the 2005 Stock Plan, “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Under the 2005 Stock Plan, “Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any subsidiary of the Company, any employee benefit plan sponsored by the Company or any subsidiary of the Company or any exempt person (as defined in the 2005 Stock Plan)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board.

Severance Plan. Under the Company’s Pioneer severance plan (which applies to employees hired on or before December 31, 1986, including Mr. Hendricks) and general U.S. severance plan (which applied to Mr. Hollinger as of December 31, 2012), “cause” means unsatisfactory job performance or behavior, lack of necessary job skills, acts of dishonesty or violation of Company policy, each determined in the Company’s sole determination.

Incentive Compensation Plan. Under the ICP, “cause” means any willful or intentional act of misconduct, including, but not limited to, fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of an employee’s employment, intentional damage to or misuse of Company assets, unauthorized disclosure of confidential information of the Company, or violation of the Code.

Zaslav Employment Agreement. Under the terms of David Zaslav’s employment agreement, “cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of his employment agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to him of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to our business or reputation; or (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude.

Under the terms of Mr. Zaslav’s employment agreement, “good reason” means (1) reduction of Mr. Zaslav’s base salary; (2) material reduction in the amount of the annual bonus which he is eligible to earn; (3) relocation of his primary office at Discovery to a facility or location that is more than forty (40) miles away from his primary office location immediately prior to such relocation and is further away from his residence, provided that a relocation to midtown Manhattan, New York shall not constitute good reason; (4) material reduction of his duties; or (5) material breach of his employment agreement. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Under the terms of Mr. Zaslav’s employment agreement, “change in control” means (A) the merger, consolidation or reorganization of the Company with any other company (or our issuance by the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its special class voting rights described in Article IV, Section C 5(c) of the Company’s Certificate of Incorporation (as in effect on the date hereof) or the equivalent thereof (the “Preferred A Blocking Rights”), or (ii) John Malone (individually and with his respective affiliates) or his heirs shall beneficially own more than twenty percent (20%) of the voting power represented by the outstanding “Voting Securities” (as defined in the Company’s Certificate of Incorporation as in effect on the date hereof) or the equivalent thereof (the “Common B Blocking Rights”); (B) the consummation by the Company of a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such sale or disposition to an entity for which Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights or Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights; or (C) any sale, transfer or issuance of voting securities of the Company (including any series of related transactions) as a result of which Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights nor Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights. Notwithstanding the foregoing, a Change in Control will not accelerate the payment of any “deferred compensation” (as defined under Section 409A) unless the Change in Control also qualifies as a change in control under Treasury Regulation Section 1.409A-3(i)(5).

Warren Employment Agreement. Under the terms of Mr. Warren’s employment agreement, “cause” means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Warren’s employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of Company’s Code of Ethics; (iv) improper conduct substantially prejudicial to the Company’s business; (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; or (vii) willful misconduct in connection with the performance of Mr. Warren’s duties.

Under the terms of Mr. Warren’s employment agreement, “good reason” means the occurrence of any of the following events without Mr. Warren’s consent: (a) a material reduction in his duties or responsibilities; or (b) a material change in his work location from the Washington, DC metropolitan area. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Campbell Employment Agreement. Mr. Campbell’s employment agreement contains the same definition of “cause” that is included in Mr. Warren’s agreement. Under the terms of Mr. Campbell’s employment agreement, “good reason” means the occurrence of any of the following events without Mr. Campbell’s consent: (a) a material reduction in Mr. Campbell’s duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s Chief Executive Officer, Chairman, or the Board. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Hendricks Equity Stake Transition Agreement. Under the terms of John Hendricks’ Equity Stake Transition Agreement, “cause” means: (i) willful malfeasance in connection with his services to Discovery, including embezzlement, or misappropriation of funds, property or corporate opportunity; (ii) committing any act or becoming involved in any situation or occurrence involving moral turpitude, which is materially damaging to the business or reputation of Discovery (both (i) and (ii) require notice and an opportunity to cure); or (iii) conviction of, or plea of guilty or nolo contendere to, or failure to defend against the prosecution for, a felony or a crime involving moral turpitude.

Under the terms of Mr. Hendricks’ Equity Stake Transition Agreement, “retirement” means Mr. Hendricks’ voluntary termination of employment after attainment of age 65.

Singer Employment Agreement. Under the terms of Mr. Singer’s employment agreement, “cause” means: (a) the willful and continued failure by Mr. Singer to substantially perform his duties under the employment agreement (other than any such failure resulting from the Mr. Singer’s death or incapacity due to mental or physical disability, as determined by the Company in good faith); (b) Mr. Singer’s willful failure to follow the lawful written direction of the Chief Executive Officer or the Board; (c) the indictment of Mr. Singer for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty for which there may be imposed a sentence of incarceration of a year or more; (d) Mr. Singer willfully engaging in misconduct with regard to us or in the performance of his duties for us (including theft, fraud, embezzlement, or securities law violations); (e) Mr. Singer willfully engaging in misconduct (other than with regard to the Company or in the performance of his duties for the Company) that has a material negative impact on the Company, economically or as to its reputation. For purposes of this definition, no act, or failure to act, on the part of Mr. Singer shall be considered “willful,” unless done, or omitted to be done by him in bad faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of the Company. The definition of “cause” under Mr. Singer’s employment agreement includes a requirement of notice and an opportunity to cure.

Under the terms of Mr. Singer’s employment agreement, “good reason” means: (a) a material reduction in Mr. Singer’s title, duties or responsibilities; or change in his reporting relationship; (b) our relocation to a location outside the Washington, DC metropolitan area; or (c) a material breach by us of the agreement. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Risk Considerations in our Compensation Programs

In view of the current economic and financial environment, the Compensation Committee has reviewed the design and operation of our incentive compensation arrangements. The Compensation Committee has determined that these arrangements do not provide our Company’s employees with incentive to engage in business activities or other actions that would threaten the value of our Company or the investment of our stockholders, or that would otherwise be reasonably likely to have a material adverse effect on our Company. The outside consultant to the Compensation Committee, Croner, assisted the Compensation Committee in its risk assessment of our executive compensation programs in mid-2012 and advised the Compensation Committee in reaching this conclusion as to those plans; however, Croner did not participate in the assessment of risk with respect to non-executive compensation arrangements.

Prohibition on Derivative Trading

Our Company prohibits certain derivative transactions in our stock by officers, directors and their families. Specifically, they may not, at any time:

•	trade in any public puts, calls, covered calls or other derivative products involving Company securities; or

•	engage in short sales of Company securities.

Certain Relationships and Related Person Transactions

In the ordinary course of business, we were a party during 2012, and expect to continue to be a party during 2013, to certain business transactions with institutions affiliated with members of our Board of Directors. Management believes that the terms and conditions of the transactions were no more and no less favorable to us than the terms of similar transactions with unaffiliated institutions to which we are, or expect to be, a party. Those transactions that are required to be disclosed under rules promulgated by the SEC are described below.

Mr. Hendricks is involved in a leadership role with numerous nonprofit organizations, many of which have missions that are aligned with Discovery’s business philosophy. Mr. Hendricks and the John and Maureen Hendricks Charitable Foundation provide significant funding to these organizations and Discovery also has made charitable contributions or payments to these organizations. In 2012, Discovery contributed or paid the following amounts to organizations in which Mr. Hendricks serves as a director or in another leadership role as indicated:

•

Discovery Channel Global Education Partnership (“DCGEP”) (Director and Chairman). Discovery’s cash and in-kind contributions totaled $2,155,391 in 2012. The DCGEP is a nonprofit organization that provides educational media and television services to schools in third-world countries with an emphasis in Africa. Discovery is a founding member and other companies and individuals also make contributions to the DCGEP.

•

American Film Institute (“AFI”) (Member of Board of Governors). Discovery and AFI collaborate on the annual SilverDocs Film Festival, a documentary festival, which AFI and Discovery jointly created. As part of the partnership effort to fund and operate the annual SilverDocs Film Festival, Discovery makes annual cash payments. Cash and in-kind contributions totaled $285,443 in 2012.

•

National Forest Foundation (“NFF”) (Chairman of Board of Directors). The mission of the NFF is to engage Americans in community-based and national programs that promote the health and public enjoyment of our 193 million acre national forest system. To meet the complex conservation challenges, the NFF has launched a conservation campaign to rally people, expertise, and resources to conserve and enhance our national forests from coast to coast. In support of that effort, Discovery provides creative assistance in the areas of design, marketing and communication on an ongoing basis. In 2012, these cash and in-kind contributions totaled $536,417.

Discovery, on occasion, uses Gateway Canyons Resort, a retreat in western Colorado owned by the Hendricks family through Hendricks Investment Holdings LLC (“HIH”), for business retreats and corporate events. Gateway Canyons Resort charges us standard rates for these services consistent with their normal business practices. In 2012, we paid Gateway Canyons Resort approximately $421,680 for the use of their facilities.

We entered into an agreement with Experius through which Experius was granted the right to use the trademark “Discovery Retreats” in connection with their experiential knowledge retreats for a period of five years, beginning in November 2010. Under the agreement, Discovery receives royalties of 10% of gross sales (minus third party commissions and credit card fees), with an annual minimum guaranty of $15,000. In 2012, we received $15,000 in connection with this agreement.

In 2010, we entered into a co-production agreement with HIH (through Experius) for the production of a 60-episode broadcast series titled “CURIOSITY.” We pay all production costs and retain editorial control of the program. We also retain all television rights to the Curiosity program series, including licensing rights back to Experius for its use in connection with its lifelong learning business. We began airing the series on Discovery’s channels in August 2011. In 2011, we amended the Curiosity co-production agreement to permit us to provide promotions to “Discovery Retreats” through promotional spots which are aired during telecasts of Curiosity and received in return certain research, technology and content assets from HIH related to a digital book project. Production and promotional costs in connection with this series totaled $8,556,056 in 2012.

Michael J. Donohue, the brother-in-law of John Hendricks, has been employed by Discovery since 1983, shortly after the founding of the Company by Mr. Hendricks in 1982. Mr. Hendricks is our Executive Chairman and a director of Discovery. Mr. Donohue currently serves as Director of Credit and Collections in Discovery’s finance department. For 2012, Mr. Donohue received cash compensation of approximately $257,807 (which includes base salary, incentive compensation under the ICP, and amounts earned upon exercise of stock options). Mr. Donohue participates in Discovery’s employee benefit programs on the same basis as other employees at his level in the Company.

Policy Governing Related Person Transactions

Our current written policies and procedures for the review, approval or ratification of related person transactions and other conflict of interest matters are based on our Guidelines and our Code, which applies to all directors, officers and employees of Discovery. Among other things, the Guidelines provide that when a director has an actual or potential conflict of interest, the director should promptly inform the Chief Executive Officer, the General Counsel and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, or another independent committee of the Board designated by the Board, will resolve any conflict of interest involving a director, the Chief Executive Officer or any other executive officer. No related person transaction may be effected by Discovery without the approval of the Nominating and Corporate Governance Committee or another independent committee designated by the Board.

In evaluating potential related person transactions, the Nominating and Corporate Governance Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the approximate total dollar value of, and extent of the related person’s interest in, the transaction;

•	whether the transaction would be undertaken in our ordinary course of business;

•	whether the transaction is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party; and

•	the purpose of, and potential benefits to the Company of, the transaction.

For purposes of the Guidelines, a “related person transaction” refers to any transaction which Discovery would be required to disclose pursuant to Item 404 of Regulation S-K.

All transactions that would have required the approval of the Nominating and Corporate Governance Committee were reviewed and approved by that committee.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2012, regarding our securities authorized for issuance pursuant to equity compensation plans. Pursuant to these plans, we may issue common stock or stock options, restricted stock, restricted stock units, stock appreciation rights, or other rights to acquire shares of our common stock from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Discovery Communications, Inc. 2005 Incentive Plan (As Amended and Restated Effective September 16, 2008):(1)
Series A common stock	11,420,404	(2)	$28.84	(3)	17,083,024	(4)(5)
Series B common stock	—		—		—
Series C common stock	—		—		—
Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated):(1)
Series A common stock	244,048	(6)	$28.80	(7)	4,671,070	(4)
Series B common stock	—		—		—
Series C common stock	39,383		$15.09		—
Discovery Holding Company Transitional Stock Adjustment Plan (As Assumed by Discovery Communications, Inc.):(1)
Series A common stock	66,860	(8)	$10.75		—
Series B common stock	—		—		—
Series C common stock	66,781	(9)	$10.61		—
Discovery Employee Stock Purchase Plan
Series A common stock	—		—		4,915,568
Equity compensation plans not approved by security holders:	—		—		—
Total	11,837,476		$28.50		26,669,662

(1)	We assumed this equity compensation plan in connection with the transaction in which we became a public company, which was completed in September 2008 (the “Transaction”). Because the Transaction provided for the exchange of securities between us and DHC, which is the predecessor entity to the Company, this plan effectively has been approved by our security holders.

(2)	Includes RSUs and PRSUs.

(3)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs and PRSUs.

(4)	Each plan permits the issuance of stock options, warrants and rights in addition to other forms of equity-based awards to acquire shares of our Series A common stock, Series B common stock, or Series C common stock, subject to a single aggregate limit per plan.

(5)	Includes securities reserved for outstanding stock appreciation rights that will be settled through cash payments. Pursuant to the terms of the plan, such securities are not available for future issuance until such time as the stock appreciation rights are settled through a cash payment, or otherwise forfeited or cancelled.

(6)	Includes stock options, unvested RSUs and vested RSUs as to which settlement has been deferred.

(7)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs.

(8)	Includes shares of common stock related to stock appreciation rights that will be net settled through the issuance of our Series A common stock. The number of shares of common stock issued to settle such stock appreciation rights is determined at the time of exercise based on the amount by which the price of our Series A common stock at the time of exercise exceeds the grant price divided by the price of our Series A common stock at the time of exercise. The number of shares of our Series A common stock was estimated using the closing market price of our Series A common stock on December 31, 2012, which was $63.48.

(9)	Includes shares of common stock related to stock appreciation rights that will be net settled through the issuance of our Series C common stock. The number of shares of common stock issued to settle such stock appreciation rights is determined at the time of exercise based on the amount by which the price of our Series C common stock at the time of exercise exceeds the grant price divided by the price of our Series C common stock at the time of exercise. The number of shares of our Series C common stock was estimated using the closing market price of our Series C common stock on December 31, 2012, which was $63.48.

SECURITY OWNERSHIP INFORMATION OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF DISCOVERY

Security Ownership of Certain Beneficial Owners of Discovery

The following table sets forth information, to the extent known by Discovery or ascertainable from public filings, concerning the beneficial ownership of each person or entity, other than certain of Discovery’s directors and executive officers whose ownership information follows, who owns more than five percent of the outstanding shares of its common stock and preferred stock as of March 4, 2013.

The percentage ownership is based upon 145,340,207 shares of Discovery Series A common stock, 6,549,897 shares of Discovery Series B common stock, 93,580,324 shares of Discovery Series C common stock outstanding as of March 4, 2013, 71,107,312 shares of Series A preferred stock and 48,924,821 shares of Series C preferred stock outstanding on March 4, 2013.

As the holder of Discovery Series A preferred stock, Advance/Newhouse will be entitled to vote, on an as-converted basis, with the holders of Discovery common stock on matters other than the election of common stock directors. With respect to all matters other than the election of common stock directors, the voting percentages represented by the shares included in the table (other than those beneficially owned by Advance/Newhouse) would be significantly lower because Advance/Newhouse, the holder of the Discovery preferred stock, votes with our stock on all other matters. Conversely, the holders of Discovery common stock do not vote in the election of preferred stock directors.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power (%)
Advance/Newhouse	Series A common stock	71,107,312	(1)(2)	32.9	25.2
Programming Partnership	Series C common stock	44,374,821	(1)(2)	32.2	—
5000 Campuswood Drive	Series A preferred stock	71,107,312	(2)	100	100
E. Syracuse, NY 13057	Series C preferred stock	44,374,821	(2)	90.7	—

Advance Programming Holdings, LLC	Series C common stock	4,550,000	(1)(3)	4.6	—
5000 Campuswood Drive E. Syracuse, NY 13057	Series C preferred stock	4,550,000	(3)	9.3	—

BlackRock Inc. 40 East 52nd Street New York, NY 10022	Series A common stock	14,125,441	(4)	9.7	6.7

FMR LLC 82 Devonshire Street Boston, MA 02109	Series A common stock	26,821,981	(5)	18.5	12.7

Harris Associates L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60602	Series C common stock	11,130,329	(6)	11.9	—

State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	Series A common stock	8,857,641	(7)	6.1	4.2

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	Series C common stock	9,907,434	(8)	10.6	—

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	Series A common stock	8,372,355	(9)	5.8	4.0

(1)	Represents shares of Series A common stock and Series C common stock that would be acquired upon conversion of the shares of Series A preferred stock and Series C preferred stock that are currently outstanding.

(2)	Includes 538,701 shares of Series A preferred stock and 581,784 shares of Series C preferred stock that have been deposited into escrow. Advance/Newhouse Programming Partnership (“ANPP”) has the right to vote the shares held in escrow. ANPP is owned 65% by Newhouse Programming Holdings Corp., which is a wholly-owned subsidiary of Newhouse Broadcasting Corporation (“NBCo”) and 35% by Advance Programming Holdings, LLC (“APH”), which is a general partner with NBCo of ANPP. Advance Publications, Inc. (“API”), through its interest in APH, holds an indirect interest in ANPP and Newhouse Family Holdings, L.P. (“NFH”) holds 100% of API’s common shares. NFH disclaims beneficial ownership of the shares of our preferred stock held by ANPP and the shares of our common stock into which the preferred stock is convertible. Advance Long-Term Trust Management Trust (“Advance Long-Term Trust”) is the sole general partner of NFH and also disclaims beneficial ownership of the shares of preferred stock and the shares of our common stock into which the preferred stock is convertible. The trustees of the Advance Long-Term Trust are S.I. Newhouse, Jr. and Donald E. Newhouse, each of whom disclaim beneficial ownership of the shares of preferred stock held by ANPP and the common stock into which the preferred stock is convertible. As trustees, S.I. Newhouse, Jr. and Donald E. Newhouse must act jointly and cannot independently control the trust.

(3)	APH is a general partner with NBCo of ANPP. API, through its interest in APH, holds an indirect interest in ANPP and NFH holds 100% of API’s common shares. NFH disclaims beneficial ownership of the shares of our preferred stock held by ANPP and APH and the shares of our common stock into which the preferred stock is convertible. Advance Long-Term Trust is the sole general partner of NFH and also disclaims beneficial ownership of the shares of preferred stock and the shares of our common stock into which the preferred stock is convertible. The trustees of the Advance Long-Term Trust are S.I. Newhouse, Jr. and Donald E. Newhouse, each of whom disclaim beneficial ownership of the shares of preferred stock held by ANPP and the common stock into which the preferred stock is convertible. As trustees, S.I. Newhouse, Jr. and Donald E. Newhouse must act jointly and cannot independently control the trust.

(4)	The number of shares is based upon Amendment No. 2 to the Schedule 13G filed February 4, 2013 by BlackRock Inc., a parent holding company, on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns 5% or greater of our Series A common stock. BlackRock Inc. is deemed to be the beneficial owner of 14,125,441 shares of our Series A common stock as a result of acting as a parent holding company.

(5)	The number of shares is based upon Amendment No. 6 to the Schedule 13G filed February 14, 2013 by FMR LLC on behalf of its wholly owned subsidiary Fidelity Management & Research Company (“Fidelity”), an investment adviser, with respect to our Series A common stock. Fidelity is deemed to be the beneficial owner of 26,821,981 shares of our Series A common stock as a result of acting as investment adviser.

(6)	The number of shares is based upon Amendment No. 5 to the Schedule 13G filed February 14, 2013 by Harris Associates L.P., an investment adviser, and its general partner, Harris Associates Inc., with respect to our Series C common stock. Harris Associates is deemed to be the beneficial owner of 11,130,329 shares of our Series C common stock as a result of acting as investment adviser.

(7)	The number of shares is based upon the Schedule 13G filed February 11, 2013, by State Street Corporation (“State Street”), a parent holding company. These securities are owned by various individual and institutional investors to which certain subsidiaries of State Street serve as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, State Street is deemed to be a beneficial owner of 8,857,641 shares of our Series A common stock as a result of acting as investment adviser.

(8)	The number of shares is based upon Amendment No. 4 to the Schedule 13G filed February 11, 2013 by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual and institutional investors to which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of 9,907,434 shares of our Series C common stock; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(9)	The number of shares is based upon Amendment No. 1 to the Schedule 13G filed February 11, 2013 by The Vanguard Group, Inc. (“Vanguard”), an investment adviser. Vanguard is deemed to be the beneficial owner of 8,372,355 shares of our Series A common stock as a result of acting as investment adviser. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., both wholly owned subsidiaries of Vanguard, share beneficial ownership of 310,817 and 87,932 of these shares, as a result of serving as investment managers of collective trust accounts and Australian investment offerings, respectfully.

Security Ownership of Discovery Management

The following table sets forth information with respect to the beneficial ownership by each of our executive officers and directors and all of such persons as a group of shares of Discovery Series A common stock, Discovery Series B common stock and Discovery Series C common stock.

The percentage ownership is based upon 145,340,207 shares of Series A common stock, 6,549,897 shares of Series B common stock and 93,580,324 shares of Series C common stock outstanding as of March 4, 2013.

Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days of March 4, 2013 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of Discovery Series B common stock, though convertible on a one-for-one basis into shares of Discovery Series A common stock, is reported as beneficial ownership of Discovery Series B common stock only, and not as beneficial ownership of Discovery Series A common stock, but the voting power of the Discovery Series A and Series B common stock have been aggregated.

The voting percentages in the table represent the power of the holders to vote on the election of directors. The holders of Discovery’s Series A preferred stock are entitled to vote, on an as-converted basis, with the holders of Discovery common stock on matters other than the election of common stock directors. With respect to matters other than the election of directors, the voting percentages represented by the shares included in the table would be significantly lower, because the holders of Discovery preferred stock do not vote in the election of common stock directors. Conversely, the holders of Discovery common stock do not vote in the election of preferred stock directors. The persons indicated below have sole voting power with respect to the shares owned by them, except as otherwise stated in the notes to the table. The address of each person listed below is One Discovery Place, Silver Spring, Maryland 20910.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
John S. Hendricks	Series A	5,361,086	(1)(2)	3.6
Executive Chairman of the Board	Series B	—		—	2.5
	Series C	—		—
David M. Zaslav	Series A	182,418		*
Chief Executive Officer,	Series B	—		—	—
President and Director	Series C	—		—
Andrew C. Warren	Series A	14,443	(2)	*
Senior Executive Vice President and	Series B	—		—	*
Chief Financial Officer	Series C	—		—
Mark G. Hollinger	Series A	221,285	(2)	*
President and Chief Executive Officer,	Series B	—		—	*
Discovery Networks International	Series C	20		*
Bruce L. Campbell	Series A	62,923	(2)	*
Senior Executive Vice President, Chief	Series B	—		—	*
Development Officer and General Counsel	Series C	—		—
Bradley E. Singer	Series A	—		—
Former Senior Executive Vice President	Series B	—		—	—
and Chief Financial Officer	Series C	—		—
John C. Malone	Series A	596,202	(2)(3)(4)	*
Director	Series B	6,093,490	(3)	93.0	29.2
	Series C	3,860,450	(3)(4)	4.1
S. Decker Anstrom	Series A	—		—
Director	Series B	—		—	—
	Series C	—		—
Robert R. Bennett	Series A	150,537	(2)(5)	*
Director	Series B	20	(5)	*	*
	Series C	124,021	(2)(5)	*
Paul A. Gould	Series A	185,329	(2)	*
Director	Series B	87,317		*	*
	Series C	231,761	(2)	*
Robert J. Miron	Series A	19,306	(2)	*
Director	Series B	56		*	*
	Series C	203		*
M. LaVoy Robison	Series A	33,468	(2)	*
Director	Series B	—		—	*
	Series C	14,309	(2)	*
J. David Wargo	Series A	36,267	(2)	*
Director	Series B	—		—	*
	Series C	15,108	(2)	*
Robert R. Beck	Series A	40,915	(2)	*
Director	Series B	11,258		*	*
	Series C	31,949		*
Lawrence S. Kramer	Series A	8,959	(2)	*
Former Director	Series B	—		—	*
	Series C	—		—
Steven A. Miron	Series A	21,536	(2)	*
Director	Series B	—		—	*
	Series C	—		—
All directors and executive	Series A	6,961,748	(2)	4.6
officers as a Group	Series B	6,192,141		94.5	32.0
(18 persons)	Series C	4,277,821	(2)	4.6

*	Less than one percent

(1)	Includes 1,190,930 shares of Series A common stock which have been pledged in support of one or more lines of credit or margin accounts.

(2)	Includes beneficial ownership of shares that may be acquired upon exercise of stock options already vested or exercisable within 60 days of March 4, 2013, in the amounts below:

	Series A	Series C
John S. Hendricks	4,170,156	—
Andrew C. Warren	14,443	—
Mark G. Hollinger	165,902	—
Bruce L. Campbell	36,302	—
John C. Malone	17,159	—
S. Decker Anstrom	—	—
Robert R. Bennett	78,566	61,407
Paul A. Gould	31,168	14,009
Robert J. Miron	17,159	—
M. LaVoy Robison	31,168	14,009
J. David Wargo	29,185	12,026
Robert R. Beck	17,159	—
Lawrence S. Kramer	6,959	—
Steven A. Miron	17,159	—
All directors and executive officers as a group (18 persons)	4,632,485	101,451

(3)	Includes 268,337 shares of Series A common stock, 170,471 shares of Series B common stock and 438,808 shares of Series C common stock held by Mr. Malone’s wife, as to which shares Mr. Malone has disclaimed beneficial ownership.

(4)	Includes 310,706 shares of Series A common stock and 3,421,642 shares of Series C common stock which have been pledged in support of one or more lines of credit or margin accounts.

(5)	Includes 54,913 shares of Series A common stock, 20 shares of Series B common stock and 54,933 shares of Series C common stock owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Discovery executive officers and directors and persons who own more than ten percent of a registered class of Discovery equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to Discovery with respect to its most recent fiscal year, or written representations that no Forms 5 were required, Discovery believes that, during the year ended December 31, 2012, all Section 16(a) filing requirements applicable to Discovery officers, directors and greater than ten percent beneficial owners were complied with.

AVAILABILITY OF ANNUAL REPORT

We filed our Annual Report on Form 10-K/A for the year ended December 31, 2012 with the SEC on February 19, 2013. The Annual Report on Form 10-K/A, including all exhibits, can also be found on our website: www.discoverycommunications.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K/A may be obtained without charge, and paper copies of exhibits to the Annual Report on Form 10-K/A are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of Investor Relations by mail at Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, by telephone at (240)  662-2000 or by email at investor_relations@discovery.com.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2014 annual meeting, any stockholder proposal must be submitted in writing to the attention of the Corporate Secretary at Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, by the close of business on December 4, 2013. Our bylaws require that Discovery be given advance written notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in Discovery’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Corporate Secretary must receive such notice at the address noted above not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, the Corporate Secretary must receive such notice not earlier than the 100th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Assuming that the 2014 Annual Meeting of Stockholders is held between April 15, 2014 and July 14, 2014 (as it is expected to be), in order to comply with the time periods set forth in Discovery’s bylaws, appropriate notice would need to be provided to the Corporate Secretary at the address noted above no earlier than February 14, 2014 and no later than March 16, 2014. If a stockholder fails to provide timely notice of a proposal to be presented at the 2014 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of Discovery will have discretionary authority to vote on any such proposal which may come before the meeting.

Discovery’s bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Corporate Secretary for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our restated charter, our bylaws and Delaware law.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Discovery stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice, annual report or proxy statement mailed to you, please submit a request to our Corporate Secretary at the address noted above or call our Investor Relations department at (240) 662-2000, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice that was sent to you. You can also contact our Investor Relations department at the telephone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

SOLICITATION BY THE BOARD; EXPENSES OF SOLICITATION

Our Board has sent you this proxy statement. We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone, in writing or in person. We will reimburse brokers and nominees who hold shares in their names for their reasonable out-of-pocket expenses to furnish proxy materials to the beneficial owners of such shares.

By Order of the Board of Directors,

Stephanie D. Marks

Corporate Secretary

April 2, 2013

Appendix A

DISCOVERY COMMUNICATIONS, INC.

2013 INCENTIVE PLAN

(As Submitted to the Board of Directors on January 30, 2013)

ARTICLE I

PURPOSE AND AMENDMENT OF PLAN

1.1 Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby (i) eligible employees of the Company and its Subsidiaries and (ii) independent contractors providing services to the Company and its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in (i) attracting Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company and its Subsidiaries.

1.2 Adoption of Plan. The Plan was approved by the Company’s Board of Directors on January 30, 2013 and by the stockholders of the Company on [May 14, 2013] (the “Shareholder Approval Date”). It replaces the Company’s 2005 Incentive Plan (the “2005 Plan”) with respect to grants made after the Shareholder Approval Date, and the Company will not make additional grants under the 2005 Plan after such date.

ARTICLE II

DEFINITIONS

2.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Agreement” means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, stock units agreement, cash award agreement or an agreement evidencing another type of equity-based Award, or more than one type of Award, as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.

“Award” means a grant of Options, SARs, Restricted Shares, Restricted Stock Units, Performance Awards, Cash Awards, or Other Stock-Based Awards.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Cash Award” means an Award made pursuant to Section 10.1 of the Plan to a Holder that is paid solely on account of the attainment of one or more Performance Objectives that have been preestablished by the Committee.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the Compensation Committee (or another committee) of the Board (or a subcommittee of such committee) appointed pursuant to Section 3.1 to administer the Plan.

“Common Stock” means each or any (as the context may require) series of the Company’s common stock.

“Company” means Discovery Communications, Inc., a Delaware corporation.

“Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Distribution Date” means the date on which Discovery Holding Company ceased to be a wholly-owned subsidiary of Liberty Media Corporation, a Delaware corporation.

“Dividend Equivalents” means, with respect to Restricted Stock Units, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof)

which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.

“Domestic Relations Order” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

“Effective Date” means [May 14, 2013], the date on which the Plan originally becomes effective.

“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a share of any series of Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day, or the Committee can, in its sole discretion, use averages or weighted averages either on a daily basis or such longer period as complies with Code Section 409A. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Free Standing SAR” has the meaning ascribed thereto in Section 7.1.

“Holder” means a person who has received an Award under the Plan that has not been fully satisfied or terminated.

“Nonqualified Stock Option” means a stock option granted under Article VI.

“Option” means a Nonqualified Stock Option.

“Performance Award” means an Award made pursuant to Article X of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Discovery Communications, Inc. 2013 Incentive Plan.

“Restricted Shares” means shares of any series of Common Stock awarded pursuant to Article VIII.

“Restricted Stock Unit Awards” has the meaning ascribed thereto in Section 9.1.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares or Restricted Stock Units and ending on the Vesting Date with respect to such Award.

“Retained Distribution” has the meaning ascribed thereto in Section 8.1.

“SARs” means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Tandem SAR” has the meaning ascribed thereto in Section 7.1

“Vesting Date,” with respect to any Restricted Shares or Restricted Stock Units awarded hereunder, means the date on which such Restricted Shares or Restricted Stock Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares pursuant to Article VIII or of Restricted Stock Units pursuant to Article IX. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

3.1 Committee. The Plan shall be administered by the Committee. The Committee shall be comprised of not less than two Persons. The Board or committee of the Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.2 Powers. The Committee shall have full power and authority to grant Awards to eligible persons, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

3.3 Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares; Award Limits. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 40 million shares.

Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan that shall be exercised for cash, and (iii) any Award of Restricted Shares or Restricted Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan. Notwithstanding the foregoing, (i) in the case of the exercise of a SAR for shares, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise; (ii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise ) to the Company by a Holder to (I) purchase shares of Common Stock upon the exercise of an Award or (II) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iii) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards. Except for Awards described in Section 4.3 or 11.1, no person may be granted in any calendar year Awards covering more than six million shares of Common Stock (as such amount may be adjusted from time to time as provided in Section 4.2). No person shall be awarded Cash Awards during any calendar year that are designed to pay out in excess of $10,000,000 per calendar year covered by the Cash Award.

4.2 Adjustments. If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 11.1(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in such manner as the Committee, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all shares of any series of Common Stock are redeemed, then each outstanding Award shall be adjusted to substitute for the shares of such series of Common Stock subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of Common Stock and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

4.3 Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4.1.

ARTICLE V

ELIGIBILITY

5.1 General. The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such persons who are employees (including officers) of or independent contractors providing services to the Company or its Subsidiaries as the Committee shall select. Awards may be made to employees or independent contractors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

5.2 Ineligibility. No member of the Committee, while serving as such, shall be eligible to receive an Award.

ARTICLE VI

STOCK OPTIONS

6.1 Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible persons to be granted Options, the time when each Option shall be granted to such eligible persons, the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.

6.2 Option Price. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.

6.3 Term of Options. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement.

6.4 Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part.

6.5 Manner of Exercise.

(a) Form of Payment. An Option shall be exercised by notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 11.9 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) whole shares of any series of

Common Stock (whether by delivery or attestation), (iv) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vi) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

(b) Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(c) Issuance of Shares. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 11.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

6.6 Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 4.2): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4.3) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then- current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 11.1(b), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

ARTICLE VII

SARS

7.1 Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the shares of Common Stock subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible employee (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

7.2 Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Tandem SAR was so exercised.

7.3 Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Free Standing SAR was granted on the date of exercise over the base price per share of such Free Standing SAR.

7.4 Consideration. The consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR) or cash equivalent thereto, as determined by the Committee and provided in the applicable Agreement. No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically on its expiration date.

7.5 Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

7.6 Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

7.7 Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 4.2): (1) amend any outstanding SAR granted under the Plan to provide a base price per share that is lower than the then-current base price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4.3) covering the same or a different number of shares of Common Stock and having a base price per share lower than the then-current base price per share of the cancelled stock appreciation right, (3) cancel in exchange for a cash payment any outstanding SAR with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 11.1(b), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.

ARTICLE VIII

RESTRICTED SHARES

8.1 Grant. Subject to the limitations of the Plan, the Committee shall designate those eligible persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Shares (“Retained Distributions”) shall be paid to the Holder only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Retained Distributions will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

8.2 Issuance of Restricted Shares. When shares of the applicable series of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

8.3 Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares and to exercise all other rights, powers and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; except, that , unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or his or her interest in any of them during the Restriction Period; and (iv) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares with respect thereto.

8.4 Cash Payments. In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

8.5 Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares and Retained Distributions that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Shares and Retained Distributions that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code.

ARTICLE IX

RESTRICTED STOCK UNITS

9.1 Grant. In addition to granting Awards of Options, SARs and Restricted Shares, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible persons Awards of Restricted Stock Units which may be in the form of shares of any specified series of Common Stock or units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, Awards of Restricted Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its discretion, which need not be identical for each Award. The terms of each Award need not be identical, and the Board need not treat Holders uniformly. The determinations made by the Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.

9.2 Rules. The Committee may, in its discretion, establish any or all of the following rules for application to an Award of Restricted Stock Units:

(a) Any shares of Common Stock which are part of an Award of Restricted Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award.

(b) Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Restricted Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

(c) Awards of Restricted Stock Units may provide for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of dividend equivalent amounts with respect to the number of shares of Common Stock covered by the Award, and elections by the employee to defer payment of the Award or the lifting of restrictions on the Award, if any, provided that any such deferrals shall comply with the requirements of Section 409A of the Code. Restricted Stock Units shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Stock Units, in each case until Awards have paid out in shares of Common Stock after the end of the Restriction Period.

(d) Dividend Equivalents. The Awards of Restricted Stock Units may provide Holders with the right to receive Dividend Equivalents. Dividend Equivalents may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

(e) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Restricted Stock Unit Award was made subject at the time of grant.

ARTICLE X

CASH AWARDS, OTHER STOCK-BASED AWARDS, AND PERFORMANCE AWARDS

10.1 Cash Awards. In addition to granting Options, SARs, Restricted Shares, Restricted Stock Units, or Other Stock-Based Awards, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 10.1 shall be specified in the applicable Agreement.

10.2 Other Stock-Based Awards. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock, may be granted hereunder to Holders (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Holder is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board or the Committee may determine. Subject to the provisions of the Plan, the Board or the Committee shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

10.3 Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares, Restricted Stock Units, or Other Stock-Based Awards as a Performance Award. All Cash Awards shall be designated as Performance Awards.

10.4 Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; audience metrics (such as program ratings, web impressions, and subscribers); earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); economic value added; market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, adjusted operating income before depreciation and amortization, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Holder and may be different for different Awards; (ii) may be particular to a Holder or the department, branch, line of business, subsidiary or other unit in which the Holder works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board or the Committee may determine.

10.5 Section 162(m) of the Code. Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

10.6 Waiver of Performance Objectives. The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Agreement provides for such discretion.

ARTICLE XI

GENERAL PROVISIONS

11.1 Acceleration of Awards.

(a) Death or Disability. If a Holder’s employment shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, each such Award of Restricted Stock Units and any unpaid Dividend Equivalents shall become vested in full.

(b) Approved Transactions; Board Change; Control Purchase.

In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, each such Award of Restricted Stock Units shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. The effect, if any, on a Cash Award or Other Stock-Based Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the Holders cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the purchase price of the Options or the base price of the SARs, as applicable.

No action pursuant to this Section 11.1(b) shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

11.2 Termination of Employment.

(a) General. If a Holder’s employment shall terminate prior to an Option’s or SAR’s becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Restricted Stock Units, then such Option or SAR shall thereafter become or be exercisable, such Restricted Stock Units to the extent vested shall thereafter be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and related cash amounts and any such unvested Restricted Stock Units shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s employment for “cause” will be treated in accordance with the provisions of Section 11.2(b). The effect on a Cash Award or Other Stock-Based Award of the termination of a Holder’s employment for any reason, other than for Cause, shall be prescribed in the applicable Agreement.

(b) Termination for Cause. If a Holder’s employment with the Company or a Subsidiary of the Company shall be terminated by the Company or such Subsidiary for “cause” during the Restriction Period with respect to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting or complete exercise of any Restricted Stock Unit or the payment in full of any Cash Award (for these purposes, “cause” shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity, then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unvested or unexercised Restricted Stock Units and all unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately. The Committee may determine retroactively, within one year after employment ends, that the Company had “cause” for termination of a Holder who has ceased to be employed and may forfeit any still outstanding Awards.

(c) Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company.

11.3 Right of Company to Terminate Employment. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary of the Company.

11.4 Nonalienation of Benefits; Nontransferability of Awards. Except as set forth below, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and, during the life of the Holder, shall be exercisable only by the Holder; provided, however, that the Board or the Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Holder to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Holder and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Holder, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11.4 shall be deemed to restrict a transfer to the Company.

11.5 Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. Any such documentation may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 11.7(b).

11.6 Designation of Beneficiaries. Each person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

11.7 Termination and Amendment.

(a) General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

(b) Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, materially adversely affect the rights of such person with respect to such Award, except as otherwise permitted by Section 11.18. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder, or as otherwise permitted under Section 11.18, and subject to the terms and conditions of the Plan (including Section 11.7(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 11.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

11.8 Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Common Stock that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

11.9 Withholding. The Company’s obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Stock Units or Other Stock-Based Awards or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid in shares of the applicable series of Common

Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

If provided for in an Award or approved by the Board or the Committee in its sole discretion, a Holder may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

11.10 Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

11.11 Treatment with Respect to Other Benefit Programs. By acceptance of an Award, unless otherwise provided in the applicable Agreement or required by law, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.

11.12 Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no employee shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company and any Subsidiary of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however , that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

11.13 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

11.14 Accounts. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.9.

11.15 Legends. Each certificate evidencing shares of Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

11.16 Company’s Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

11.17 Interpretation. The words “include,” “includes,” “included” and “including” to the extent used in the Plan shall be deemed in each case to be followed by the words “without limitation.”

11.18 Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Holder pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Holder is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Holder (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Holder during the period between the date of separation from service and the New Payment Date shall be paid to the Holder in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Holder or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

11.19 Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Holders within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Holders in any jurisdiction which is not the subject of such supplement.

11.20 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Holder, former Holder, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

DISCOVERY COMMUNICATIONS, INC. ONE DISCOVERY PLACE SILVER SPRING, MD 20910

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M55706-P34438 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DISCOVERY COMMUNICATIONS, INC.			For	Withhold	For All	To withhold authority to vote for any individual
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote On Directors			☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	Paul A. Gould
	02)	John S. Hendricks
	03)	M. LaVoy Robison

Vote On Proposals							For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery Communications, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2013.						☐	☐	☐

3.	Approval of the 2013 Stock Incentive Plan.						☐	☐	☐

4.	By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 AND 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M55709-P34438

DISCOVERY COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2013

The stockholder(s) hereby appoint(s) Bruce L. Campbell and Eugenia Collis, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Common Stock or Series B Common Stock of Discovery Communications, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 14, 2013, at Discovery’s offices located at One Discovery Place, Silver Spring, Maryland 20910, and any adjournment or postponement thereof. Directions to the Annual Meeting are available by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR ITEMS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DISCOVERY COMMUNICATIONS, INC. ONE DISCOVERY PLACE SILVER SPRING, MD 20910

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M55708-P34438 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DISCOVERY COMMUNICATIONS, INC.			For	Withhold	For All	To withhold authority to vote for any individual
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote On Directors			☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	S. Decker Anstrom
	02)	Robert J. Miron
	03)	Steven A. Miron

Vote On Proposals							For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery Communications, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2013.						☐	☐	☐

3.	Approval of the 2013 Stock Incentive Plan.						☐	☐	☐

4.	By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 AND 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M55707-P34438

DISCOVERY COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2013

The stockholder(s) hereby appoint(s) Bruce L. Campbell and Eugenia Collis, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Preferred Stock of Discovery Communications, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 14, 2013, at Discovery’s offices located at One Discovery Place, Silver Spring, Maryland 20910, and any adjournment or postponement thereof. Directions to the Annual Meeting are available by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR ITEMS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE